                                                                    EXHIBIT 10.3

                           FIRST AMENDED AND RESTATED
                         RECEIVABLES TRANSFER AGREEMENT
                                  by and among

          PARK AVENUE RECEIVABLES CORPORATION, as an Initial Purchaser

                                       and

              FAIRWAY FINANCE CORPORATION, as an Initial Purchaser,


                                       and

                                RTR FUNDING LLC,
                                 as Transferor,

                                       and

                            TRANSMEDIA NETWORK INC.,
                                individually and
                                  as Servicer,

                                       and

                       THE SEVERAL FINANCIAL INSTITUTIONS
                                  PARTY HERETO
                               FROM TIME TO TIME,
                             as APA Bank Purchasers,

                                       and

                          FRANK FELIX ASSOCIATES, LTD.,
                              as Back-up Servicer,

                                       and

                            THE CHASE MANHATTAN BANK,
               as Administrative Agent and as Successor Servicer,

                                       and

                          THE SEVERAL AGENT BANKS PARTY
                   HERETO FROM TIME TO TIME, as Funding Agents


                            Dated as of May 17, 2001

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                                TABLE OF CONTENTS

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                                TABLE OF CONTENTS

ARTICLE I        DEFINITIONS.............................................................................1

         SECTION 1.1      Certain Defined Terms..........................................................1
         SECTION 1.2      Other Terms....................................................................1
         SECTION 1.3      Computation of Time Periods....................................................2


ARTICLE II       PURCHASES AND SETTLEMENTS...............................................................2

         SECTION 2.1      Facility.......................................................................2
         SECTION 2.2      Transfers; Certificates; Eligible Receivables..................................2
         SECTION 2.3      Selection of Tranche Periods and Tranche Rates.................................6
         SECTION 2.4      PARCO Discount, Fairway Discount, Fees and Other Costs and Expenses............7
         SECTION 2.5      Non-Liquidation Settlement and Reinvestment Procedures.........................8
         SECTION 2.6      Liquidation Settlement Procedures.............................................10
         SECTION 2.7      Fees..........................................................................12
         SECTION 2.8      Protection of Ownership Interest of the Initial Purchasers and the APA
                          Bank Purchasers...............................................................12
         SECTION 2.9      Deemed Collections; Dilution Adjustments; Application of Payments.............14
         SECTION 2.10     Payments and Computations, Etc................................................14
         SECTION 2.11     Reports.......................................................................15
         SECTION 2.12     Collection Account; RTR Funding Account.......................................15
         SECTION 2.13     Right of Setoff...............................................................16
         SECTION 2.14     Sharing of Payments, Etc......................................................17
         SECTION 2.15     Broken Funding................................................................17
         SECTION 2.16     Conversion and Continuation of Outstanding Tranches Funded by the APA Bank
                          Purchasers....................................................................18
         SECTION 2.17     Illegality....................................................................18
         SECTION 2.18     Inability to Determine Eurodollar Rate........................................19
         SECTION 2.19     Extension of Commitment Expiry Date...........................................20


ARTICLE III      REPRESENTATIONS AND WARRANTIES.........................................................20

         SECTION 3.1      Representations and Warranties of the Transferor..............................20
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                            TABLE OF CONTENTS(cont'd)

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         SECTION 3.2      Reaffirmation of Representations and Warranties by the Transferor.............24
         SECTION 3.3      Representations and Warranties of the Servicer and the Back-up Servicer.......24
         SECTION 3.4      Representations and Warranties of the Successor Servicer......................25


ARTICLE IV       CONDITIONS PRECEDENT...................................................................26

         SECTION 4.1      Conditions to Effectiveness...................................................26
         SECTION 4.2      Conditions to each Transfer...................................................31


ARTICLE V        COVENANTS..............................................................................32

         SECTION 5.1      Affirmative Covenants of Transferor...........................................32
         SECTION 5.2      Negative Covenants of the Transferor..........................................39
         SECTION 5.3      Covenants of the Servicer.....................................................41
         SECTION 5.4      Negative Covenants of the Servicer............................................42
         SECTION 5.5      Covenants of the Back-up Servicer and the Successor Servicer..................43


ARTICLE VI       ADMINISTRATION AND COLLECTIONS.........................................................44

         SECTION 6.1      Appointment of Servicer.......................................................44
         SECTION 6.2      Duties of Servicer............................................................45
         SECTION 6.3      Rights After Designation of New Servicer......................................48
         SECTION 6.4      Servicer Default..............................................................48
         SECTION 6.5      Responsibilities of the Transferor and each Seller............................50
         SECTION 6.6      Collection Procedures.........................................................50
         SECTION 6.7      Servicer Indemnification of Indemnified Parties...............................50
         SECTION 6.8      Maintenance of Property; Insurance............................................51
         SECTION 6.9      Duties of the Back-Up Servicer................................................51
         SECTION 6.10     Grant of License..............................................................52
         SECTION 6.11     Successor Servicer Liability..................................................52


ARTICLE VII      INDEMNIFICATION; EXPENSES; RELATED MATTERS.............................................53

         SECTION 7.1      Indemnities by the Transferor.................................................53
         SECTION 7.2      Indemnity for Reserves and Expenses...........................................56
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                                       ii

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                            TABLE OF CONTENTS (cont'd)

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         SECTION 7.3      Indemnity for Taxes...........................................................58
         SECTION 7.4      Other Costs, Expenses and Related Matters.....................................59


ARTICLE VII      I......................................................................................61


ARTICLE VIII     TERMINATION EVENTS.....................................................................61

         SECTION 8.1      Termination Events............................................................61
         SECTION 8.2      Remedies Upon the Occurrence of a Termination Event or a Potential
                          Termination Event.............................................................63


ARTICLE IX       THE ADMINISTRATIVE AGENT...............................................................63

         SECTION 9.1      Appointment...................................................................63
         SECTION 9.2      Delegation of Duties..........................................................64
         SECTION 9.3      Exculpatory Provisions........................................................64
         SECTION 9.4      Reliance by Administrative Agent..............................................65
         SECTION 9.5      Action Upon Events of Termination and Servicer Defaults, Reports and Notices..65
         SECTION 9.6      Non-Reliance on Administrative Agent..........................................66
         SECTION 9.7      Indemnification...............................................................66
         SECTION 9.8      Successor Administrative Agent................................................66


ARTICLE X        MISCELLANEOUS..........................................................................67

         SECTION 10.1     Term of Agreement.............................................................67
         SECTION 10.2     Waivers; Amendments...........................................................67
         SECTION 10.3     Notices.......................................................................68
         SECTION 10.4     Governing Law; Submission to Jurisdiction; Integration........................71
         SECTION 10.5     Severability; Counterparts....................................................71
         SECTION 10.6     Successors and Assigns........................................................71
         SECTION 10.7     Confidentiality...............................................................72
         SECTION 10.8     No Bankruptcy Petition Against the Initial Purchasers.........................74
         SECTION 10.9     Limited Recourse..............................................................74
         SECTION 10.10    Characterization of the Transactions Contemplated by the Agreement............74
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                                       iii

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                            TABLE OF CONTENTS (cont'd)

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         SECTION 10.11    Waiver of Setoff..............................................................75
         SECTION 10.12    Agent Conflict Waiver.........................................................75
         SECTION 10.13    Liability of Funding Agents...................................................76
         SECTION 10.14    Tax Treatment.................................................................76
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                                       iv

                               EXHIBITS AND ANNEX

EXHIBIT A          Form of Contract

EXHIBIT B          Restaurant Guidelines

EXHIBIT C          List of Lock-Box Banks and Accounts

EXHIBIT D          Form of Lock-Box Agreement

EXHIBIT E          Form of Settlement Report

EXHIBIT F          Form of Weekly Report

EXHIBIT G          Form of Daily Report

EXHIBIT H          Form of Transfer Certificate

EXHIBIT I          List of Transferor's Actions and Suits

EXHIBIT J          List of Servicer's and Back-up Servicer's Actions and Suits

EXHIBIT K          Location of Records; Jurisdiction of Formation

EXHIBIT L          List of Subsidiaries, Divisions and Tradenames

EXHIBIT M          Form of Secretary's Certificate

EXHIBIT N          Agreed Upon Procedures

EXHIBIT O          Processing and Collection Policies

EXHIBIT P          Form of Transfer Supplement

Annex X            Schedule of Definitions

Schedule I         List of Equipment and Software

Schedule II        List of Tradenames, Trademarks and Service Marks

Schedule II-A      List of Tradenames, Trademarks and Service Marks

Schedule III List of Initial Purchasers, APA Bank Purchasers, Funding Agents, Facility Limit, Purchase Limits, and Commitments

                           FIRST AMENDED AND RESTATED
                         RECEIVABLES TRANSFER AGREEMENT

                FIRST AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), dated as of May 17, 2001, by and among RTR FUNDING LLC, a Delaware corporation, as transferor (in such capacity, the "Transferor"), TRANSMEDIA NETWORK INC., a Delaware corporation, individually ("TMN") and as Servicer (in such capacity, the "Servicer"), FRANK FELIX ASSOCIATES, LTD., a New Jersey corporation, as Back-up Servicer (the "Back-up Servicer"), PARK AVENUE RECEIVABLES CORPORATION, a Delaware corporation ("PARCO"), FAIRWAY FINANCE CORPORATION, a Delaware corporation ("Fairway" and together with PARCO, the "Initial Purchasers"), the several financial institutions set forth opposite the name of PARCO and Fairway on Schedule III (collectively, the "APA Bank Purchasers"), the agent set forth opposite the name of each Initial Purchaser on
Schedule III and its permitted successors and assigns (in such capacity, the "Funding Agent" with respect to each Initial Purchaser), THE CHASE MANHATTAN BANK, a New York state banking corporation ("Chase"), as administrative agent (in such capacity the "Administrative Agent") and as successor servicer (in such capacity, the "Successor Servicer"). This Agreement amends and restates that certain Receivables Transfer Agreement, dated as of December 30, 1999, by and among the Transferor, TMN, individually and as Servicer, PARCO, the PARCO Funding Agent and the Successor Servicer.

                             PRELIMINARY STATEMENTS

                WHEREAS, the Transferor has sold and may in the future desire to sell, convey, transfer and assign, from time to time, undivided percentage interests in certain rights to receive, arrear sales, membership fees and related assets, and the Initial Purchasers may desire to, and the APA Bank Purchasers, if requested by their respective Initial Purchasers, shall, accept such sale, conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

                NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                SECTION 1.1 Certain Defined Terms. Capitalized terms used herein shall have the meanings assigned to such terms in, or incorporated by reference into, Annex X attached hereto, which Annex X is incorporated by reference herein.

                SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, consistently applied. All terms used in Article 9 of the Relevant UCC, and not specifically defined herein, are used herein as defined in such Article 9.

                SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date."

                                   ARTICLE II

                            PURCHASES AND SETTLEMENTS

                SECTION 2.1 Facility. Upon the terms and subject to the conditions set forth herein and in the other Transaction Documents prior to the Termination Date, (x) the Transferor may, at its option, sell, convey, transfer and assign to the Administrative Agent on behalf of the Active Purchasers and
(y) the Administrative Agent may, on behalf of the Initial Purchasers and acting at the direction of each such Initial Purchaser (or its related Funding Agent), respectively (prior to the occurrence of an Initial Purchaser Termination Event with respect to each such Initial Purchaser), and the Administrative Agent shall, on behalf of the APA Bank Purchasers in any Purchaser Group (following the occurrence of an Initial Purchaser Termination Event with respect to the related Initial Purchaser in such Purchaser Group or in the event such related Initial Purchaser elects not to accept such sale, conveyance, transfer and assignment subject, in the case of the PARCO APA Banks, to Section 2.2 of the PARCO Asset Purchase Agreement and, in the case of the Fairway APA Banks, subject to all of the provisions and restrictions set forth herein and in the other Transaction Documents), accept such sale, conveyance, transfer and assignment from the Transferor of, in either case, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with the related Contract, Related Security, Collections and Proceeds with respect thereto, from time to time. Pursuant to Section 9.1 of this Agreement, the Administrative Agent shall act as agent on behalf of the Initial Purchasers, the APA Bank Purchasers, and the Funding Agents, as applicable, with respect to such undivided percentage ownership interest, including but not limited to acting as a secured party hereunder on behalf of the Initial Purchasers, the APA Bank Purchasers and the Funding Agents. By accepting any sale, conveyance, transfer and assignment hereunder, none of the Administrative Agent, nor the Initial Purchasers, nor the APA Bank Purchasers, nor any Funding Agent assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the Sellers.

                SECTION 2.2 Transfers; Certificates; Eligible Receivables.

                        (a) Incremental Transfers. Upon the terms and subject to the conditions set forth herein and in the other Transaction Documents prior to the Termination Date, (x) the Transferor may, at its option from time to time on a Weekly Settlement Report Date, sell, convey, transfer and assign to the Administrative Agent on behalf of the Active Purchasers and (y) the Administrative Agent may, on behalf of the Initial Purchasers and acting at the direction of each such Initial Purchaser (or its related Funding Agent), respectively (prior to the occurrence of an Initial Purchaser Termination Event with respect to each such Initial Purchaser), and the Administrative

        Agent shall, on behalf of the APA Bank Purchasers in any Purchaser Group (following the occurrence of a Initial Purchaser Termination Event with respect to the related Initial Purchaser in such Purchaser Group or in the event such related Initial Purchaser elects not to accept such sale, conveyance, transfer and assignment, subject in the case of the PARCO APA Banks, to Section 2.2 of the PARCO Asset Purchase Agreement), accept such sale, conveyance, transfer and assignment from the Transferor of, in either case, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with the related Contract, Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer"); provided that after giving effect to each Incremental Transfer, (A) the Aggregate Net Investment shall not exceed the Facility Limit; (B) in the case of PARCO and the PARCO APA Banks, the aggregate outstanding PARCO Facility Net Investment shall not exceed the PARCO Purchase Limit, (C) in the case of Fairway and the Fairway APA Banks, the aggregate outstanding Fairway Net Investment shall not exceed the Fairway Purchase Limit and (D) the Fairway Net Investment shall be equal to the PARCO Net Investment; and, provided further, that the conditions set forth in Section 4.2 shall have been satisfied before giving effect to any such Incremental Transfer.

                The Transferor shall, by notice to the Administrative Agent and each Funding Agent given by telecopy, offer to sell, convey, transfer and assign to the Active Purchasers undivided percentage ownership interests in the Receivables, related Contracts, Related Security, Collections and Proceeds with respect thereto not later than 1:00 p.m. (New York time) (i) prior to the occurrence of an Initial Purchaser Termination Event, if the Transferor requests a CP Tranche(s), two (2) Business Days prior to the proposed date of any Incremental Transfer, (ii) after the occurrence of an Initial Purchaser Termination Event or in the event an Initial Purchaser elects not to accept such sale, conveyance, transfer and assignment, if the Transferor requests a BR Tranche(s) from the APA Bank Purchasers, on the Business Day prior to the proposed date of any Incremental Transfer, and (iii) after the occurrence of an Initial Purchaser Termination Event or in the event an Initial Purchaser elects not to accept such sale, conveyance, transfer and assignment, if the Transferor requests that any portion of the Aggregate Net Investment related to such Incremental Transfer is to be allocated by the APA Bank Purchasers to a Eurodollar Tranche, three (3) Business Days prior to the proposed date of any Incremental Transfer. Upon receipt of funds from the related Initial Purchaser or APA Bank Purchasers, as applicable, the Funding Agents will make such funds available to the Transferor by 4:00 p.m. (New York time) on the proposed date of any Incremental Transfer. Each such notice shall specify (x) the amount of the proposed increase to the Aggregate Net Investment; (y) the desired Transfer Price (which shall be at least $1,000,000 for each Purchaser Group or integral multiples of $100,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit; and (z) the desired date of such Incremental Transfer. Upon its receipt of notice thereof from the Transferor, each applicable Funding Agent will promptly notify the applicable Initial Purchasers and/or the applicable APA Bank Purchasers, as applicable, of the applicable Funding Agent's receipt of any request for an Incremental Transfer to be made to such Person. At its option, each Initial Purchaser shall accept or reject any such offer by notice given to the Transferor, the Administrative Agent and the applicable Funding Agent by telephone or telecopy.

                Each request for an Incremental Transfer shall be made by the Transferor to each Purchaser Group, ratably, as applicable, in accordance with the applicable Purchase Limit of each such Purchaser Group.

                Each notice of proposed Transfer shall be irrevocable and binding on the Transferor, and the Transferor shall indemnify the Administrative Agent, the Initial Purchasers and the APA Bank Purchasers against any loss or expense reasonably incurred by the Administrative Agent, the Initial Purchasers, the PARCO APA Banks and the Fairway APA Banks, either directly or indirectly, as a result of any failure by the Transferor to complete such Incremental Transfer, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the Administrative Agent, the Initial Purchasers, the PARCO APA Banks and the Fairway APA Banks, either directly or indirectly, by reason of the liquidation or reemployment of funds acquired by the Initial Purchasers, the PARCO APA Banks or the Fairway APA Banks (including, without limitation, funds obtained by issuing Commercial Paper or promissory notes, obtaining deposits as loans from third parties and reemployment of funds) for the Initial Purchasers, the PARCO APA Banks or the Fairway APA Banks, as applicable, to fund such Incremental Transfer.

                On the date of the initial Incremental Transfer the Administrative Agent shall deliver written confirmation to the Transferor of the cash portion of the Transfer Price (as provided by the Funding Agents). On the date of the initial Incremental Transfer, the Transferor shall deliver to the Administrative Agent (and the Administrative Agent shall deliver to each applicable Funding Agent) the Transfer Certificate in the form of Exhibit H hereto (the "Transfer Certificate"). The Administrative Agent shall indicate the amount of the initial Incremental Transfer allocated to each applicable Initial Purchaser or APA Bank Purchaser, as the case may be, together with the date thereof on the grid attached to the Transfer Certificate. On the date of each subsequent Incremental Transfer, the Administrative Agent shall send written confirmation to the Transferor of the cash portion of the Transfer Price (as provided by the Funding Agents). As provided by each Funding Agent to the Administrative Agent, the Administrative Agent shall record on the grid attached to the Transfer Certificate or record in a similar manner on its administrative system the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Aggregate Net Investment, PARCO Facility Net Investment, and Fairway Net Investment (each as reported by each respective Funding Agent). The Transfer Certificate shall evidence the Incremental Transfers; provided, however, that the failure of the Administrative Agent to so evidence any Incremental Transfer shall not affect the validity of any Incremental Transfer. Following each Incremental Transfer, each Funding Agent shall deposit to the Transferor's account at the location indicated in Section
10.3 hereof, in immediately available funds, an amount equal to the cash portion (as provided on such date by the related Purchaser) of the Transfer Price for such Incremental Transfer made to the Initial Purchasers or the APA Bank Purchasers, as applicable.

                        (b) Reinvestment Transfers. Upon the terms and subject to the conditions set forth herein and in the other Transaction Documents, on each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, subject to the immediately succeeding sentence, (i) the Transferor hereby agrees to sell, convey, transfer and assign to the Administrative Agent, on behalf of the Active Purchasers, and (ii) the Administrative Agent, on behalf of the Active Purchasers shall (subject, in the case of any PARCO APA Bank Purchaser, to Section 2.2 of the PARCO Asset Purchase Agreement) agree to purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available in the RTR Funding Account for such reinvestment Transfer in accordance with Section 2.5 hereof. In the case of any reinvestment Transfer on behalf of any Initial Purchaser, if such Initial Purchaser (a "Declining Conduit Purchaser") has provided notice (a "Declining Notice") to its Funding Agent, the Administrative Agent and the Servicer that an Initial Purchaser Termination Event has occurred with respect to such Initial Purchaser or that such Initial Purchaser no longer wishes Collections with respect to any portion of the Aggregate Net Investment funded or maintained by it to be reinvested, then such Initial Purchaser's percentage of such remaining Collections shall not be reinvested and shall instead be held in trust for the benefit of such Initial Purchaser and deposited into the Collection Account and shall on the next succeeding Settlement Date be paid to the applicable Funding Agent for the benefit of any such Declining Conduit Purchaser to reduce the portion of the Aggregate Net Investment attributable to such Initial Purchaser; provided, that solely for the purpose of determining any such Declining Conduit Purchaser's ratable share of such Collections, such Initial Purchaser's portion of the Aggregate Net Investment shall be deemed to remain constant from the date of the provision of the Declining Notice until the date such Initial Purchaser's portion of the Aggregate Net Investment has been paid in full; it being understood that on and after the Termination Date or on and after the occurrence and continuation of a Termination Event or a Potential Termination Event, such Declining Conduit Purchaser's portion of the Net Investment shall be recalculated taking into account amounts received by such Initial Purchaser in respect of this sentence and thereafter Collections shall be set aside pursuant to Section 2.6 for such Initial Purchaser ratably with each other Purchaser hereunder and applied pursuant to Section 2.6 in respect of its portion of the Net Investment (as so recalculated); provided, however, that notwithstanding anything in this paragraph to the contrary, each of the parties hereto hereby agree that the portion of the Aggregate Net Investment funded or maintained by the Purchasers in the Fairway Purchaser Group shall at all times be equal to the portion of the Aggregate Net Investment funded or maintained by the Purchasers in the PARCO Purchaser Group. The Transferor agrees to maintain, at all times prior to the Termination Date, a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor.

                        (c) All Transfers. Subject to the terms and conditions set forth herein and in the other Transaction Documents, each Transfer shall constitute a purchase by the Administrative Agent, on behalf of the applicable Initial Purchasers and APA Bank Purchasers, as applicable, of undivided percentage ownership interests in each and every Receivable, together with related Contracts, Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with related Contracts, Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The Initial Purchasers', the PARCO APA Banks' (following the occurrence of a PARCO Termination Event or in the event PARCO elects not to accept a sale, conveyance, transfer and assignment from the Transferor hereunder or after any other Purchase but in each case subject to Section 2.2 of the PARCO Asset Purchase Agreement) and the Fairway APA Banks' (following the occurrence of a Fairway Termination Event or in the event that Fairway elects not to accept a sale, conveyance, transfer and assignment from the transferor hereunder or after any other Purchase) aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, shall equal the Percentage Factor in effect from time to time.

                        (d) Percentage Factor. The Percentage Factor shall be initially computed as of the opening of business of the Servicer on the date of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Percentage Factor shall be automatically recomputed as of the close of business of the Servicer on each day (other than a day after the Termination Date). The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. At all times on and after the Termination Date until the date on which the Aggregate Net Investment has been reduced to zero and all accrued PARCO Discount, Fairway Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, the Percentage Factor shall be fixed and shall remain at 100%. Following any assignment of any portion of PARCO's interest in the Transferred Interest to a PARCO APA Bank pursuant to the PARCO Asset Purchase Agreement or any transfer of a portion of the Transferred Interest to a PARCO APA Bank hereunder, the PARCO Funding Agent shall, on each Business Day, calculate PARCO's and each applicable PARCO APA Bank's pro rata interest in the Percentage Factor based on the PARCO Purchase Limit and the PARCO APA Bank Commitment, and regularly report thereon to PARCO and the PARCO APA Banks (with copies thereof to the Transferor and the Administrative Agent). Following the assignment of any portion Fairway's interest in the Transferred Interest to a Fairway APA Bank pursuant to the Fairway Asset Purchase Agreement or any transfer of a portion of the Transferred Interests to a Fairway APA Bank hereunder, the Fairway Funding Agent shall, on each Business Day, calculate Fairway's and each applicable Fairway APA Bank's pro rata interest in the Percentage Factor, based on the Fairway Purchase Limit and the Fairway APA Bank Commitment and regularly report thereon to Fairway and the Fairway APA Banks (with copies thereof to the Transferor and the Administrative Agent).

                SECTION 2.3 Selection of Tranche Periods and Tranche Rates.

                        (a) Transferred Interest Held by Initial Purchasers Prior to the Termination Date. At all times hereafter, but prior to the Termination Date and not with respect to any portion of the Facility Interest held by any of the APA Bank Purchasers, the Funding Agent for each applicable Initial Purchaser, on behalf of such

        Initial Purchaser, shall select all Tranche Periods and Tranche Rates applicable to such Initial Purchaser's portion of the Facility Interest.

                        (b) Transferred Interest Held by Initial Purchasers Following the Termination Date. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall not have been transferred to the APA Bank Purchasers, the BR Tranche and the Base Rate plus 2.00% shall apply to each Initial Purchaser's portion of the Aggregate Net Investment.

                        (c) Transferred Interest Held by the APA Bank Purchasers Prior to the Termination Date. At all times with respect to any portion of the Transferred Interest transferred to the APA Bank Purchasers (or any of them) pursuant to this Agreement or any Asset Purchase Agreement, but prior to the Termination Date, the initial Tranche Period applicable to such portion of the Aggregate Net Investment allocable thereto shall be a period of not greater than three
        (3) days, and the related Tranche shall be a BR Tranche. Thereafter (but prior to the Termination Date or the occurrence and continuation of a Potential Termination Event), with respect to such portion, and with respect to any other portion of the Transferred Interest held by the APA Bank Purchasers (or any of them), the Tranche Period applicable thereto shall be, at the Transferor's option, either a BR Tranche or a Eurodollar Tranche. The Transferor shall give the Administrative Agent and each Funding Agent irrevocable notice by telephone of the new requested Tranche Period no later than 1:00 P.M. (New York Time) (i) if the Transferor requests a BR Tranche, on the day of the expiration of any then existing Tranche Period and (ii) if the Transferor requests a Eurodollar Tranche, three (3) Business Days prior to the expiration of any then existing Tranche Period. Any Tranche Period maintained by any APA Bank Purchaser which is outstanding on the Termination Date shall end on the Termination Date.

                        (d) Transferred Interest Held by the APA Bank Purchasers After the Termination Date. At all times on and after the Termination Date, the Base Rate plus 2.00% and the BR Tranche shall apply to any portion of the Transferred Interest which shall have been owned by, or transferred to, the APA Bank Purchasers (or any of them).

                SECTION 2.4 PARCO Discount, Fairway Discount, Fees and Other Costs and Expenses. Notwithstanding the limitation on recourse under Section 2.1 hereof, the Transferor shall pay, as and when due in accordance with this Agreement and the other Transaction Documents, all fees hereunder, PARCO Discount, Fairway Discount, Servicing Fees, the Successor Servicer Fees and other Aggregate Unpaids. On each Settlement Date and on the last day of each Tranche Period (with respect to any portion of the Aggregate Net Investment funded by any Purchaser at any time by reference to a rate other than the CP Rate or Base Rate), the Transferor shall pay in the manner set forth in Sections 2.5, 2.6 and 2.10 to each applicable Funding Agent, on behalf of the Purchaser in each such Funding Agent's Purchaser Group, an amount equal to the accrued and unpaid PARCO Discount and Fairway Discount, as the case may be, for the immediately preceding Settlement Period or such Tranche Period, as applicable; provided that (i) in the event of any repayment or prepayment of a BR Tranche or a Eurodollar Tranche, accrued PARCO Discount and Fairway Discount, as the case may be, on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of a BR Tranche or a Eurodollar Tranche, accrued interest on such BR Tranche or Eurodollar Tranche shall be payable on the effective date of such conversion. PARCO Discount and Fairway Discount, as the case may be, shall accrue with respect to each Tranche on each day including the first day through the last day of the Tranche Period related thereto.

                Nothing in this Agreement or the other Transaction Documents shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

                SECTION 2.5 Non-Liquidation Settlement and Reinvestment Procedures.

                        (a) Prior to setting aside the Percentage Factor of Collections received by the Transferor, the Sellers or the Servicer or deposited into a Lock-Box Account or the Collection Account on or prior to such day, the Servicer shall on each day after the Original Closing Date but prior to the Termination Date, and provided that no Termination Event or Potential Termination Event shall have occurred and be continuing, out of Collections deposited in the Collection Account, set aside and hold in trust an amount equal to all taxes and tips due and owing to a Restaurant and not previously paid to such Restaurant or deposited into such Restaurant's account by a Credit Card Processor, any portion of Arrear Sales due and owing to a Restaurant, unpaid Processing Fees and Rebates related to such Collections. On each day, the Servicer shall remit to TMN such portion of Collections set aside to pay any taxes and tips related to Collections, any portion of Arrear Sales due and owing to a Restaurant, any Processing Fees and the Rebates.

                        (b) On each day after the date of any Incremental Transfer but prior to the Termination Date, and provided that no Termination Event or Potential Termination Event shall have occurred and be continuing, the Servicer shall set aside and hold in trust for each applicable Funding Agent, ratably, on behalf of the Purchasers in such Funding Agent's Purchaser Group, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof), an amount equal to the Percentage Factor of Collections received by the Transferor, the Sellers or the Servicer or deposited into a Lock-Box Account or the Collection Account on or prior to such day and not previously accounted for or applied (including, but not limited to, pursuant to Section 2.5(a)) (the "Paid Percentage Factor"). In addition, on each day after the date of any Incremental Transfer but prior to the Termination Date, and provided that no Termination Event or Potential Termination Event shall have occurred and be continuing, the Servicer shall, out of the Paid Percentage Factor of Collections set aside or deposited into the Collection Account on or prior to such day and not previously applied or accounted for: (i) set aside and hold in trust for the Initial Purchasers and the APA Bank Purchasers, as applicable, an amount equal to all PARCO Discount, Fairway Discount, the Program Fee, the Successor Servicer Fee and the Servicing Fee accrued through such day and not so previously set aside or paid, (ii) out of the Paid Percentage Factor of Collections remaining after application of

        Collections as provided in clause (i) of this Section 2.5(b), transfer to the RTR Funding Account, for the benefit of the Initial Purchasers and/or the APA Bank Purchasers, as applicable, an amount equal to the amount that the Transferor's rights to receive balance has been reduced on such day arising from the Percentage Factor of Collections, to be applied to the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b) and Section 2.12(b) hereof, and (iii) set aside and hold in trust for the Initial Purchasers and the APA Bank Purchasers, as applicable, an amount equal to the Percentage Factor of Collections remaining after application of Collections as provided in clauses (i) and (ii) of this Section 2.5(b).

                        (c) On each Settlement Date or, if applicable, in connection with any Tranche funded or maintained by any Purchaser that does not end on a Settlement Date, on the last day of each Tranche Period, from the amounts set aside as described in clause (i) of the second sentence of subsection 2.5(b), the Servicer shall transfer to each applicable Funding Agent, ratably, for the benefit of the Purchasers within such Funding Agent's Purchaser Group, an amount equal to the accrued and unpaid PARCO Discount or Fairway Discount, as the case may be, for the immediately preceding Settlement Period or such Tranche Period, if applicable. In addition, on each Settlement Date, from the amounts set aside as described in clause (i) of the second sentence of subsection 2.5(b), the Servicer shall transfer to (i) each Funding Agent, an amount equal to the accrued and unpaid Program Fee for the related Settlement Period, (ii) the Successor Servicer's Account, an amount equal to the accrued and unpaid Successor Servicer Fee for the related Settlement Period and (iii) to its own account, an amount equal to the accrued and unpaid Servicing Fee for the related Settlement Period. Each Funding Agent, upon its receipt of such amounts, shall distribute such amounts to the Initial Purchasers and/or the APA Bank Purchasers entitled thereto as set forth above; provided that if a Funding Agent shall have insufficient funds to pay all of the above amounts in full on any such date, such Funding Agent shall notify the Transferor and the Transferor shall immediately pay to such Funding Agent, from funds previously paid to the Transferor, an amount equal to such insufficiency.

                        (d) The Servicer shall remit to the Transferor, on each Weekly Settlement Report Date prior to the Termination Date, and provided that no Termination Event or Potential Termination Event shall have occurred and be continuing, upon the Administrative Agent's and each Funding Agent's receipt of the Weekly Report for such date and with the Administrative Agent's and each Funding Agent's prior approval, such portion of Collections not allocated to (i) the Initial Purchasers and the APA Bank Purchasers (excluding amounts set aside pursuant to Section 2.5(b)(iii) hereof which are available to be released to the Transferor in accordance with this Section 2.5(d)), (ii) the Servicer as payment of the Servicing Fee, (iii) the Successor Servicer as payment of the Successor Servicer Fee, or (iv) pay pursuant to Section 2.5(a) any taxes and tips related to Collections, any portion of Arrear Sales due and owing to a Restaurant, any Processing Fees and the Rebates. So long as all of the above amounts are paid in full on the day due, such Collections remitted to the Transferor are available to pay any Transferor Subordinated Obligation then due and owing and for other ordinary business purposes of the Transferor.

                Each Funding Agent, upon receipt of such amounts in its respective Funding Account, shall distribute such amounts to the Initial Purchasers and/or the applicable APA Bank Purchasers entitled thereto as set forth above; provided that if the Funding Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Funding Agent shall notify the Transferor and the Transferor shall, subject to the priorities for payment, if applicable, set forth in Section 2.6, immediately pay to the Funding Agent an amount equal to such insufficiency.

                SECTION 2.6 Liquidation Settlement Procedures.

                        (a) If at any time on or prior to the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately transfer to each applicable Funding Agent, ratably, for the benefit of the Purchasers within such Funding Agent's Purchaser Group, in the manner set forth in
        Section 2.10 from previously received Collections that have been released to or set aside for the Transferor pursuant to Section 2.5, an amount that will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Unless otherwise agreed to in writing by each Funding Agent, such amount shall be applied to reduce each Purchaser's outstanding portion of the Aggregate Net Investment, ratably with respect to each such Purchaser.

                        (b) On the Termination Date and on each day thereafter, and on each day on which a Termination Event or Potential Termination Event has occurred and is continuing, the Servicer shall in the following priority (i) set aside and hold in trust out of Collections an amount equal to all taxes and tips due and owing to a Restaurant and not previously paid to such Restaurant or deposited into such Restaurant's account by a Credit Card Processor, any portion of Arrear Sales due and owing to a Restaurant and unpaid Processing Fees,
        (ii) set aside and hold in trust out of Collections an amount equal to Rebates related to such Collections, (iii) set aside and hold in trust for the each applicable Funding Agent for the ratable benefit of the Purchasers, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof), the Percentage Factor of all Collections received by the Transferor, the Sellers or the Servicer or deposited into a Lock-Box Account or the Collection Account on such day, and (iv) set aside and hold in trust for the Transferor such portion of Collections deposited in the Collection Account not allocated pursuant to clauses (i)-(iii) above or pursuant to Section 2.5. On each day, the Servicer shall remit to TMN such portion of Collections set aside to pay any taxes and tips related to Collections, any portion of Arrear Sales due and owing to a Restaurant, any Processing Fees and the Rebates. On the Termination Date or the day on which a Termination Event or Potential Termination Event occurs, the Servicer shall transfer to each applicable Funding Agent for the ratable benefit of the Purchasers, as applicable, any amounts set aside for the Purchasers pursuant to Section 2.5.

                        (c) On each Settlement Date and/or on the last day of each Tranche Period, as applicable, to occur on or after the Termination Date or during the continuation of a Termination Event or a Potential Termination Event, the Servicer shall transfer to each applicable Funding Agent for the ratable benefit of the Purchasers in such Funding Agent's Purchaser Group, as applicable (it being understood that any amount distributed pursuant to this Agreement to any Funding Agent on any such Settlement Date or last day of any Tranche Period, as applicable, shall be solely the portion of Collections then held and available to be distributed to the Purchasers hereunder that represent the ratable portion of such Collections of each Purchaser in such Funding Agent's Purchaser Group (based on Net Investment plus accrued and unpaid interest)), or solely with respect to clause (iv) below, to the Successor Servicer's Account, the amounts so set aside for the Purchasers pursuant to Section 2.6(b)(iii) but not to exceed the sum of (i) the accrued PARCO Discount for the immediately preceding Settlement Period or such Tranche Period, as applicable, (ii) the accrued and unpaid Fairway Discount for the previous Settlement Period or such Tranche Period, as applicable, (iii) the Aggregate Net Investment, (iv) the accrued and unpaid Successor Servicer Fee and (v) all other Aggregate Unpaids. On such day, the Servicer shall, from the amounts set aside for the Purchasers pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, deposit to the Servicer's account, the accrued Servicing Fee for the immediately preceding Settlement Period or such Tranche Period. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts, the Servicer shall distribute funds first, (1) in payment of the accrued PARCO Discount for the account of the PARCO Funding Agent for the benefit of PARCO and/or the PARCO APA Banks, as applicable, and (2) in payment of the accrued Fairway Discount for the account of the Fairway Funding Agent for the benefit of Fairway and/or the Fairway APA Banks; provided that the payments in (1) and (2) shall be payable ratably based on the Net Investment (plus accrued and unpaid interest thereon) of each such Person at such time; second, if the Transferor, TMN or any Affiliate of the Transferor or TMN is not then the Servicer, to the Servicer's account, in payment of the Servicing Fee payable to the Servicer; third, in reduction of the Aggregate Net Investment allocated to the immediately preceding Settlement Period or any Tranche Period ending on such date; fourth, in ratable payment of all fees payable by the Transferor hereunder; fifth in payment of the Aggregate Net Investment of each Purchaser hereunder, ratably based on the Net Investment (plus accrued and unpaid interest thereon) of each such Person at such time until the Aggregate Net Investment has been reduced to zero; sixth, in ratable payment of all other Aggregate Unpaids (including, but not limited to, all Transferor Subordinated Obligations owed by the Transferor to the Funding Agents, the Initial Purchasers and the APA Bank Purchasers and the Administrative Agent pursuant to Sections 7.1, 7.2, 7.3 and 7.4); and seventh, if the Transferor, TMN or any Affiliate of the Transferor or TMN is the Servicer, to its account as Servicer, in payment of the Servicing Fee payable to such Person as Servicer; provided, that payment of the Servicing Fee pursuant to this seventh clause shall be considered a Transferor Subordinated Obligation. Each Funding Agent, upon its receipt of such amounts in the applicable Funding Agent's account (as designated to the Servicer for receipt of such Collections), shall distribute such amounts to the Initial Purchasers and the APA Bank Purchasers entitled thereto as set forth above; provided that if such Funding Agent shall have insufficient funds to pay all of the above amounts in full on any such date, such Funding Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which such Funding Agent shall have insufficient funds to pay all amounts owing on such date, ratably to each applicable Purchaser within its Purchaser Group based on each such Person's Net Investment (plus accrued and unpaid interest thereon) at such time among all such Persons entitled to payment thereof.

                        (d) Following the date on which the Aggregate Net Investment has been reduced to zero and all accrued PARCO Discount, Fairway Discount, Servicing Fees, Successor Servicer Fees and all other Aggregate Unpaids have been paid in full, (i) the Servicer shall recompute the Percentage Factor, (ii) the Administrative Agent, on behalf of the Initial Purchasers and the APA Bank Purchasers, shall be considered to have reconveyed to the Transferor all of the Initial Purchasers' and the APA Bank Purchasers' right, title and interest in, to and under the Receivables and Related Security, Collections and Proceeds with respect thereto, (iii) the Servicer shall pay to the Transferor any remaining Collections set aside and held by the Servicer pursuant to Section 2.6(b)(iv) and (iv) the Administrative Agent, on behalf of the Initial Purchasers and the APA Bank Purchasers, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the Initial Purchasers' and the APA Bank Purchasers' respective interests in the Receivables and Related Security, Collections and Proceeds with respect thereto. Any such documents shall be prepared by or on behalf of the Transferor. On the last day of each Tranche Period, the Servicer shall remit to the Transferor such portion of Collections set aside for the Transferor pursuant to this Section 2.6.

                SECTION 2.7 Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay the following non-refundable fees:

                        (a) On the Settlement Date of each month, to each Funding Agent, solely for the benefit of the related Initial Purchaser in such Funding Agent's Purchaser Group, the Program Fee.

                        (b) On the Settlement Date of each month, to Chase, the Successor Servicer Fee.

                        (c) On the Amendment Effective Date, to each Funding Agent, solely for its own account, the Structuring Fee.

                SECTION 2.8 Protection of Ownership Interest of the Initial Purchasers and the APA Bank Purchasers.

                        (a) The Transferor, TMN and each other Seller each agree that it will, from time to time, at its sole expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Administrative Agent or any Funding Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Administrative Agent, on behalf of the Initial Purchasers, the APA Bank Purchasers and the Funding Agents, to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the

        Transferor, TMN and each other Seller will, upon the request of the Administrative Agent or any Funding Agent, on behalf of the Initial Purchasers or any of the APA Bank Purchasers, in order to accurately reflect this purchase and sale transaction, (x) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 9.6 hereof) as may be requested by the Administrative Agent or any Funding Agent for the benefit of the Initial Purchasers and the APA Bank Purchasers and (y) mark its respective master data processing records with a legend describing the conveyance to the Transferor (in the case of TMN and each other Seller) and the Administrative Agent for the benefit of the Initial Purchasers, the Funding Agents and the APA Bank Purchasers, of the Transferred Interest as reasonably requested by the Administrative Agent or any Funding Agent. The Transferor, TMN and each other Seller shall, upon the reasonable request of the Administrative Agent or any Funding Agent, obtain such additional search reports as the Administrative Agent or any Funding Agent, for the benefit of the Initial Purchasers, the Funding Agents and the APA Bank Purchasers, shall reasonably request. To the fullest extent permitted by applicable law, the Administrative Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's, TMN's or any other Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. Neither the Transferor, TMN nor any other Seller shall change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the Relevant UCC), nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Administrative Agent and each Funding Agent at least thirty (30) days' prior notice thereof and (ii) prepared at Transferor's, TMN's or such other Seller's expense, as applicable, and delivered to the Administrative Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or reasonably requested by the Administrative Agent or any Funding Agent in connection with such change or relocation. Any filings under the Relevant UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor, TMN or such other Seller, as applicable.

                        (b) The Servicer shall instruct all Credit Card Processors and each Restaurant (or its designee) to cause all Collections to be deposited directly into a Lock-Box Account. Any Lock-Box Account maintained by a Lock-Box Bank pursuant to the related Lock-Box Agreement shall be owned by the Transferor; provided, however, that any such Lock-Box Account shall be under the exclusive dominion and control of the Administrative Agent (for the benefit of the Purchasers) which is hereby granted to the Administrative Agent by TMN and the Transferor. The Servicer shall be permitted to give instructions to the Lock-Box Banks for so long as neither a Servicer Default nor any other Termination Event has occurred hereunder. The Servicer shall not add any bank as a Lock-Box Bank to those listed on Exhibit C attached hereto unless such bank has entered into a Lock-Box Agreement. The Servicer shall not terminate any bank as a Lock-Box Bank unless the Administrative Agent and each Funding Agent shall have received fifteen
        (15) days' prior notice of such termination. If the Transferor, a Seller or the Servicer receives any Collections, the Transferor, such Seller or the Servicer, as applicable, shall immediately, but in any event within one (1) Business Day of receipt, remit such Collections to the Collection Account.

                SECTION 2.9 Deemed Collections; Dilution Adjustments; Application of Payments.

                        (a) If on any day the Administrative Agent or any Funding Agent notifies the Transferor or the Transferor discovers that any of the representations or warranties in Article III is untrue with respect to a Receivable in any material respect as of the date such representation or warranty was made, then the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall, on such day, pay to the Servicer an amount equal to the Outstanding Balance of such Receivable and such amount shall be allocated and applied by the Servicer as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6 hereof, as applicable. The Aggregate Net Investment shall be reduced by the aggregate amount of such payments actually received by the Funding Agents. Simultaneously with any such payment by the Transferor, the Administrative Agent, on behalf of the Initial Purchasers and the APA Bank Purchasers, as the case may be, shall convey all of its right, title and interest in such Receivable and Related Security with respect thereto to the Transferor, and shall take all action reasonably requested by the Transferor to effectuate such conveyance.

                        (b) If on any day the Outstanding Balance of a Receivable an interest in which has been sold by the Transferor hereunder is reduced as a result of any dilution factor, any billing adjustment or other adjustment ("Dilution Adjustment"), then the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such Dilution Adjustment. Any such amount shall be applied by the Servicer as a Collection in accordance with Section 2.5 or 2.6 hereof. The Aggregate Net Investment shall be reduced by the amount of such payment actually received by the Funding Agents.

                        (c) Any payment by a Restaurant in respect of any indebtedness owed by it to the Transferor, TMN or any other Seller shall, except as otherwise specified by such Restaurant or otherwise required by contract or law and unless otherwise instructed by the Initial Purchasers, be applied as a Collection of any Receivable of such Restaurant included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Restaurant.

                SECTION 2.10 Payments and Computations, Etc. All amounts to be paid or deposited by the Transferor or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York time) on the day when due in immediately available funds; if such amounts are payable to the Initial Purchasers or the APA Bank Purchasers they shall be paid or deposited in an account (in each case, a "Funding Account") designated by the applicable Funding Agent to the Transferor and the Servicer or such other account designated by such Funding Agent from time to time. No later than 4:30 P.M. (New York time) on the date of any Incremental Transfer hereunder, the Initial Purchasers and/or or the APA Bank Purchasers, as applicable, will make available to the Transferor, in immediately available funds, the amount of such Incremental Transfer on such day by remitting such amount to an account of the Transferor specified in the related notice of Transfer, or if not specified in such notice, to the Transferor's account identified in Section 10.3. The Transferor shall, to the extent permitted by law, pay to the applicable Funding Agent, ratably (based on the Net Investment, plus accrued and unpaid interest thereon of each Purchaser in such Funding Agent's Purchaser Group) for the benefit of the applicable Initial Purchaser or APA Bank Purchasers upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the applicable Base Rate for such Purchase Group on the share of such amounts allocable to such Purchaser Group. All computations of PARCO Discount, Fairway Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days (or, in the case of PARCO Discount and Fairway Discount calculated at the Base Rate, a year of 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Administrative Agent or a Funding Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error. Promptly upon receipt of any amounts due and owing to the Initial Purchasers, the Funding Agents and the APA Bank Purchasers hereunder on any Business Day, the applicable Funding Agent shall, by no later than 3:00 p.m. (New York time), remit such amounts in immediately available funds to such Persons by depositing such amounts in the applicable account of such Person, until otherwise notified in writing by such Person.

                SECTION 2.11 Reports. The Servicer shall prepare and forward to the Administrative Agent, the Back-up Servicer, the Successor Servicer and each Funding Agent (i) on the Settlement Report Date of each month, a Settlement Report as of the end of the last day of the immediately preceding Settlement Period, (ii) on each Weekly Settlement Report Date, a Weekly Report as of the end of the last day of the immediately preceding Weekly Settlement Period, (iii) on the date of any Incremental Transfer, prior to such Incremental Transfer, a Daily Report and (iv) as soon as reasonably practicable, from time to time, such other information as the Administrative Agent or any Funding Agent may reasonably request.

                SECTION 2.12 Collection Account; RTR Funding Account.

                        (a) There shall be established on the day of the initial Incremental Transfer hereunder and maintained, for the benefit of the Administrative Agent, the Funding Agents, the Initial Purchasers and the APA Bank Purchasers, a segregated account (the "Collection Account") identified on Exhibit C hereto, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Administrative Agent, the Initial Purchasers, the Funding Agents and the APA Bank Purchasers. The Servicer shall deposit all Collections into the Collection Account within one Business Day of (i) deposit thereof into a Lock-Box Account or (ii) receipt thereof by the Transferor, a Seller or the Servicer. Funds on deposit in the Collection Account shall be invested by the Administrative Agent in Permitted Investments selected by the Servicer that will mature so that such funds will be available prior to the last day of each successive Tranche Period or each Settlement

        Date, as applicable, following such investment. On each Settlement Date or on the last day of each Tranche Period, as applicable, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including PARCO Discount and Fairway Discount) by the Transferor. On the date on which the Aggregate Net Investment is zero and all accrued PARCO Discount, Fairway Discount, Servicing Fees, Successor Servicer Fees and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

                        (b) There shall also be established on the day of the initial Incremental Transfer hereunder and maintained, for the benefit of the Administrative Agent on behalf of the Initial Purchasers, the Funding Agents and the APA Bank Purchasers, a segregated account (the "RTR Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Administrative Agent on behalf of the Initial Purchasers, the Funding Agents and the APA Bank Purchasers. Prior to the Termination Date, and provided that no Termination Event or Potential Termination Event shall have occurred and be continuing, the Servicer shall transfer from the Collection Account to the RTR Funding Account all Collections required to be deposited into the RTR Funding Account in accordance with Section 2.5(b)(ii) hereof. Funds on deposit in the RTR Funding Account shall be
        (i) advanced by the Servicer to Restaurants pursuant to Contracts under the Registered Card Program and Private Label Program and thus, reinvested by the Servicer, on behalf of the Initial Purchasers and the APA Bank Purchasers, in Eligible Receivables in accordance with Sections 2.2(b) and 2.5(b)(ii) hereof and (ii) to the extent such amounts are not advanced to Restaurants under the Registered Card Program and Private Label Program, invested by the Servicer in Permitted Investments that will mature so that such funds will be available prior to each Settlement Date and/or the last day of each successive Tranche Period, as applicable, following such investment. On each Weekly Settlement Report Date subsequent to receipt of the Weekly Report by the Administrative Agent and each Funding Agent, all interest and earnings (net of losses and investment expenses) on funds on deposit in the RTR Funding Account shall be transferred to the Collection Account to be applied in accordance with Section 2.5 and Section 2.6 hereof. In addition, on and after the Termination Date or during the continuation of a Potential Termination Event, all other amounts on deposit in the RTR Funding Account shall be transferred daily to the Collection Account to be applied in accordance with Section 2.6 hereof.

                SECTION 2.13 Right of Setoff. The Administrative Agent, each Initial Purchaser and each APA Bank Purchaser are hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date, or during the continuation of a Termination Event or Potential Termination Event, to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Administrative Agent, each Initial Purchaser or each APA Bank Purchaser to, or for the account of, the Transferor

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against the amount of the Aggregate Unpaids or other expenses incurred in connection with the Facility owing by the Transferor to such Person (even if contingent or unmatured).

                SECTION 2.14 Sharing of Payments, Etc. If the Initial Purchasers, any PARCO APA Bank or any Fairway APA Bank (for purposes of this
Section 2.14 only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Transferred Interest owned by it in excess of its ratable share of payments (based on the Net Investment of such Purchaser plus accrued and unpaid interest thereon) on account of any interest in the Transferred Interest obtained by the Initial Purchasers, the PARCO APA Banks and/or the Fairway APA Banks entitled thereto, such Recipient shall forthwith purchase from the Initial Purchasers and/or the PARCO APA Banks and/or the Fairway APA Banks entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

                SECTION 2.15 Broken Funding. In the event of (i) the payment of any principal of any Eurodollar Tranche other than on the last day of the Eurodollar Tranche Period applicable thereto (including as a result of the occurrence of the Termination Date or an optional prepayment of a Eurodollar Tranche), (ii) the conversion of any Eurodollar Tranche other than on the last day of the related Eurodollar Tranche Period, or (iii) any failure to borrow, convert, continue or prepay any Eurodollar Tranche on the date specified in any notice delivered pursuant hereto, then, in any such event, the Transferor shall compensate the applicable APA Bank Purchasers (whether such APA Bank Purchaser acquires such Tranche, or portion thereof, pursuant to this Agreement or any Asset Purchase Agreement) for the loss, cost and expense attributable to such event. Such loss, cost or expense to any APA Bank Purchaser shall be deemed to include an amount determined by such APA Bank Purchaser to be the excess, if any, of (x) the amount of Fairway Discount or PARCO Discount, as applicable, which would have accrued on the principal amount of such Eurodollar Tranche had such event not occurred, at the Eurodollar Rate that would have been applicable to such Eurodollar Tranche, for the period from the date of such event to the last day of the Eurodollar Tranche Period (or, in the case of a failure to borrow, convert or continue, for the period that would have been the related Eurodollar Tranche Period), over (y) the amount of interest which would accrue on such principal amount for such period at the interest rate which such APA Bank Purchaser would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the interbank eurodollar market. Within forty-five (45) days after any APA Bank Purchaser hereunder receives actual knowledge of any of the events specified in this Section 2.15, a certificate of such APA Bank Purchaser setting forth any amount or amounts that such APA Bank Purchaser is entitled to receive pursuant to this Section 2.15 and the reason(s) therefor shall be delivered to the Transferor by the applicable Funding Agent and shall be conclusive absent manifest error. The Transferor shall pay to the applicable Funding Agent on behalf of each such APA Bank Purchaser the amount shown as due on any such certificate within ten (10) days after receipt thereof.

                SECTION 2.16 Conversion and Continuation of Outstanding
Tranches Funded by the APA Bank Purchasers. Prior to the occurrence of the Termination Date or a Potential Termination Event, (a) each BR Tranche hereunder may, at the option of the Transferor, be converted to a Eurodollar Tranche and
(b) each Eurodollar Tranche may, at the option of the Transferor, be continued as a Eurodollar Tranche or converted to a BR Tranche. If the Termination Date has occurred or a Potential Termination Event has occurred and is continuing, then (i) no outstanding Tranche funded by the APA Bank Purchasers may be converted to, or continued as, a Eurodollar Tranche and (ii) unless repaid, each Eurodollar Tranche shall be converted to a BR Tranche on the last day of the Tranche Period related thereto. For any such conversion or continuation, the Transferor shall give the Administrative Agent and each applicable Funding Agent irrevocable notice (each, a "Conversion/Continuation Notice") of such request not later than 12:30 P.M. (New York time) (i) in the case of a conversion of a BR Tranche into a Eurodollar Tranche, or a continuation of a Eurodollar Tranche as a Eurodollar Tranche, three (3) Business Days before the date of such conversion or continuation, as applicable, and (ii) following the Termination Date or the occurrence and continuation of a Potential Termination Event, in the case of a conversion of a Eurodollar Tranche into a BR Tranche or a continuation of a BR Tranche as a BR Tranche, on the Business Day of such conversion. If a Conversion/Continuation Notice has not been timely delivered with respect to any BR Tranche or Eurodollar Tranche, such Funding shall be automatically continued as, or converted to, a BR Tranche. Each Conversion/Continuation Notice shall specify (a) the requested date (which shall be a Business Day) of such conversion or continuation, (b) the aggregate amount and rate option applicable to the Tranche which is to be converted or continued and (c) the amount and rate option(s) of Tranche(s) into which such Tranche is to be converted or continued.

                SECTION 2.17 Illegality.

                        (a) Notwithstanding any other provision herein, if, after the Amendment Effective Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law), shall make it unlawful for any APA Bank Purchaser to acquire or maintain a Eurodollar Tranche as contemplated by this Agreement, (i) the Administrative Agent on behalf of such APA Bank Purchaser shall, within forty-five (45) days after receiving actual knowledge thereof, deliver a certificate to the Transferor (with a copy to the applicable Funding Agent) setting forth the basis for such illegality, which certificate shall be conclusive absent manifest error,
        (ii) the commitment of such APA Bank Purchaser hereunder to make any portion of a

        Eurodollar Tranche as such, continue any portion of a Eurodollar Tranche as such and convert a BR Tranche to a Eurodollar Tranche shall forthwith be canceled, and such cancellation shall remain in effect so long as the circumstance described above exists, and (iii) such APA Bank Purchaser's portion of any Eurodollar Tranche then outstanding shall be converted automatically to a BR Tranche on the last day of the related Eurodollar Tranche Period, or within such earlier period as required by law.

                If any such conversion of a portion of a Eurodollar Tranche occurs on a day which is not the last day of the related Eurodollar Tranche Period, the Transferor shall, pursuant to Section 2.15, pay to the applicable Funding Agent on behalf of such APA Bank Purchaser such amounts, if any, as may be required to compensate such APA Bank Purchaser. If circumstances subsequently change so that it is no longer unlawful for an affected APA Bank Purchaser to acquire or to maintain a portion of a Eurodollar Tranche as contemplated hereunder, such APA Bank Purchaser will, as soon as reasonably practicable after such APA Bank Purchaser knows of such change in circumstances, notify the Transferor, the Administrative Agent and the applicable Funding Agent, and upon receipt of such notice, the obligations of such APA Bank Purchaser to acquire or maintain its acquisition of portions of Eurodollar Tranches or to convert its portion of a BR Tranche into portions of Eurodollar Tranches shall be reinstated.

                        (b) Each APA Bank Purchaser agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17(a) with respect to such APA Bank Purchaser, it will, if requested by the Transferor and to the extent permitted by law or by the relevant Official Body, endeavor in good faith to change the office at which it books its portions of Eurodollar Tranches hereunder if such change would make it lawful for such APA Bank Purchaser to continue to acquire or to maintain its acquisition of portions of Eurodollar Tranches hereunder; provided, however, that such change may be made in such manner that such APA Bank Purchaser, in its sole determination, suffers no unreimbursed cost or expense or any other disadvantage whatsoever.

                SECTION 2.18 Inability to Determine Eurodollar Rate. If, prior to the first day of any Eurodollar Tranche Period:

                (1) the applicable Funding Agent (or any APA Bank Purchaser) shall have determined (which determination in the absence of manifest error shall be conclusive and binding upon the Transferor) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Eurodollar Tranche Period; or

                (2) a Funding Agent shall have received notice from one or more APA Bank Purchasers in its Purchaser Group that the Eurodollar Rate determined or to be determined for such Eurodollar Tranche Period will not adequately and fairly reflect the cost to such APA Bank Purchasers (as conclusively certified by such APA Bank Purchasers) of purchasing or maintaining their affected portions of Eurodollar Tranches during such Eurodollar Tranche Period;

then, in either such event, the applicable Funding Agent shall give telecopy or telephonic notice thereof (confirmed in writing) to the Administrative Agent, the Transferor and the APA Bank Purchasers in its Purchaser Group as soon as practicable (but, in any event, within forty-five (45) days after such determination or notice, as applicable) thereafter. Until such notice has been withdrawn by such Funding Agent, no further Eurodollar Tranches shall be made. The applicable Funding Agent agrees to withdraw any such notice as soon as reasonably practicable after such Funding Agent is notified of a change in circumstances which makes such notice inapplicable.

                SECTION 2.19 Extension of Commitment Expiry Date. The Transferor may advise the Administrative Agent and each Funding Agent in writing of its desire to extend the Commitment Expiry Date of any Purchaser Group for an additional 364 days, provided such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Commitment Expiry Date for such Purchaser Group. The Administrative Agent shall notify the Transferor in writing, within 45 days after its receipt of such request by the Transferor, whether the Purchasers or any of them are agreeable to such extension (it being understood that the Purchasers may accept or decline such a request in their sole discretion and on such terms as they may elect) and, to the extent the Purchasers are agreeable, the Transferor, the Administrative Agent, the Funding Agents and the Purchasers shall enter into such documents (including any amendments necessary to reduce the Purchase Limit and Commitment of such Purchaser Group or otherwise) as the Purchasers may reasonably deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchaser, the Administrative Agent and the Funding Agents in connection therewith (including reasonable attorneys' costs) shall be paid by the Transferor; it being understood that the failure of the Administrative Agent to so notify the Transferor as set forth above shall not be deemed to be a consent to such request for extension.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                SECTION 3.1 Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Administrative Agent, each Funding Agent, the Back-up Servicer, the Successor Servicer, each Initial Purchaser and each APA Bank Purchaser that:

                        (a) Corporate Existence and Power. The Transferor is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all limited liability company power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                        (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Transferor of this Agreement and the other Transaction Documents to which the Transferor is a party (i) are within the Transferor's limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.8 hereof or as have been taken or filed), (iv) do not contravene, or constitute a default under, any provision of applicable Law or of the Certificate of Formation or Limited Liability Company Agreement of the Transferor or of any agreement or other instrument binding upon the Transferor, or (v) result in the creation or imposition of any Adverse Claim on the assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 2.8 hereof).

                        (c) Binding Effect. Each of this Agreement and the other Transaction Documents to which the Transferor is a party constitutes, and the Transfer Certificate, upon payment of the Transfer Price set forth therein, will constitute the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

                        (d) Perfection. Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of, and purchasers from, the Transferor and each Seller will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                        (e) Accuracy of Information. All information heretofore furnished by or on behalf of the Transferor (including, without limitation, the Settlement Reports, the Weekly Reports, the Daily Reports, any other reports delivered pursuant to Section 2.11 hereof and the Transferor's financial statements) to the Administrative Agent, any Initial Purchaser, any APA Bank Purchaser or any Funding Agent for purposes of, or in connection with, this Agreement and the other Transaction Documents are, and all such information hereafter furnished by or on behalf of the Transferor to the Administrative Agent, any Initial Purchaser, any APA Bank Purchaser or any Funding Agent will be, true and accurate in every material respect, on the date such information is stated or certified; provided, however, that a breach of the representation or warranty set forth in this clause (e) shall not give rise to a Termination Event unless such breach shall continue to be unremedied for a period of three (3) Business Days after the date on which such information was due to be delivered.

                        (f) Tax Status. The Transferor has filed all tax returns (Federal, State and local) required to be filed by it and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

                        (g) Action, Suits. Except as set forth in Exhibit I hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Transferor threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect or that involve this Agreement or the transactions contemplated hereby.

                        (h) Use of Proceeds. No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                        (i) Place of Business; Jurisdiction of Formation. The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in
        Section 10.3 hereof, the jurisdiction in which the Transferor was formed is listed on Exhibit K, and the offices where the Transferor keeps all its Records, are located at the address(es) described on Exhibit K or such other locations notified to the Administrative Agent and the Funding Agents in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed.

                        (j) Good Title. Upon each Transfer and each recomputation of the Transferred Interest, the Administrative Agent, on behalf of the Initial Purchasers and the APA Bank Purchasers, shall acquire (A) a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or (B) a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security, Collections and Proceeds with respect thereto, in either case free and clear of any Adverse Claim.

                        (k)     Tradenames, Etc. As of the Amendment Effective
        Date: (i) the Transferor has only the subsidiaries and divisions listed on Exhibit L hereto; and (ii) the Transferor has, within the last five
        (5) years, operated only under the tradenames identified in Exhibit L hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit L hereto.

                        (l) Nature of Receivables. Each Receivable (i) represented by the Transferor or the Servicer to be an Eligible Receivable (including in any Settlement Report, Weekly Report, Daily Report or other report delivered pursuant to Section 2.11 hereof) or
        (ii) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable".

                        (m) Coverage Requirement; Amount of Receivables. The Percentage Factor does not exceed the Maximum Percentage Factor. As of April 28, 2001, the Aggregate Outstanding Balance of the Receivables in existence was $76,390,454 and the Net Receivables Balance was $63,357,444.

                        (n) Restaurant Guidelines. Since December 1, 1999, there have been no material changes in the Restaurant Guidelines, other than as permitted hereunder.

                        (o) Collections and Servicing. Since December 1, 1999, there has been no material adverse change in the ability of the Servicer (to the extent it is TMN, the Transferor or any Subsidiary or Affiliate of any of the foregoing) to service and collect the Receivables.

                        (p) No Termination Event or Potential Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

                        (q) Not an Investment Company. The Transferor is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                        (r) ERISA. Each of the Transferor and its ERISA Affiliates is in compliance in all material respects with ERISA, and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

                        (s) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrative Agent and each Funding Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) hereof and delivered to the Servicer, the Administrative Agent and each Funding Agent). All Credit Card Processors and each Restaurant (or its designee) have been instructed to cause payment to be made to a Lock-Box Account, and only Collections are deposited into a Lock-Box Account; provided, however, that the deposit of cash or cash proceeds other than Collections into a Lock-Box Account shall not give rise to a Termination Event unless the Transferor, a Seller or the Servicer shall have failed to segregate or cause to be segregated any such cash or cash proceeds from Collections within two
        (2) Business Days of the deposit or credit to any Lock-Box Account.

                        (t) Bulk Sales. No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any "bulk sales" act or similar law.

                        (u) Transfers Under Receivables Purchase Agreement. Each Receivable which has been transferred to the Transferor by the Sellers has been

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

        purchased by the Transferor from the Sellers pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.

                        (v) Preference; Voidability. The Transferor shall have given reasonably equivalent value to the applicable Seller in consideration for the transfer to the Transferor of the Receivables and Related Security, Collections and Proceeds with respect thereto from the applicable Seller, and each such transfer shall not have been made for or on account of an antecedent debt owed by the applicable Seller to the Transferor.

                SECTION 3.2 Reaffirmation of Representations and Warranties by the Transferor. On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or Section 2.5 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are true and correct on and as of such day as though made on and as of such day.

                SECTION 3.3 Representations and Warranties of the Servicer and the Back-up Servicer.

                The Servicer (so long as the Successor Servicer has not been appointed Servicer hereunder) and the Back-up Servicer each represents and warrants (solely as to itself) to the Administrative Agent, each Initial Purchaser, each APA Bank Purchaser, each Funding Agent and the Successor Servicer as of the date it becomes a Servicer or Back-up Servicer, as applicable, hereunder that:

                        (a) Corporate Existence and Power. The Servicer and the Back-up Servicer are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation and have all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on their business in each jurisdiction in which their business is now conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have a Material Adverse Effect. The Servicer and the Back-up Servicer are duly qualified to do business in, and are in good standing in, every other jurisdiction in which the nature of its business requires them to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                        (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Servicer and the Back-up Servicer of this Agreement (i) are within the Servicer's and the Back-up Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action on the Servicer's and the Back-up Servicer's part, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing of UCC financing statements as required by this Agreement or as have been taken or filed and, with respect to filings other than UCC financing statements, filings where the failure to file will not have a Material Adverse Effect), (iv) do not contravene, or constitute a default under, any provision of applicable Law or of the organizational documents of the Servicer or the

        Back-up Servicer, or of any agreement or other material instrument binding upon the Servicer or the Back-up Servicer, except where such contravention or default would not have a Material Adverse Effect, or
        (v) result in the creation or imposition of any Adverse Claim on the assets of the Servicer or the Back-up Servicer or any of their Affiliates (except those created by this Agreement).

                        (c) Binding Effect. This Agreement constitutes the legal, valid and binding obligations of the Servicer and the Back-up Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

                        (d) Action, Suits. Except as set forth in Exhibit J hereto, there are no actions, suits or proceedings pending, or to the knowledge of the Servicer or the Back-up Servicer, threatened, against the Servicer or the Back-up Servicer, or any Affiliate of the Servicer or the Back-up Servicer, or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

                SECTION 3.4 Representations and Warranties of the Successor Servicer. The Successor Servicer represents and warrants to the Administrative Agent, each Initial Purchaser, each APA Bank Purchaser and each Funding Agent as of the date it becomes a Successor Servicer hereunder that:

                        (a) Corporate Existence. The Successor Servicer is a banking corporation validly existing under the laws of the State of New York.

                        (b) Corporate Power and Authorization. The Successor Servicer has the requisite power and authority to execute and deliver this Agreement and perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

                        (c) Binding Effect. The Agreement has been duly executed and delivered by the Successor Servicer, and constitutes a legal, valid and binding obligation of the Successor Servicer enforceable against the Successor Servicer in accordance with its terms, except that certain of such obligations may be enforceable solely against the Transferred Interests and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors' rights generally, and by concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                SECTION 4.1 Conditions to Effectiveness. This Agreement shall become effective on the first day on which the Administrative Agent, each Funding Agent, on behalf of the Initial Purchasers and the APA Bank Purchasers, and the Successor Servicer, as applicable, shall have received the following documents, instruments and fees, all of which shall be in a form and substance reasonably acceptable to the Administrative Agent, each Funding Agent and the Successor Servicer:

                        (a) A Certificate of the Secretary of the Transferor in substantially the form of Exhibit M hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Administrative Agent, the Funding Agents, the Initial Purchasers, the APA Bank Purchasers and the Successor Servicer may conclusively rely until such time as the Administrative Agent, the Funding Agents, on behalf of the Initial Purchasers and the APA Bank Purchasers, and the Successor Servicer shall receive from the Transferor a revised Certificate meeting the requirements of this clause (a)(i)), (ii) a copy of the Transferor's Certificate of Formation, certified by the Secretary of State of the State of Delaware, (iii) a copy of the Transferor's Limited Liability Company Agreement, (iv) a copy of resolutions of the Board of Directors of the Transferor approving this transaction and (v) certificates of the Secretaries of State of the States of Delaware and Florida certifying the Transferor's good standing under the laws of the States of Delaware and Florida, respectively.

                        (b) A Certificate of the Secretary of TMN in substantially the form of Exhibit M hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Administrative Agent, the Funding Agents, the Initial Purchasers, the APA Bank Purchasers, and the Successor Servicer may conclusively rely until such time as the Administrative Agent, the Funding Agents, on behalf of the Initial Purchasers and the APA Bank Purchasers, and the Successor Servicer shall receive from TMN a revised Certificate meeting the requirements of this clause (b)(i)), (ii) a copy of TMN's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, (iii) a copy of TMN's By-Laws, (iv) a copy of resolutions of the Board of Directors of TMN approving this transaction and (v) certificates of the Secretaries of State of the State of Delaware and Florida certifying TMN's good standing under the laws of the State of Delaware and Florida, respectively.

                        (c) A Certificate of the Secretary of iDine in substantially the form of Exhibit M hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute the Receivables Purchase Agreement and any other documents to be delivered by it thereunder (on which Certificate the

        Administrative Agent, the Initial Purchasers, the Funding Agents, the APA Bank Purchasers, and the Successor Servicer may conclusively rely until such time as the Administrative Agent, the Funding Agents, on behalf of the Initial Purchasers and the APA Bank Purchasers, and the Successor Servicer shall receive from iDine a revised Certificate meeting the requirements of this clause (c)(i)), (ii) a copy of iDine's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, (iii) a copy of iDine's By-Laws, (iv) a copy of resolutions of the Board of Directors of iDine approving this transaction and (v) certificates of the Secretaries of State of the State of Delaware, New York and Florida certifying iDine's good standing under the laws of the State of Delaware, New York and Florida, respectively.

                        (d) A Certificate of the Secretary of Service Company in substantially the form of Exhibit M hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute the Receivables Purchase Agreement and any other documents to be delivered by it thereunder (on which Certificate the Administrative Agent, the Initial Purchasers, the Funding Agents, the APA Bank Purchasers and the Successor Servicer may conclusively rely until such time as the Administrative Agent, the Funding Agents, on behalf of the Initial Purchasers and the APA Bank Purchasers, and the Successor Servicer shall receive from Service Company a revised Certificate meeting the requirements of this clause (d)(i)), (ii) a copy of Service Company's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, (iii) a copy of Service Company's By-Laws, (iv) a copy of resolutions of the Board of Directors of Service Company approving this transaction and (v) certificates of the Secretaries of State of the State of Delaware and Florida certifying Service Company's good standing under the laws of the State of Delaware and Florida, respectively.

                        (e) A Certificate of the Secretary of the Back-up Servicer in substantially the form of Exhibit M hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Administrative Agent, the Initial Purchasers, the Funding Agents, the APA Bank Purchasers, and the Successor Servicer may conclusively rely until such time as the Administrative Agent, the Funding Agents, on behalf of the Initial Purchasers and the APA Bank Purchasers, and the Successor Servicer shall receive from the Back-up Servicer a revised Certificate meeting the requirements of this clause (e)(i)), (ii) a copy of the Back-up Servicer's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, (iii) a copy of the Back-up Servicer's By-Laws, (iv) a copy of resolutions of the Board of Directors of the Back-up Servicer approving this transaction and (v) certificates of the Secretaries of State of the States of Delaware and Florida certifying the Back-up Servicer's good standing under the laws of the States of Delaware and Florida, respectively.

                        (f)     [Reserved]

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

                        (g) Executed copies of the Lockbox Agreements relating to each of the Lock-Box Banks and the Lock-Box Accounts and Collection Account Agreement relating to the Collection Account and Collection Account Bank.

                        (h) An opinion of Morgan, Lewis & Bockius LLP, special counsel to the Transferor and the Sellers, addressed to the Administrative Agent, the Initial Purchasers, the Funding Agents, the APA Bank Purchasers, and the Successor Servicer, in form and substance reasonably acceptable to the Administrative Agent, the Funding Agents and the Successor Servicer, regarding substantive consolidation in the event of a bankruptcy of a Seller and such other matters as the Administrative Agent, the Funding Agents and the Successor Servicer may reasonably request.

                        (i) An opinion of Morgan, Lewis & Bockius LLP, special counsel to the Transferor and the Sellers, addressed to the Administrative Agent, the Initial Purchasers, the Funding Agents, the APA Bank Purchasers, and the Successor Servicer, in form and substance reasonably acceptable to the Administrative Agent, the Funding Agents and the Successor Servicer, regarding "true sale" between each Seller and the Transferor in the event of a bankruptcy of a Seller and such other matters as the Administrative Agent, the Funding Agents and the Successor Servicer may reasonably request.

                        (j)     [Reserved]

                        (k) An opinion of Morgan, Lewis & Bockius LLP, special counsel to the Transferor and each Seller, addressed to the Administrative Agent, the Initial Purchasers, the Funding Agents, the APA Bank Purchasers, and the Successor Servicer, in form and substance reasonably acceptable to the Administrative Agent, the Funding Agents and the Successor Servicer, regarding the validity, perfection and priority of the security interest granted by each Seller to the Transferor and such other matters as the Administrative Agent, the Funding Agents and the Successor Servicer may reasonably request.

                        (l) An opinion of Morgan, Lewis & Bockius LLP, special counsel to the Transferor and each Seller, addressed to the Administrative Agent, the Initial Purchasers, the Funding Agents, the APA Bank Purchasers, and the Successor Servicer, in form and substance reasonably acceptable to the Administrative Agent, the Funding Agents and the Successor Servicer, regarding the validity, perfection and priority of the security interest granted by the Transferor to the Administrative Agent, on behalf of the Initial Purchasers and the APA Bank Purchasers, and such other matters as the Administrative Agent, the Funding Agents and the Successor Servicer may reasonably request.

                        (m) An opinion of Morgan, Lewis & Bockius LLP, special counsel to the Transferor and each Seller, addressed to the Administrative Agent, the Initial Purchasers, the Funding Agents, the APA Bank Purchasers, and the Successor Servicer, in form and substance reasonably acceptable to the Administrative Agent, the Funding Agents and the Successor Servicer, regarding the enforceability of the

        Transaction Documents to which each is a party and such other matters as the Administrative Agent, the Funding Agents and the Successor Servicer may reasonably request.

                        (n) An opinion of the general counsel of TMN, addressed to the Administrative Agent, the Initial Purchasers, the Funding Agents, the APA Bank Purchasers, and the Successor Servicer, in form and substance reasonably acceptable to the Administrative Agent, the Funding Agents and the Successor Servicer, as to such corporate matters with respect to the Transferor, TMN and each other Seller as the Administrative Agent, the Funding Agents and the Successor Servicer may reasonably request.

                        (o) An executed copy of this Agreement and each other Transaction Document to be executed by the Transferor, TMN and each other Seller.

                        (p) For delivery to the Fairway Funding Agent only, an executed copy of the Fairway Liquidity Asset Purchase Agreement.

                        (q) Evidence that the Structuring Fee has been paid to each Funding Agent.

                        (r) (i) A Weekly Report dated as of the most recent Weekly Settlement Report Date immediately preceding the date of this Agreement and (ii) a Settlement Report for the most recent Settlement Period preceding the date of this Agreement.

                        (s) The executed Fee Letters and payment of all fees required to be paid on the date of this Agreement, and reimbursement of the Administrative Agent, the Funding Agents, the Initial Purchasers and the APA Bank Purchasers for all costs and expenses of the closing of the transaction (including legal fees and costs) subject to the maximum amounts agreed upon.

                        (t) The following financial information of TMN and its Subsidiaries: (i) audited financial statements prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be audited by such accountants) for the period October 1, 1999 through September 30, 2000 and (ii) consolidated and consolidating unaudited financial statements for the fiscal quarter ended March 31, 2001.

                        (u) Evidence of the establishment of the Collection Account and the RTR Funding Account.

                        (v) A letter from S&P confirming its rating of each Initial Purchaser's Commercial Paper or that such rating will not be withdrawn or downgraded after giving effect to this Agreement and the transactions contemplated hereby.

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

                        (w) A letter from Moody's confirming its rating of each Initial Purchaser's Commercial Paper or that such rating will not be withdrawn or downgraded after giving effect to this Agreement and the transactions contemplated hereby.

                        (x) A Certificate of a Responsible Officer of each Seller and a Responsible Officer of the Transferor certifying that the representations and warranties of each Seller set forth in Section 4.1 of the Receivables Purchase Agreement and the Transferor set forth in
        Section 3.1 hereof are true and correct in all material respects as of the date of this Agreement.

                        (y)     [Reserved]

                        (z)     [Reserved]

                        (aa) A Certificate of a Responsible Officer of the Transferor certifying that after giving effect to the transactions contemplated hereby, the Transferor shall have outstanding no indebtedness or preferred stock other than (i) financing under the Facility and (ii) other indebtedness as agreed upon by the Administrative Agent, the Funding Agents and the APA Bank Purchasers.

                        (bb) An explicit "A" rating from S&P of the transactions contemplated hereby.

                        (cc)    [Reserved]

                        (dd) Satisfactory review by the Administrative Agent, each Funding Agent and the Successor Servicer of the Servicer and the Back-up Servicer.

                        (ee) Customary legal opinions from special counsel to the Servicer and the Back-up Servicer, in form and substance reasonably acceptable to the Administrative Agent, each Funding Agent and the Successor Servicer, addressed to the Administrative Agent, the Funding Agents, the Initial Purchasers, the APA Bank Purchasers and the Successor Servicer, regarding substantive consolidation in the event of bankruptcy of either the Servicer or the Back-up Servicer and such other matters as the Administrative Agent, the Funding Agents or the Successor Servicer may reasonably request.

                        (ff)    [Reserved]

                        (gg)    An executed copy of the Master License
                                Agreement.

                        (hh)    An executed copy of the Trademark License
        Agreement.

                        (ii)    An executed copy of each Trademark Assignment.

                        (jj)    [Reserved]

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

                        (kk)    [Reserved]

                        (ll)    An executed copy of the Memorandum of
                                Confirmation.

                        (mm) Such other documents, instruments, certificates and opinions as the Administrative Agent, the Funding Agents or the Successor Servicer shall reasonably request.

                SECTION 4.2 Conditions to each Transfer. The right of the Transferor to sell Transferred Interests pursuant to Section 2.2 and the obligation, if any, of the Initial Purchasers and the APA Bank Purchasers to purchase such Transferred Interests is subject to the conditions that on the applicable Transfer Date:

                        (a) no Termination Event or Potential Termination Event shall have occurred and then be continuing;

                        (b)     the Termination Date shall not have occurred;

                        (c)     the representations and warranties set forth in
        Section 3.1 and Section 4.1 of the Receivables Purchase Agreement shall be true and correct in all material respects on and as of such date (except to the extent such representations and warranties relate solely to an earlier date, and then as of such earlier date);

                        (d) Executed copies of proper financing statements (Form UCC-1 or UCC-3, as applicable), dated a date reasonably near to the date hereof, naming the Transferor as the debtor and the Administrative Agent (for the benefit of the Initial Purchasers, the Funding Agents, the Fairway APA Banks and the PARCO APA Banks) as secured party, and other similar instruments or documents as may be necessary or, in the reasonable opinion of the Administrative Agent and each Funding Agent, desirable under the Relevant UCC of all appropriate jurisdictions or any comparable Law to perfect the Administrative Agent's (for the benefit of the Initial Purchasers, the Funding Agents and the APA Bank Purchasers) security interest in all Receivables, Related Security, Collections and Proceeds with respect thereto;

                        (e) Executed copies of proper financing statements (Form UCC-1 or UCC-3, as applicable), dated a date reasonably near to the date hereof, naming each Seller as debtor/seller, the Transferor as secured party/purchaser, and the Administrative Agent (for the benefit of the Initial Purchasers, the Funding Agents, the Fairway APA Banks and the PARCO APA Banks), as assignee of the secured party/purchaser, and other similar instruments or documents as may be necessary or, in the reasonable opinion of the Administrative Agent or any Funding Agent, desirable under the Relevant UCC of all appropriate jurisdictions or any comparable Law to perfect the Transferor's ownership or security interest in all Receivables, Related Security, Collections and Proceeds with respect thereto;

                        (f) Executed copies of proper financing statements (Form UCC-1), dated a date reasonably near to the Original Closing Date, naming the Originator as

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

        debtor/seller, TMN as secured party/purchaser, and the Transferor, as assignee of the secured party/purchaser, and other similar instruments or documents as may be necessary or, in the reasonable opinion of the Administrative Agent or any Funding Agent, desirable under the Relevant UCC of all appropriate jurisdictions or any comparable Law to perfect TMN's ownership or security interest in all Receivables, Related Security, Collections and Proceeds with respect thereto;

                        (g) Executed copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by the Transferor;

                        (h) Executed copies of proper financing statements (Form UCC-3) necessary to terminate all security interests and other rights of any person in Receivables previously granted by any Seller and any Originator;

                        (i) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties reasonably acceptable to the Administrative Agent and the Funding Agents), dated a date reasonably near the date hereof, listing all effective financing statements which name the Transferor, any Seller and the Originator (under their respective present names and any previous names) as seller or debtor and which are filed in jurisdictions in which the filings were made pursuant to items (d), (e) and (f) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts unless released in accordance with paragraph
        (g) or (h) above);

                        (j) (i) the Facility must be rated at least "A" by S&P on the date of the initial Incremental Transfer (the "Required Rating") and the Required Rating shall not have been reduced or withdrawn as of any subsequent Transfer Date and (ii) on the date of the initial Incremental Transfer, the rating of each Initial Purchaser's outstanding Commercial Paper shall not be withdrawn or downgraded after giving effect to such Incremental Transfer;

                        (k) A Daily Report shall have been delivered to the Administrative Agent, each Funding Agent and the Successor Servicer; and

                        (l) the Administrative Agent, each Funding Agent and the Successor Servicer shall have received such other approvals, opinions or documents as either the Administrative Agent, such Funding Agent or the Successor Servicer may reasonably request.

                                    ARTICLE V

                                    COVENANTS

                SECTION 5.1 Affirmative Covenants of Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date and (ii) the date on which the Aggregate Net Investment has been reduced to zero, all accrued PARCO Discount, Fairway

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

Discount, Servicing Fees, Successor Servicer Fees and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Administrative Agent and each Funding Agent shall otherwise consent in writing (which consent shall be obtained by the Administrative Agent):

                        (a) Financial Reporting. The Transferor will, and will cause TMN and each of TMN's Subsidiaries to, maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent, each Funding Agent and the Successor Servicer (and with respect to clause (vi) below, each Rating Agency):

                                (i)     Annual Reporting. Within one hundred
                (100) days after the close of the Transferor's and TMN's fiscal years, (x) audited financial statements, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be audited by such accountants) for TMN and its Subsidiaries, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, reasonably acceptable to the Administrative Agent and each Funding Agent, prepared in accordance with GAAP and any management letter prepared by said accountants and by a certificate of said accountants that, in the course of the foregoing, nothing has come to their attention to cause such accountants to believe that any Termination Event or Potential Termination Event has occurred, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof and (y) unaudited financial statements for the Transferor certified by its senior financial officer.

                                (ii) Quarterly Reporting. Within fifty (50) days after the close of the first three (3) quarterly periods of each of the Transferor's and TMN's fiscal years, for (x) the Transferor and (y) TMN and its Subsidiaries, in each case, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its senior financial officer.

                                (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Transferor's or TMN's, as applicable, chief financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Transferor or TMN, as applicable, and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

                                (iv)    Shareholders Statements and Reports.
                Promptly upon the furnishing thereof to the members of the Transferor or shareholders of TMN

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

                (but in any event within two (2) Business Days of such delivery), copies of all financial statements, reports and proxy statements so furnished.

                                (v) S.E.C. Filings. Promptly upon the filing thereof (but in any event within two (2) Business Days of such filing), TMN shall notify the Administrative Agent, each Funding Agent and the Successor Servicer of all registration statements and annual, quarterly, monthly or other regular reports which TMN or any Affiliate files with the Securities and Exchange Commission.

                                (vi)    Notice of Termination Events or
                Potential Termination Events. As soon as possible and in any event within one (1) Business Day after the Transferor obtains knowledge of the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

                                (vii) Change in Restaurant Guidelines and Debt Ratings. Within ten (10) Business Days after the date any material change in or amendment to the Restaurant Guidelines is made (subject to subsection 5.2(c) herein), a copy of the Restaurant Guidelines then in effect indicating such change or amendment. Within five (5) days after the date of any change in the Transferor's or TMN's public or private debt ratings, if any, a written certification of the Transferor's or TMN's public and private debt ratings after giving effect to any such change.

                                (viii)  Restaurant Guidelines. Within ninety
                (90) days after the close of each of TMN's and the Transferor's fiscal years, a complete copy of the Restaurant Guidelines then in effect.

                                (ix)    ERISA. Promptly after the filing or
                receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Transferor, any Seller or any ERISA Affiliate of the Transferor or any Seller files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, any Seller or any ERISA Affiliates of the Transferor or any Seller receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

                                (x) Rebate Options. Concurrently with any delivery of financial statements after the close of the second and fourth quarterly periods of each of TMN's fiscal years, a list of the Rebate options together with the number of Members entitled to each Rebate.

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

                                (xi)    Other Information. Such other
                information (including non-financial information) as the Administrative Agent, any Funding Agent or the Successor Servicer may from time to time reasonably request with respect to any Seller, the Transferor or any Subsidiary of any of the foregoing.

                        (b) Conduct of Business. The Transferor will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited liability company in its jurisdiction of incorporation and to maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such would have a Material Adverse Effect.

                        (c) Compliance with Laws. The Transferor will, and will cause each Seller and each of the Transferor's and the Seller's Affiliates to, comply with all Laws to which it or its respective properties may be subject, except where the failure to so comply would not have a Material Adverse Effect.

                        (d) Furnishing of Information and Inspection of Records. The Transferor will, and will cause TMN and each other Seller to, furnish to the Administrative Agent, each Funding Agent and the Successor Servicer from time to time such information with respect to the Receivables as the Administrative Agent, such Funding Agent or the Successor Servicer may reasonably request, including, without limitation, listings identifying the Restaurant and the Outstanding Balance for each Receivable, together with an aging of Receivables. The Transferor will, and will cause TMN and each other Seller to, at any time and from time to time during regular business hours and upon reasonable notice permit the Administrative Agent, each Funding Agent and the Successor Servicer, or their agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor, TMN or any other Seller, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's, TMN's or any other Seller's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor, TMN or any other Seller, as applicable, having knowledge of such matters.

                        (e) Keeping of Records and Books of Account. The Transferor will, and will cause TMN and each other Seller to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will, and will cause TMN and each other Seller to, give the Administrative Agent, each Funding Agent and the Successor Servicer prompt notice of any material change in the

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

        administrative and operating procedures of the Transferor, TMN or such other Seller, as applicable, referred to in the previous sentence.

                        (f) Performance and Compliance with Receivables and Contracts. The Transferor, at its expense, will, and will cause each Seller to, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Transferor or such Seller under the Contracts related to the Receivables; provided, however, that a breach of the covenant set forth in this clause (f) shall not give rise to a Termination Event unless such breach shall continue to be unremedied for a period of three (3) Business Days after the earlier of (i) the date on which a Responsible Officer of the Transferor or a Seller has knowledge of such failure to fully perform and comply and (ii) the date on which written notice of such failure to fully perform and comply has been given to the Transferor or the applicable Seller.

                        (g) Restaurant Guidelines. The Transferor will, and will cause TMN and each other Seller to, comply in all material respects with the Restaurant Guidelines in regard to each Receivable and the related Contract; provided, however, that a breach of the covenant set forth in this clause (g) shall not give rise to a Termination Event unless such breach shall continue to be unremedied for a period of three
        (3) Business Days after the earlier of (i) the date on which a Responsible Officer of the Transferor or a Seller has knowledge of such failure to comply and (ii) the date on which written notice of such failure to comply has been given to the Transferor or the applicable Seller.

                        (h) Collections. The Transferor shall, and shall cause TMN and each other Seller to, instruct all Credit Card Processors and each Restaurant (or its designee) to cause all Collections to be deposited directly to a Lock-Box Account.

                        (i) Collections Received. The Transferor shall, and shall cause TMN and each other Seller to, hold in trust, and deposit immediately (but in any event no later than one Business Day following its receipt thereof) to a Lock-Box Account all Collections received from time to time by the Transferor, TMN or any other Seller, as the case may be. The Transferor agrees not to deposit or otherwise credit or cause or permit to be so deposited or credited to such account cash or cash proceeds other than Collections of Receivables; provided, however that the deposit of cash or cash proceeds other than Collections into a Lock-Box Account shall not give rise to a Termination Event unless the Transferor, a Seller or the Servicer shall have failed to segregate or cause to be segregated any such cash or cash proceeds from Collections within two (2) Business Days of the deposit or credit to any Lock-Box Account.

                        (j) Sale Treatment. The Transferor will not, and will not permit any Seller to, account for (including for accounting purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables by a Seller to the Transferor. In addition, the Transferor shall, and shall cause each Seller to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated

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        with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and by the Receivables Purchase Agreement and the interest of the Transferor (in the case of each Seller's financial statements), the Initial Purchasers and the APA Bank Purchasers in the Receivables and Related Security, Collections and Proceeds with respect thereto.

                        (k) Enforcement of Receivables Purchase Agreement. The Transferor shall use its best efforts to enforce all rights held by it under the Receivables Purchase Agreement and shall not waive any breach of any covenant contained in Section 5.1 thereunder without the prior written consent of the Administrative Agent and each Funding Agent (to be obtained by the Administrative Agent).

                        (l) Separate Existence. The Transferor shall at all times:

                                (i)     maintain its own deposit account or
                accounts, separate from those of any Affiliate, with commercial banking institutions and ensure that the funds of the Transferor will not be diverted to any other Person or for other than corporate uses of the Transferor, nor will such funds be commingled with the funds of any Seller, TMN or any subsidiary or Affiliate of a Seller or TMN;

                                (ii) to the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

                                (iii) to the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

                                (iv)    enter into all material transactions
                between the Transferor and any of its Affiliates, whether currently existing or hereafter entered into, only on an arm's length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (iv);

                                (v) maintain office space separate from the office space of each Seller and their Affiliates and, to the extent that the Transferor and any of its stockholders or Affiliates have offices in the same location, there shall be a

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

                fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

                                (vi)    issue separate unaudited financial
                statements prepared not less frequently than quarterly and prepared in accordance with GAAP;

                                (vii)   conduct its affairs strictly in
                accordance with its organizational documents and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

                                (viii)  not assume or guarantee any of the
                liabilities of any Seller or any Affiliate thereof;

                                (ix)    take, or refrain from taking, as the
                case may be, all other actions that are necessary to be taken or not to be taken in order to comply with this Section 5.1(l); and

                                (x) will comply with all assumptions made in the Morgan, Lewis & Bockius LLP's "true sale" and
                "non-consolidation" opinions, each dated as of the Amendment Effective Date.

                        (m) Preservation of License. The Transferor will do or cause to be done all things necessary to preserve and maintain the License against the claims of all Persons (other than those Persons to whom the License or similar licenses have also been granted).

                        (n) Use and Enforcement of License. The Transferor will do or cause to be done all things necessary to use and enforce the License to facilitate the servicing and collection of the Receivables and the Related Security upon the occurrence of a Termination Event or Potential Termination Event. Additionally, the Transferor shall not contest the applicable Purchasers' right, title and interest in, to and under any tradenames, trademarks and/or service marks sold, assigned, transferred and conveyed by any Seller to the Purchaser pursuant to
        Section 2.1(e) of the Receivables Purchase Agreement and subsequently conveyed by the Transferor to the Administrative Agent on behalf of the applicable Purchasers pursuant to Section 2.1 of this Agreement.

                        (o) Statements of Use. Within fifteen (15) days after the first use in interstate commerce of any trademark, tradename or service mark listed on Schedule II-A, the Transferor shall file a "statement of use" with the United States Patent and Trademark Office ("PTO") relating to such trademark, tradename or service mark and

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

        shall use its best efforts to obtain the acceptance of such "statement of use" by the PTO thereafter.

                        (p) Compliance with Terms. The Transferor shall comply with all the requirements of the Trademark License Agreement and the Master License Agreement.

                SECTION 5.2 Negative Covenants of the Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date and (ii) date on which the Aggregate Net Investment has been reduced to zero and all accrued PARCO Discount, Fairway Discount, Servicing Fees, Successor Servicer Fees and all other Aggregate Unpaids shall have been paid in full, unless the Administrative Agent and each Funding Agent shall otherwise consent in writing (which consent shall be obtained by the Administrative Agent):

                        (a) No Sales, Liens, Etc. Except as otherwise provided herein and in the Receivables Purchase Agreement, the Transferor will not, and will not permit any Seller to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Receivables, Related Security, Collections or Proceeds with respect thereto, (y) any inventory or goods, the sale of which may give rise to a Collection, or (z) any Lock-Box Account (or the Collection Account) to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

                        (b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2 hereof, the Transferor will not, and will not permit any Seller to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto unless such amendment, modification or waiver shall not materially adversely affect the collectibility of such Receivable.

                        (c) No Change in Business or Restaurant Guidelines. The Transferor will not, and will not permit any Seller to, make any change in the character of its business or in the Restaurant Guidelines, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

                        (d) No Mergers, Etc. The Transferor will not, without the prior written consent of each Funding Agent (which consent shall be obtained by the Administrative Agent) and the Required Participants, and except as otherwise permitted pursuant to the Receivables Purchase Agreement, permit any Seller to, (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person.

                        (e) Change in Payment Instructions to Restaurants; Deposits to Lock-Box Accounts. The Transferor will not, and will not permit TMN or any other Seller to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its

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

        instructions to Credit Card Processors or Restaurants (or their designees) regarding payments to be made to any Lock-Box Account, unless
        (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Administrative Agent and each Funding Agent shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto and the Administrative Agent and each Funding Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable. The Transferor will not, and will not permit TMN, any other Seller or the Originator to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.

                        (f) Change of Name, Etc. The Transferor will not, and will not permit a Seller to, change its name, identity or structure or the location of its chief executive office, unless at least ten (10) days prior to the effective date of any such change the Transferor or Seller, as applicable, delivers to the Administrative Agent, each Funding Agent and the Servicer (i) such documents, instruments or agreements, executed by the Transferor or Seller, as applicable, as are necessary to reflect such change and to continue the perfection of the Administrative Agent's (on behalf of the Initial Purchasers and the APA Bank Purchasers) ownership interests or security interests in the Receivables and Related Security, Collections and Proceeds with respect thereto and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Administrative Agent to continue to exercise its rights contained in Section 2.8 hereof.

                        (g) Amendment to Receivables Purchase Agreement. The Transferor will not, and will not permit any Seller to, amend, modify, or supplement the Receivables Purchase Agreement, except with the prior written consent of the Administrative Agent and each Funding Agent; nor shall the Transferor take, or permit any Seller to take, any other action under the Receivables Purchase Agreement that shall have a material adverse effect on the Administrative Agent, any Funding Agent, any Initial Purchaser or any APA Bank Purchaser or which is inconsistent with the terms of this Agreement.

                        (h) Other Debt. Except as provided for herein, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement for the Purchase Price of the Receivables under the Receivables Purchase Agreement, and (ii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $9,850 at any one time outstanding.

                        (i) ERISA Matters. The Transferor will not, and will not permit any Seller to, (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained

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

        from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor, any Seller or any ERISA Affiliate of the Transferor or any Seller is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor, any Seller, or any ERISA Affiliate of the Transferor or any Seller under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of the Transferor and any Seller, in the aggregate, involve a payment of money or an incurrence of liability by the Transferor, any Seller or any ERISA Affiliate of the Transferor or any Seller.

                        (j) Payment to Sellers. With respect to any Receivable sold by a Seller to the Transferor, the Transferor shall, and shall cause each Seller to, effect such sale under, and pursuant to the terms of, the Receivables Purchase Agreement, including, without limitation, the payment by the Transferor either in cash to or by a capital contribution from such Seller of an amount equal to the Purchase Price for such Receivable as required by the terms of the Receivables Purchase Agreement.

                        (k) Capital Structure and Business. The Transferor will not without the prior written consent of the Administrative Agent and each Funding Agent (which consent shall be obtained by the Administrative Agent) and Rating Confirmation (i) make any changes in any of its business objectives, purposes or operations that could have or result in a Material Adverse Effect or (ii) amend, supplement or otherwise modify its organizational documents in a manner that could have or result in a Material Adverse Effect.

                        (l) Election to Terminate License Upon Rejection. In the event TMN or any other Seller becomes a debtor in a proceeding under the Bankruptcy Code, if any such debtor determines to reject the License in accordance with Bankruptcy Code Section 365, the Transferor will not elect under Bankruptcy Code Section 365(n)(1)(A) to treat the License as terminated.

                SECTION 5.3 Covenants of the Servicer. At all times from the date hereof to the later to occur of (i) the Termination Date and (ii) date on which the Aggregate Net Investment has been reduced to zero and, all accrued PARCO Discount, Fairway Discount, Servicing Fees, Successor Servicer Fees and all other Aggregate Unpaids shall have been paid in full, unless the Administrative Agent and each Funding Agent shall otherwise consent in writing (which consent shall be obtained by the Administrative Agent):

                        (a) Restaurant Guidelines. The Servicer will comply in all material respects with the Restaurant Guidelines in regard to each Receivable and the related Contract.

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

                        (b) Collections Received. The Servicer shall hold in trust, and deposit as soon as reasonably practicable (but in any event no later than one (1) Business Day following its receipt thereof) to the Collection Account all Collections received from time to time by the Servicer.

                        (c) Notice of Termination Events, Potential Termination Events or Servicer Defaults. As soon as possible, and in any event within one (1) Business Day after the Servicer obtains knowledge of the occurrence of each Termination Event, Potential Termination Event or Servicer Default, the Servicer will furnish to the Administrative Agent, each Funding Agent and each Rating Agency a written statement of a Responsible Officer of the Servicer setting forth details of such Termination Event, Potential Termination Event or Servicer Default, and the action which the Servicer, the Transferor or a Seller proposes to take with respect thereto.

                        (d) Conduct of Business. The Servicer will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such would have a Material Adverse Effect.

                        (e) Compliance with Laws. The Servicer will comply in all material respects with all Laws with respect to the Receivables.

                        (f) Further Information. The Servicer shall furnish or cause to be furnished to the Administrative Agent, the Successor Servicer and each Funding Agent such other information relating to the Receivables and readily available public information regarding the financial condition of the Servicer as soon as reasonably practicable, and in such form and detail, as the Administrative Agent, the Successor Servicer and such Funding Agent may reasonably request.

                SECTION 5.4 Negative Covenants of the Servicer. At all times from the date hereof to the later to occur of (i) the Termination Date and (ii) date on which the Aggregate Net Investment has been reduced to zero and, all accrued PARCO Discount, Fairway Discount, Servicing Fees, Successor Servicer Fees and all other Aggregate Unpaids shall have been paid in full, unless the Administrative Agent and each Funding Agent shall otherwise consent in writing (which consent shall be obtained by the Administrative Agent):

                        (a) No Sales, Liens, Etc. Except as otherwise provided herein and in the Receivables Purchase Agreement, the Servicer will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Receivables, Related Security, Collections or Proceeds with respect thereto, (y) any inventory or goods, the sale of which may give rise to a Collection, or
        (z) any Lock-Box Account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

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

                        (b) Consolidations, Mergers and Sales of Assets. The Servicer (so long as the Successor Servicer has not been appointed as Servicer hereunder) shall not without the prior written consent of each Funding Agent and the Required Participants (which consent shall be obtained by the Administrative Agent and shall not be unreasonably withheld) (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that the Servicer may consolidate or merge with another Person if (A)(1) the Servicer is the corporation surviving such consolidation or merger or (2) the Person into or with whom the Servicer is merged or consolidated is an Affiliate and the surviving corporation assumes in writing all duties and liabilities of the Servicer hereunder and (B) immediately after and giving effect to such consolidation or merger, no Termination Event or Potential Termination Event shall have occurred and be continuing.

                        (c) Lock-Box Accounts. Except as permitted pursuant to Sections 2.5 and 2.12 of this Agreement or as otherwise permitted under the Transaction Documents, the Servicer shall not make, or cause or permit any other Person to make any transfer of funds on deposit in a Lock-Box Account.

                        (d) Other Debt. Except as provided for herein or under the other Transaction Documents, the Servicer (or if Transmedia is no longer the Servicer hereunder, Transmedia) will not create, incur, assume or suffer to exist Indebtedness whether current or funded, which in the aggregate exceeds $5,000,000 at any one time outstanding.

                SECTION 5.5 Covenants of the Back-up Servicer and the Successor Servicer. The Back-up Servicer and the Successor Servicer each hereby agrees (solely as to itself) that during the term of this Agreement:

                        (a) Compliance With Agreements and Applicable Laws. The Back-up Servicer and the Successor Servicer shall perform each of its obligations under this Agreement in good faith and comply with all material requirements of any Law or any provision of any Contract or any related agreement applicable to its performance of such obligations;

                        (b) Access to Records, Discussions with Officers and Accountants. The Back-up Servicer and following the Termination Date and the appointment of the Successor Servicer as Servicer pursuant to
        Section 6.1, the Servicer shall, upon the reasonable written request of the Servicer (as to the Back-up Servicer), the Administrative Agent, any Funding Agent, the Successor Servicer (as to the Back-up Servicer), any Initial Purchaser or any APA Bank Purchaser, permit the Servicer (as to the Back-up Servicer), the Administrative Agent, any Funding Agent, the Successor Servicer (as to the Back-up Servicer), any Initial Purchaser or any APA Bank Purchaser, as the case may be, or their representative authorized designees (i) to inspect during normal business hours the books and records of the Back-up Servicer or the Servicer, respectively, as they may relate to the Receivables and the Related Security and the obligations of the Back-up Servicer and the Servicer, respectively, under this

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

        Agreement and (ii) to visit the offices and properties of the Back-up Servicer or the Servicer, respectively, for the purpose of examining such records, and to discuss matters related to Receivables or the Back-up Servicer's or the Servicer's, respectively, performance hereunder with any of the officers, directors, employees or independent public accountants of the Back-up Servicer or Servicer, respectively, having knowledge of such matters; and

                        (c) Software Licenses and Landlord Waivers. Within thirty (30) days of the Amendment Effective Date, the Back-up Servicer will (i) deliver to the Successor Servicer executed copies of software licenses or sublicenses, in a form reasonably acceptable to the Administrative Agent and each Funding Agent, which grant to the Successor Servicer the right to utilize any of the software owned or licensed by the Back-up Servicer that is necessary or desirable to perform the collection and administrative functions to be performed by the Successor Servicer under the Transaction Documents and (ii) deliver to the Successor Servicer executed copies of any landlord waivers in a form reasonably acceptable to the Successor Servicer, that may be necessary to grant to the Successor Servicer access to any leased premises of the Back-up Servicer for which the Successor Servicer may require access to perform the collection and administrative functions to be performed by the Successor Servicer under the Transaction Documents.

                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTIONS

                SECTION 6.1 Appointment of Servicer.

                        (a) The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 6.1. Until the Administrative Agent, with the consent or at the direction of the Funding Agents, gives notice to TMN of the designation of a new Servicer pursuant to this Section 6.1, TMN is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Servicer may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Servicer, without the prior written consent of the Administrative Agent and each Funding Agent; provided that TMN shall be permitted to delegate its duties hereunder to any of its Affiliates or their agents and may use subservicers, but such delegation shall not relieve TMN of its duties and obligations hereunder. The Administrative Agent (with the consent or at the direction of the Funding Agents) shall, after the occurrence of a Servicer Default or any other Termination Event, designate as Servicer the Back-up Servicer to succeed TMN. The Back-up Servicer hereby agrees to perform the duties and obligations of the Servicer pursuant to the terms hereof. In the event the Back-up Servicer is unable to accept the appointment or to perform such duties and obligations of the Servicer, the Successor Servicer shall, notwithstanding any other provision set forth herein, use reasonable efforts to act as the Servicer and shall use reasonable efforts to perform, or to engage a

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        third party to perform, the duties and obligations of the Servicer pursuant to the terms hereof. Chase shall be entitled to the Successor Servicer Fee in its capacity as Successor Servicer prior to acting in the capacity as Servicer. Following a Servicer Default or a Termination Event, the Administrative Agent may (with the consent or at the direction of the Funding Agents) notify any Credit Card Processor or Restaurant of the designation of the Back-up Servicer or, if applicable, the Successor Servicer as Servicer.

                        After the occurrence of a Servicer Default or any other Termination Event, the Servicer and the Transferor each hereby irrevocably authorize and grant to each of the Back-up Servicer and the Successor Servicer an irrevocable power-of-attorney to take any and all steps in the Servicer's or the Transferor's name and on behalf of the Servicer or the Transferor that are necessary or desirable to perform its duties hereunder, including collecting amounts due under the Receivables, including without limitation, endorsing the Servicer's name on checks and other instruments representing Collections and enforcing the Receivables and related Contracts. This power-of-attorney is coupled with an interest.

                        (b) The Back-up Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable Law and (ii) there is no reasonable action which the Back-up Servicer could take to make the performance of its duties hereunder permissible under applicable Law. Any such determination permitting the resignation of the Back-up Servicer shall be evidenced as to clause (i) above by an opinion of counsel to the Back-up Servicer to such effect addressed and delivered to, and in a form reasonably acceptable to, the Administrative Agent, each Funding Agent and the Successor Servicer. No such resignation shall become effective until a replacement Back-up Servicer shall have assumed the responsibilities and obligations of the Back-up Servicer in accordance with this Article VI. The Administrative Agent, each Funding Agent and the Successor Servicer shall be entitled to any fees and expenses (including the fees and expenses of outside agents and counsel) incurred in connection with the transition of servicing from the Servicer to another Person.

                        (c) If the Successor Servicer shall become legally unable to perform its obligations hereunder, it shall be entitled to petition a court of competent jurisdiction to appoint a Successor Servicer. The Successor Servicer may also resign upon receiving prior consent of the Administrative Agent and each Funding Agent, which consent shall not be unreasonably withheld. Notwithstanding anything contained herein, Chase may resign as Successor Servicer if Chase is no longer acting as Administrative Agent and PARCO Funding Agent.

                SECTION 6.2 Duties of Servicer.

                        (a) The Servicer shall take or cause to be taken all such action as may be reasonably necessary or advisable to collect each Receivable from time to time, all in accordance with applicable Laws, with reasonable care and diligence, and in

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        accordance with the Restaurant Guidelines. Each of the Transferor, the
        Administrative Agent, the Initial Purchasers and the APA Bank Purchasers, hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Receivables and Related Security, Collections and Proceeds with respect thereto. To the extent permitted by applicable Law, each of the Transferor, TMN (to the extent not then acting as Servicer hereunder) and each other Seller hereby grants to any Servicer appointed hereunder an irrevocable power of attorney to take in the Transferor's and/or each Seller's name and on behalf of the Transferor or a Seller any and all steps necessary or desirable, in the reasonable determination of the Servicer, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or a Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Servicer shall set aside for the account of the Transferor and the Purchasers their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof. The Servicer shall segregate and deposit to each Funding Account, for the benefit of the Purchasers within each Funding Agent's Purchaser Group, each such Purchaser's allocable share of Collections of Receivables when required pursuant to Article II hereof. The Servicer and TMN agree that prior to making any material change in the Restaurant Guidelines in effect on the Amendment Effective Date, they shall give at least ten (10) Business Days' prior written notice to each Rating Agency, the Administrative Agent, each Funding Agent and the Transferor of such changes; provided, however, that in the case of any material change in its Restaurant Guidelines made pursuant to any Requirement of Law as to which it is unable to give ten (10) Business Days' prior written notice, then the Servicer and TMN shall give written notice to each Rating Agency, the Administrative Agent, each Funding Agent and the Transferor of such changes as soon as reasonably practicable prior to the implementation of such changes. If TMN or the Servicer changes the Restaurant Guidelines to lengthen the standard time (currently six (6) months) in which Credits from any Restaurant are expected to be used, such change shall be deemed to be a material adverse change. In the event that any such changes (except changes that are necessary under any Requirement of Law) could reasonably be expected to materially and adversely affect the rights of the Initial Purchasers or the APA Bank Purchasers, then such changes shall not become effective without the prior written consent of each Funding Agent and the Required Participants, which consent shall be obtained by the Administrative Agent. The Transferor shall deliver to the Servicer and the Servicer shall hold in trust for the Transferor, the Initial Purchasers, the Administrative Agent, the Funding Agents and the APA Bank Purchasers, in accordance with their respective interests, all Records which evidence or relate to Receivables, Related Security or Collections. Notwithstanding anything to the contrary contained herein, following the occurrence of a Termination Event and during the continuation of a Potential Termination Event, the Administrative Agent, with the consent or at the direction of the Funding Agents, shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is TMN or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Servicer shall not make the Administrative Agent, the Successor Servicer, any Initial Purchaser, any Funding

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

        Agent or any of the APA Bank Purchasers a party to any litigation without the prior written consent of such Person.

                        (b) The Servicer shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Receivable. If the Servicer is not the Transferor, TMN or an Affiliate of the Transferor or TMN, the Servicer, by giving three (3) Business Days' prior written notice to the Administrative Agent and each Funding Agent, may revise the Servicing Fee, provided that such revised Servicing Fee shall be a reasonable fee agreed upon by the Servicer, the Administrative Agent and each Funding Agent on an arms-length basis reflecting rates and terms prevailing at such time. The Servicer, if other than the Transferor or TMN or an Affiliate of the Transferor or TMN, shall as soon as practicable upon demand, deliver to TMN all Records in its possession which evidence or relate to indebtedness of a Restaurant which is not a Receivable.

                        (c) On or before ninety (90) days after the end of each fiscal year of the Servicer, beginning with the fiscal year ending September 30, 2001, the Servicer shall cause a firm of independent public accountants acceptable to the Administrative Agent, the Funding Agents and the Successor Servicer at the expense of the Transferor (who may also render other services to the Servicer, the Transferor, TMN or any Affiliates of any of the foregoing) to furnish a report to the Administrative Agent, the Funding Agents and the Successor Servicer performing such agreed upon procedures with respect to the Servicer's servicing procedures and internal control system as may be reasonably requested by the Administrative Agent, any Funding Agent or the Successor Servicer. The scope of the review shall be as put forth in Exhibit N hereto.

                The Servicer shall cause such firm of nationally recognized independent certified public accountants to furnish such report to the Administrative Agent and each Funding Agent using generally accepted auditing standards to the effect that they have compared the mathematical calculations of each amount set forth in five Weekly Reports and three Settlement Statements in a sample randomly chosen during such annual period and delivered by the Servicer pursuant to Section 2.11 during the period covered by such report with the Servicer's computer reports that were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report.

                        (d) Notwithstanding anything to the contrary contained in this Article VI, the Servicer, if not the Transferor, TMN or any Affiliate of the Transferor or TMN, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.2(b) hereof.

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                SECTION 6.3 Rights After Designation of New Servicer. At any
time following the designation of a Servicer pursuant to Section 6.1 hereof:

                                (i) The Administrative Agent may, with the consent of the Funding Agents, or shall, at the direction of the Funding Agents and the Required Participants, direct that payment of all amounts payable under any Receivable be made directly to the Administrative Agent or its designee for the benefit of the Funding Agents, the Initial Purchasers and the APA Bank Purchasers.

                                (ii)    The Transferor shall, at the
                Administrative Agent's request (which request shall be made only with the consent or at the direction of the Funding Agents) and at the Transferor's expense, give notice of the Initial Purchasers', the Transferor's and/or the APA Bank Purchasers' ownership of Receivables to each Credit Card Processor and each Restaurant (or its designee) and direct that payments be made directly to the Administrative Agent or its designee (for the benefit of the Purchasers).

                                (iii)   The Transferor shall, at the
                Administrative Agent's request (which request shall be made only with the consent or at the direction of the Funding Agents), (A) assemble all of the Records, and shall make the same available to the Administrative Agent, any Funding Agent or their respective designee at a place selected by the Administrative Agent, any Funding Agent or their respective designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Administrative Agent and each Funding Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee (for the benefit of the Purchasers).

                                (iv) The Transferor and each Seller hereby authorize the Administrative Agent (for the benefit of the Purchasers) to take any and all steps in the Transferor's or any Seller's name and on behalf of the Transferor and any Seller necessary or desirable, in the reasonable determination of the Administrative Agent, with the consent or at the direction of the Funding Agents, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's or any Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

                SECTION 6.4 Servicer Default. The occurrence of any one or more of the following events shall constitute a Servicer default (each, a "Servicer Default"):

                        (a) (i) the Servicer or the Back-up Servicer or, to the extent that the Transferor, TMN or any Affiliate of the Transferor or TMN is then acting as Servicer, the Transferor, TMN or such Affiliate, as applicable, shall fail to observe or perform any term, covenant or agreement hereunder (other than as referred to in clause
        (ii) of

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        this Section 6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for eight (8) Business Days following the earlier to occur of receipt of notice thereof by the Servicer or the Back-up Servicer, as applicable, from the Administrative Agent or a Funding Agent or discovery thereof by the Servicer or the Back-up Servicer, as applicable, or (ii) the Servicer or the Back-up Servicer or, to the extent that the Transferor, TMN or any Affiliate of the Transferor or TMN is then acting as Servicer, the Transferor, TMN or such Affiliate, as applicable, shall fail to make any payment or deposit required to be made by it hereunder when due or the Servicer shall fail to observe or perform any term, covenant or agreement on the Servicer's part to be performed under Section 2.8(b) hereof; or

                        (b) any representation, warranty, certification or statement made by the Servicer or the Back-up Servicer or the Transferor, TMN or any Affiliate of the Transferor or TMN (in the event that the Transferor, TMN or such Affiliate is then acting as the Servicer) in this Agreement, the Receivables Purchase Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; provided, however, that (i) to the extent any breach of any such representation or warranty may be cured within eight (8) Business Days, the Servicer or the Back-up Servicer, as applicable, shall have eight
        (8) Business Days following the earlier to occur of receipt of notice thereof by the Servicer or the Back-up Servicer, as applicable, from the Administrative Agent or a Funding Agent or discovery thereof by the Servicer or the Back-up Servicer, as applicable, to make such representation and warranty true and correct in all material respects, and (ii) if any such representation and warranty relates to a Receivable for which the Transferor has paid to the Servicer an amount equal to the Outstanding Balance of such Receivable pursuant to Section 2.9(a) hereof, then the breach of such representation or warranty shall not give rise to a Servicer Default under this subsection (b); or

                        (c) (i) failure of the Servicer or any of its Affiliates to pay when due any amounts due under any agreement under which any Indebtedness greater than $1,000,000 is governed; or (ii) the default by the Servicer or any of its Affiliates in the performance of any term, provision or condition contained in any agreement under which any Indebtedness greater than $1,000,000 was created or is governed, regardless of whether such event is an "event of default" or "default" under any such agreement; or (iii) any Indebtedness of the Servicer or any of its Affiliates greater than $1,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) by reason of a breach or default of same prior to the scheduled date of maturity thereof; or

                        (d) any Event of Bankruptcy shall occur with respect to the Servicer or any of its Affiliates or the Back-up Servicer or any of its Affiliates; or

                        (e) there shall have occurred any material adverse change in the operations of the Servicer since the end of last fiscal year ending prior to the date of its

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

        appointment as Servicer hereunder or any other event shall have occurred which, in the commercially reasonably judgment of the Administrative Agent, any Funding Agent or the Successor Servicer, materially and adversely affects the Servicer's ability to either collect or account for the Receivables or to perform under this Agreement.

                SECTION 6.5 Responsibilities of the Transferor and each Seller. Anything herein to the contrary notwithstanding, the Transferor shall, and/or shall cause each Seller to, (i) perform all of each Seller's obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Receivables Purchase Agreement and the exercise by the Administrative Agent, any Funding Agent, any Initial Purchaser or any APA Bank Purchaser of their rights hereunder and under the Receivables Purchase Agreement shall not relieve the Transferor or such Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Administrative Agent, nor any Funding Agent, nor any Initial Purchaser, nor any APA Bank Purchaser shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of a Seller, the Originator or the Transferor thereunder.

                SECTION 6.6 Collection Procedures. On or before the Original Closing Date, the Servicer, each Seller and the Transferor shall have established and shall maintain thereafter the system of collecting and processing Collections of Receivables set forth in Exhibit O attached hereto, as such Exhibit may be amended, supplemented or modified with the prior written consent of the Administrative Agent and each Funding Agent.

                SECTION 6.7 Servicer Indemnification of Indemnified Parties. The Servicer shall indemnify and hold harmless the Indemnified Parties, from and against any loss, liability, expense, damage or injury suffered or sustained solely by reason of any breach by the Servicer of any of its representations, warranties or covenants contained in this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses reasonably incurred in connection with the defense of any actual action, proceeding or claim; provided, however, that (i) the Servicer shall not indemnify any Indemnified Party if such acts or omissions were attributable to fraud, gross negligence or willful misconduct by such Indemnified Party and (ii) neither the Servicer nor any of the directors, officers, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Indemnified Parties for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided, further, however that the immediately preceding proviso shall not protect the Servicer or any such director, officer, employee or agent against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer or an Affiliate of the Servicer) respecting any matters arising hereunder. Any indemnification pursuant to this Section shall be had only from the assets of the Servicer and shall not be payable from Collections, except to the extent such Collections

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

are released to the Servicer in accordance with Sections 2.5 and 2.6. The provisions of such indemnity shall run directly to and be enforceable by such Indemnified Parties and shall survive the resignation or removal of the Servicer or any Indemnified Party and shall survive the termination of this Agreement. Without limiting the foregoing, each Seller, by transferring interests in the Receivables to the Transferor, the Transferor, by transferring interests in the Receivables to the Administrative Agent, for the benefit of the Initial Purchasers and/or the APA Bank Purchasers, and the Administrative Agent on behalf of the Initial Purchasers and the APA Bank Purchasers, by acquiring such interest in the Receivables, acknowledges that each Seller has transferred and the Transferor, and the Administrative Agent, on behalf of the Initial Purchasers and the APA Bank Purchasers, as applicable, have assumed all risk of payment and collection with respect thereto.

                SECTION 6.8 Maintenance of Property; Insurance. The Servicer will (i) keep all property and assets useful and necessary in its business as Servicer in good working order and condition (normal wear and tear excepted),
(ii) maintain, with financially sound and reputable insurance companies, insurance on all its property and assets necessary in its business as Servicer in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business and reasonably satisfactory to the Administrative Agent and each Funding Agent, (iii) furnish to the Transferor, the Administrative Agent and each Funding Agent upon written request, full information as to the insurance carried, (iv) within five days of receipt of notice from any insurer, furnish the Transferor, the Administrative Agent and each Funding Agent with a copy of any notice of cancellation or material change in coverage from that existing on the Amendment Effective Date and (v) forthwith, furnish the Transferor, the Administrative Agent and each Funding Agent with notice of any cancellation or nonrenewal of coverage by the Servicer. The Servicer will (A) maintain disaster recovery systems and back-up computer and other information management systems that, in the Servicer's reasonable judgment, are sufficient to protect its business as Servicer against material interruption or loss in the event of damage to, or loss or destruction of, its primary computer and information management systems and (B) furnish to the Transferor, the Administrative Agent and each Funding Agent, upon written request, full information as to such disaster recovery systems and back-up computer and information management systems.

                SECTION 6.9 Duties of the Back-Up Servicer. The Back-up Servicer shall, for the benefit of the Administrative Agent, each Funding Agent and the Successor Servicer, (i) receive daily data from the Servicer relating to the Receivables, the Restaurants, Collections and the Members' Credit Card Accounts;
(ii) keep and maintain all such data received and all other records, correspondence and documents necessary or desirable for the servicing of the Receivables; (iii) maintain its existing computer system and any other information management systems necessary for servicing the Receivables; and (iv) provide the Administrative Agent, each Funding Agent, the Successor Servicer, each Initial Purchaser and each APA Bank Purchaser and their respective representatives access to offices of the Back-up Servicer used in connection with performing its duties hereunder and to the documentation in its possession regarding the Receivables, such access being afforded without charge but only
(1) upon two Business Days prior notice, (2) during normal business

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hours, and (3) subject to the Back-up Servicer's normal security and confidentiality procedures. All fees of the Back-up Servicer in connection with its duties hereunder (the "Back-up Servicer Fees") shall be paid by TMN out of TMN's own funds as agreed upon between TMN and the Back-up Servicer.

                SECTION 6.10 Grant of License. For the purpose of enabling the Back-up Servicer and the Successor Servicer to perform the functions of servicing and collecting the Receivables upon a Servicer Default, the Servicer and each Seller hereby (i) assigns, to the extent permitted, to the Back-up Servicer and the Successor Servicer and shall be deemed to assign to the Back-up Servicer and the Successor Servicer all rights owned or hereinafter acquired by any Seller or the Servicer (by license, sublicense, lease, easement or otherwise) in and to any equipment together with a copy of any software listed on Schedule I hereto, (ii) agrees to use its best efforts to assist the Back-up Servicer and the Successor Servicer to arrange licensing agreements with all software vendors and other applicable persons in a manner and to the extent reasonably appropriate to effectuate the servicing of the Receivables, and (iii) deliver to the Back-up Servicer and the Successor Servicer executed copies of any landlord waivers in a form reasonably acceptable to the Back-up Servicer and the Successor Servicer, that may be necessary to grant to the Back-up Servicer and the Successor Servicer access to any leased premises of any of the Servicer for which the Back-up Servicer or the Successor Servicer may require access to perform the collection and administrative functions to be performed by the Back-up Servicer or the Successor Servicer under the Transaction Documents.

                SECTION 6.11 Successor Servicer Liability. The Successor Servicer offers no representations concerning, and shall have no liability hereunder with respect to, the collectability, enforceability or other characteristics of the Receivables as such. Notwithstanding any other provision of this Agreement, the Successor Servicer shall not be liable hereunder for (a) any act taken or any omission by the Successor Servicer acting in good faith in conformity with the written consent or approval of the Administrative Agent, the Funding Agents, the Transferor, the Servicer, the Initial Purchasers, the APA Bank Purchasers or the Back-up Servicer or (b) the Successor Servicer's performance (or lack of performance) under this Agreement, except with regard to acts or omissions of the Successor Servicer constituting gross negligence, bad faith, willful misfeasance or recklessness.

                The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability hereunder (i) for any act or failure to act by any third party, including the Administrative Agent, the Funding Agents, the Transferor, the Servicer, the Initial Purchasers, the APA Bank Purchasers or the Back-up Servicer or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity or unenforceability of any Receivable or noncompliance of the underlying Contract with applicable Law or the breach or the inaccuracy of any representation or warranty made with respect to any Receivable. Without limiting the foregoing, any liability of the Successor Servicer under or in connection with this Agreement shall be limited to direct damages caused as a result of its gross negligence or willful misconduct and the Successor Servicer shall in no event have any liability for any special, indirect, or consequential loss or damage of any kind whatsoever (including, but not

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limited to lost profits), even if the Successor Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action.

                The Successor Servicer undertakes to perform such duties and only such duties as are required by this Agreement. The Successor Servicer shall not have any duties or responsibilities except those expressly set forth in this Agreement or be a trustee for or have any fiduciary obligation to any party hereto.

                None of the provisions of this Agreement shall require the Successor Servicer to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

                The Successor Servicer may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                The Successor Servicer may consult with counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

                The Successor Servicer shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

                The Successor Servicer may act through agents, attorneys, nominees and custodians and shall not be liable for the actions or omissions of such agents, attorneys, nominees and custodians appointed with due care.

                                   ARTICLE VII

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

                SECTION 7.1 Indemnities by the Transferor. Without limiting any other rights which the Administrative Agent, the Funding Agents, the Initial Purchasers, the Successor Servicer, the Fairway APA Banks or the PARCO APA Banks may have hereunder or under applicable Law, the Transferor hereby agrees to indemnify the Administrative Agent, the Initial Purchasers, the Funding Agents, the Fairway APA Banks, the PARCO APA Banks and the Successor Servicer and any successors and permitted assigns and their respective officers, directors, agents and employees (collectively, "Indemnified Parties" and each, an "Indemnified Party") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor and any of the

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Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership, either directly or indirectly, by the Administrative Agent, any Initial Purchaser, any Funding Agent, or any APA Bank Purchaser of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables; provided that any Indemnified Amounts owed under this Section 7.1 shall be payable in accordance with Sections 2.5 and 2.6 and shall be Transferor Subordinated Obligations. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                        (a) any representation or warranty made by the Transferor or any officers of the Transferor under this Agreement, any of the other Transaction Documents, any Settlement Report, any Weekly Report, any Daily Report or any other written information or report delivered by the Transferor pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

                        (b) the failure by the Transferor to comply in any material respect with any applicable Law, with respect to any Receivable or the related Contract, or the nonconformity in any material respect of any Receivable or the related Contract with any such applicable Law;

                        (c) any dispute, claim, offset or defense (other than discharge in bankruptcy) of a Restaurant to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Restaurant enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or provision of services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                        (d) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise which is the subject of any Receivable;

                        (e) the failure by the Transferor to comply in any material respect with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Contracts;

                        (f) the failure of the Transferor to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

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                        (g)     any repayment by any Indemnified Party of any
        amount previously distributed in reduction of Aggregate Net Investment which such Indemnified Party believes in good faith is required to be made;

                        (h) the commingling by the Transferor of Collections of Receivables at any time with other funds to the extent not otherwise permitted pursuant to this Agreement and the other Transaction Documents;

                        (i) any investigation, litigation, preparation for litigation, proceeding, audit, dispute or disagreement related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor, the ownership of Transferred Interests, or any Receivable, Related Security or Contract;

                        (j) the failure of any Lock-Box Bank to remit any amounts held in the Lock-Box Accounts pursuant to the instructions of the Servicer, the Transferor, TMN or the Administrative Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Lock-Box Agreement) whether by reason of the exercise of set-off rights or otherwise;

                        (k) any failure of the Transferor to give reasonably equivalent value to any Seller in consideration of the purchase by the Transferor from any Seller of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

                        (l) any action taken by the Transferor in the enforcement or collection of any Receivable; provided, that the Transferor shall not be liable for Indemnified Amounts attributable to the fraud, gross negligence or willful misconduct of any Servicer in the enforcement or collection of any Receivable if such Servicer is not the Transferor, TMN or any Affiliate of the Transferor or TMN; or

                        (m) any failure by the Transferor to complete an Incremental Transfer following the receipt by the Administrative Agent and/or any Funding Agent of notice of a proposed Transfer from the Transferor pursuant to Section 2.2 due to no fault of the Administrative Agent, the Initial Purchasers, the Funding Agents or the APA Bank Purchasers;

provided, however, that if the Initial Purchasers enter into agreements for the purchase of interests in receivables from one or more Other Transferors, the Initial Purchasers shall ratably allocate such Indemnified Amounts related to the Initial Purchasers' program documents to the Transferor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Transferor and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor, such Other Transferors shall be solely liable for such Indemnified Amounts.

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                SECTION 7.2 Indemnity for Reserves and Expenses.

                        (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law), other than Laws, interpretations, guidelines or directives relating to Taxes:

                                (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or under the other Transaction Documents; or

                                (ii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of any portion of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or otherwise in respect of this Agreement or the other Transaction Documents, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of any portion of the Transferred Interest, the Receivables, the obligations hereunder or the funding of any Purchases hereunder or under the other Transaction Documents, by an amount reasonably deemed by such Indemnified Party to be material, then, within ten (10) Business Days after demand by such Indemnified Party through its Funding Agent or the Administrative Agent, the Transferor or TMN shall pay to the applicable Funding Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction; provided that no such amount shall be payable with respect to any period commencing more than two hundred and seventy (270) days prior to the date the Administrative Agent or such Funding Agent first notifies the Transferor or TMN of its intention to demand compensation therefor under this Section 7.2(a); provided further that if such change in Law giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof. In making demand hereunder, the applicable Indemnified Party shall submit to

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the Transferor a certificate as to such increased costs incurred which shall provide in detail the basis for such claim.

                        (b) if any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of Law) of any such Official Body, has or would have, due to an increase in the amount of capital required to be maintained by such Indemnified Party, the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Indemnified Party to be material, then from time to time, within ten (10) Business Days after demand by such Indemnified Party through its Funding Agent or the Administrative Agent, the Transferor or TMN shall pay to the applicable Funding Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction; provided that no such amount shall be payable with respect to any period commencing more than two hundred and seventy (270) days prior to the date the Administrative Agent or such Funding Agent first notifies the Transferor or TMN of its intention to demand compensation therefor under this
        Section 7.2(b); provided further that if such change in Law, giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof. In making demand hereunder, the applicable Indemnified Party shall submit to the Transferor a certificate as to such increased costs incurred which shall provide in detail the basis for such claim.

                        (c) Anything in this Section 7.2 to the contrary notwithstanding, if the Initial Purchasers enter into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Initial Purchasers shall ratably allocate the liability for any amounts under this Section 7.2 ("Section 7.2 Costs") to the Transferor and TMN and each Other Transferor; provided, however, that if such Section 7.2 Costs are attributable to the Transferor or TMN and not attributable to any Other Transferor, the Transferor and TMN shall be solely liable for such Section 7.2 Costs or if such Section 7.2 Costs are attributable to Other Transferors and not attributable to the Transferor or TMN, such Other Transferors shall be solely liable for such Section 7.2 Costs.

                        (d) all amounts owed by the Transferor pursuant to this Section 7.2 shall be payable in accordance with Sections 2.5 and
        2.6 and shall be Transferor Subordinated Obligations. Any amounts owed by TMN pursuant to this Section shall be had only from the assets of TMN and shall not be payable from Collections, except to the extent such Collections are released to TMN in accordance with Sections 2.5 and 2.6.

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                SECTION 7.3 Indemnity for Taxes.

                        (a) All payments made by the Transferor, any Seller or the Servicer to the Funding Agents for the benefit of the Initial Purchasers and the APA Bank Purchasers under this Agreement and any other Transaction Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body, excluding (i) taxes imposed on the net or branch income of the Administrative Agent or any other Indemnified Party, however denominated, and (ii) franchise taxes imposed on the net or branch income of the Administrative Agent or any other Indemnified Party and (iii) taxes imposed as a result of the failure of the Administrative Agent or such Indemnified Party to comply with the requirements of subsection 7.3(b) hereof if it is not incorporated under the laws of the United States of America or a State thereof or the District of Columbia, in each case imposed: (1) by the United States or any political subdivision or taxing authority thereof or therein; (2) by any jurisdiction under the laws of which the Administrative Agent or such Indemnified Party or lending office is organized or in which its lending office is located, managed or controlled or in which its principal office is located or any political subdivision or taxing authority thereof or therein; or (3) by reason of any connection between the jurisdiction imposing such tax and the Administrative Agent, such Indemnified Party or such lending office other than a connection arising solely from this Agreement or any other Transaction Document or any transaction hereunder or thereunder (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings, collectively or individually, "Taxes"). If any such Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Indemnified Party hereunder, the amounts so payable to the Administrative Agent or such Indemnified Party shall be increased to the extent necessary to yield to the Administrative Agent or such Indemnified Party (after payment of all Taxes) all amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents. The Transferor or TMN shall indemnify the Administrative Agent or any such Indemnified Party for the full amount of any such Taxes within thirty (30) days after the date of written demand therefor by the Administrative Agent. All amounts owed by the Transferor pursuant to this Section 7.3(a) shall be payable in accordance with Sections 2.5 and 2.6 and shall be Transferor Subordinated Obligations. Any amounts owed by TMN or the Servicer pursuant to this Section shall be had only from the assets of TMN or the Servicer, as applicable, and shall not be payable from Collections, except to the extent such Collections are released to TMN or the Servicer, as applicable, in accordance with Sections 2.5 and 2.6.

                        (b) Each Indemnified Party that is not incorporated under the laws of the United States of America or a State thereof or the District of Columbia shall:

                                (i)     deliver to the Transferor and the
                Administrative Agent (A) two duly completed copies of IRS Form 1001 or Form 4224, or successor

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                applicable form, as the case may be, and (B) an IRS Form W-8BEN,
                W-8ECI or W-9, or successor applicable form, as the case may be;

                                (ii)    deliver to the Transferor and the
                Administrative Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Transferor; and

                                (iii)   obtain such extensions of time for
                filing and complete such forms or certifications as may reasonably be requested by the Transferor or the Administrative Agent;

unless, in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Indemnified Party from duly completing and delivering any such form with respect to it, and such Indemnified Party so advises the Transferor and the Administrative Agent. Each such Indemnified Party so organized shall certify (i) in the case of an IRS Form 1001 or IRS Form 4224 (or successor applicable form), that it is entitled to receive payments under this Agreement and the other Transaction Documents without deduction or withholding of any United States federal income taxes and (ii) in the case of an IRS Form W-8BEN, IRS Form W-8ECI or IRS Form W-9 (or successor applicable form), that it is entitled to an exemption from United States backup withholding tax. Each Person that is an Initial Purchaser or Participant under the Transaction Documents, or which otherwise becomes a party to this Agreement as a PARCO APA Bank or a Fairway APA Bank, shall, prior to the effectiveness of such assignment, participation or addition, as applicable, be required to provide all of the forms and statements required pursuant to this Section 7.3.

                SECTION 7.4 Other Costs, Expenses and Related Matters.

                        (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Administrative Agent, the Initial Purchasers, the Funding Agents, the Fairway APA Banks, the PARCO APA Banks and the Successor Servicer harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Administrative Agent, the Initial Purchasers, the Fairway APA Banks, the PARCO APA Banks, the Successor Servicer and/or the Funding Agents) or intangible, documentary or recording taxes incurred by or on behalf of the Administrative Agent, any Initial Purchaser, any Fairway APA Bank, any PARCO APA Bank, the Successor Servicer and any Funding Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time upon receipt of prior written notice thereof from the Administrative Agent, any

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        Initial Purchaser, any Funding Agent, the Successor Servicer, any PARCO
        APA Bank or any Fairway APA Bank, as applicable (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, or (b) arising in connection with the Administrative Agent's, any Initial Purchaser's, any Fairway APA Bank's, any PARCO APA Bank's, the Successor Servicer's or any Funding Agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement) (all of such amounts, collectively, "Transaction Costs"). All Transaction Costs owed by the Transferor pursuant to this Section 7.4(a) shall be payable in accordance with Section 2.5 and 2.6 and shall be Transferor Subordinated Obligations.

                        (b) The Transferor shall pay the applicable Funding Agent, for the account of the Initial Purchasers and the APA Bank Purchasers, as applicable, on demand any Early Collection Fee due on account of the reduction of a Tranche on any day prior to the last day of its Tranche Period.

                        (c)     The Administrative Agent will within forty-five
        (45) days after receipt of notice of any event occurring after the date hereof which will entitle an Indemnified Party to compensation pursuant to this Article VII, notify the Transferor and TMN in writing. Any notice by the Administrative Agent or any Funding Agent claiming compensation under this Article VII and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error, provided that such claim is made in good faith and on a reasonable basis. In determining such amount, the Administrative Agent, any Funding Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

                        (d) If any Seller is required to pay any additional amount to any Purchaser pursuant to Sections 7.2 or 7.3, then such Purchaser shall use reasonable efforts (which shall not require such Purchaser to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden reasonably deemed by it to be significant) (A) to file any certificate or document reasonably requested in writing by such Seller or (B) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce amounts payable pursuant to Sections 7.2 or 7.3, as the case may be, in the future.

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                                  ARTICLE VIII

                               TERMINATION EVENTS

                SECTION 8.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

                        (a) the Transferor, any Seller or the Servicer shall fail to make any payment or deposit to be made by it hereunder or under any of the Transaction Documents and such failure shall continue for one
        (1) Business Day after the date such payment or deposit became due hereunder or thereunder; or

                        (b) any representation, warranty, certification or statement made by the Transferor or any Seller in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided, however, that if any such representation, warranty, certification or statement relates to a Receivable for which the Transferor has paid to the Servicer an amount equal to the Outstanding Balance of such Receivable pursuant to Section 2.9(a) hereof, then the breach of such representation or warranty shall not give rise to a Termination Event under this subsection (b); or

                        (c) Failure on the part of any Seller or the Transferor to observe or perform in any material respect any other term, covenant or agreement in this Agreement or any other Transaction Document; or

                        (d) (i) failure of the Transferor, any Seller, or any Affiliate of the Transferor or any Seller to pay when due any amounts due under any agreement to which any such Person is a party and under which any Indebtedness greater than $1,000,000 is governed; or
        (ii) the default by the Transferor, any Seller or any Affiliate of the Transferor or any Seller in the performance of any term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the Transferor, any Seller or any Affiliate of the Transferor or any Seller greater than $1,000,000 was created or is governed, regardless of whether such event is an "event of default" or "default" under any such agreement; or (iii) any Indebtedness owing by the Transferor, any Seller or any Affiliate of the Transferor or any Seller greater than $1,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) by reason of a breach or default of same prior to the date of maturity thereof; or

                        (e) any Event of Bankruptcy shall occur with respect to the Transferor, any Seller, or any Affiliate of either the Transferor or any Seller; or

                        (f) the Administrative Agent, on behalf of the Funding Agents, the Initial Purchasers and the APA Bank Purchasers, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the

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        Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claims; or

                        (g)     a Servicer Default shall have occurred; or

                        (h) the Purchase Termination Date shall have occurred under the Receivables Purchase Agreement; or

                        (i) (A) without obtaining the prior written consent of the Administrative Agent, the Funding Agents and the Required Participants, the Transferor or any Seller shall enter into any transaction or merger whereby it is not the surviving entity or (B) a Change of Control shall occur; or

                        (j) there shall have occurred any material adverse change in the operations of the Transferor or any Seller since the Amendment Effective Date, or any other Material Adverse Effect shall have occurred; or

                        (k) the institution of any litigation, arbitration proceedings or governmental proceeding involving any Seller or the Transferor or the Receivables which would be reasonably probable to have a Material Adverse Effect; or

                        (l) (i) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor deposits to the Funding Accounts on the next Business Day, for the benefit of the Initial Purchasers and/or the APA Bank Purchasers, as applicable, from previously received Collections that have been released to or set aside for the Transferor pursuant to Section 2.5 hereof, an amount that brings the Percentage Factor to less than or equal to the Maximum Percentage Factor or increases the balance of the Receivables on the next Business Day so as to reduce the Percentage Factor to less than or equal to 100%; or (ii) the Aggregate Net Investment shall exceed the Facility Limit; or

                        (m) the two week rolling average of Weekly Net Sales shall decline by an amount greater than 15%; or

                        (n)     the Advance Rate shall be less than 60.0%; or

                        (o) (i) the average years of employment by the Sellers of the Sellers' sales employees (excluding administrative staff) is less than 2.0 years; or (ii) the aggregate number of the Sellers' sales employees shall be less than 50; or

                        (p)     the minimum net worth of TMN and its
        Consolidated Subsidiaries (as defined in accordance with GAAP) is less than $24,000,000; or

                        (q) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against the Transferor, a Seller, the Servicer or their subsidiaries or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which

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        execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Transferor, a Seller, the Servicer or their subsidiaries to enforce any such judgment; or

                           (r) the Servicer shall fail to deliver to the Administrative Agent, each Funding Agent and the Successor Servicer an accurate and timely report required to be delivered by it under the terms of the Transaction Documents within three (3) Business Days of
         (i) with respect to any Settlement Report or Weekly Report, when such report was due or (ii) with respect to any other report, receipt by the Servicer of written notice from the Administrative Agent, any Funding Agent or the Successor Servicer that such report is due.

                SECTION 8.2 Remedies Upon the Occurrence of a Termination Event or a Potential Termination Event.

                        (a) Upon the occurrence of any Termination Event or a Potential Termination Event, the Administrative Agent shall, at the direction of either Funding Agent, by notice to the Transferor and the Servicer, declare the Termination Date to have occurred, provided, however, that in the case of any event described in Section 8.1(e), 8.1(f), 8.1(l)(i) and 8.1(l)(ii) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. At all times after the occurrence of a Termination Event or Potential Termination Event pursuant to Section 8.2(a), (i) the PARCO Base Rate plus 2.00% shall be the Tranche Rate applicable to the PARCO Facility Net Investment for all existing and future Tranches and (ii) the Fairway Base Rate plus 2.00% shall be payable with respect to the Fairway Net Investment.

                        (b) In addition, if a Termination Date is declared hereunder, (i) the Administrative Agent shall promptly notify the Transferor in writing that it has declared a Termination Date and that it will be exercising the remedies specified in this Section 8.2, (ii) the Administrative Agent, on behalf of the Funding Agents, the Initial Purchasers and the APA Bank Purchasers, shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the Relevant UCC by applicable law in respect thereto, (iii) the Facility Limit shall be reduced as of each calendar date thereafter to equal the Aggregate Net Investment as of such date, (iv) the Percentage Factor shall be increased to 100%, and (v) each Commitment shall be reduced as of each calendar date thereafter, to equal its Pro Rata Share of the Aggregate Net Investment as of such date.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

                SECTION 9.1 Appointment. Each Initial Purchaser, APA Bank Purchaser and Funding Agent hereby irrevocably designates and appoints Chase as Administrative Agent hereunder, and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are

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expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, unless otherwise directed by the Funding Agents and the Required Participants. To the extent the Administrative Agent takes any such action, the Transferor, each Seller and the Servicer, in dealing with the Administrative Agent, shall have the right to assume such approval has been obtained and such direction is being followed absent actual knowledge to the contrary. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Initial Purchaser, APA Bank Purchaser or Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or the other Transaction Documents or shall otherwise exist against the Administrative Agent. In performing its functions and duties hereunder, the Administrative Agent shall act solely as the agent of the Initial Purchasers, the APA Bank Purchasers and the Funding Agents under the Transaction Documents, and the Administrative Agent does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for any such Person.

                SECTION 9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct (other than the gross negligence or willful misconduct) of any agents or attorneys-in-fact selected by it with reasonable care.

                SECTION 9.3 Exculpatory Provisions. (a) Notwithstanding any provision of this Agreement or any other Transaction Document: (i) the Administrative Agent shall not have any obligations under this Agreement or any other Transaction Document other than those specifically set forth herein and therein, and no implied obligations of the Administrative Agent shall be read into this Agreement or any other Transaction Document; and (ii) in no event shall the Administrative Agent be liable under or in connection with this Agreement or any other Transaction Document for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Neither the Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement or any other Transaction Document, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may consult with legal counsel (including counsel for the Initial Purchasers, the APA Bank Purchasers and the Funding Agents), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to the Initial Purchasers, the APA Bank Purchasers, the Funding Agents, the Sellers or the Servicer for any statements, warranties or representations (other than its own statements) made in or in connection with this Agreement or the other Transaction Documents, (c) shall not be responsible to the Initial Purchasers, the APA Bank Purchasers, the Funding Agents, the Sellers or the Servicer for the due execution,

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legality, validity, enforceability, genuineness, sufficiency or value of this
Agreement or the other Transaction Documents (other than the legality, validity, enforceability or genuineness of its own execution, authorization and performance hereof and thereof), (d) shall incur no liability under or in respect of any of the Commercial Paper or other obligations of the Initial Purchasers or the APA Bank Purchasers under this Agreement or the other Transaction Documents and (e) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting in good faith upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the other Transaction Documents, it is agreed that where the Administrative Agent may be required under this Agreement or the other Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Administrative Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge. All notices, documents and reports received by the Administrative Agent hereunder or under the other Transaction Documents shall, to the extent not otherwise so provided by the Transferor, the Servicer or any Seller, be promptly provided by the Administrative Agent to each Funding Agent, by facsimile or mail as deemed appropriate by the Administrative Agent.

                SECTION 9.4 Reliance by Administrative Agent. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, in good faith, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to each of the Initial Purchasers, the Funding Agents and the APA Bank Purchasers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action in good faith under this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Funding Agents, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Funding Agents or otherwise against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in good faith under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Funding Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Funding Agents, the Initial Purchasers and the APA Bank Purchasers.

                SECTION 9.5 Action Upon Events of Termination and Servicer Defaults, Reports and Notices. If not otherwise specifically provided for herein or in any other Transaction Document, to the extent the Administrative Agent is entitled to consent to or withhold its consent of any waiver or amendment of this Agreement or other Transaction

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Documents in accordance with the terms hereof or thereof or otherwise take action upon the occurrence of a Termination Event or a Servicer Default, the Administrative Agent shall (i) give prompt notice to the Funding Agents of any such waiver, amendment, Termination Event or Servicer Default of which it is aware and (ii) take such action with respect to such waiver, amendment, Termination Event or Servicer Default as shall be directed by all Funding Agents (unless the direction of the Required Participants is also expressly required with respect to a specific provision).

                SECTION 9.6 Non-Reliance on Administrative Agent. Each of the parties hereto expressly acknowledges that neither the Administrative Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of either the Sellers or the Servicer, shall be deemed to constitute any representation or warranty by the Administrative Agent. Except as expressly provided herein, the Administrative Agent shall not have any duty or responsibility to provide any Person other than each Funding Agent, each Initial Purchaser or each APA Bank Purchaser with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Sellers, the Servicer, the Initial Purchasers, the APA Bank Purchasers or the Funding Agents which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                SECTION 9.7 Indemnification. The APA Bank Purchasers agree to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Transferor, the Servicer or any Seller under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), on a pro rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent or the affected Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent or such affected Person).

                SECTION 9.8 Successor Administrative Agent. The Administrative Agent may, upon five (5) days' notice to each Funding Agent (with a copy to the Transferor and the Servicer), and the Administrative Agent will, at the direction of the Required Participants, resign as Administrative Agent; provided, in either case, that a Funding Agent or an APA Bank Purchaser agrees to become the successor Administrative Agent hereunder in accordance with the next sentence with the approval of the Required Participants. If the

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Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Participants during such period shall appoint from among the Funding Agents or the APA Bank Purchasers a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent, effective upon its acceptance of such appointment and its delivery of a duly executed counterpart of this Agreement and an acknowledgment to each Funding Agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Notice of the appointment of a successor Administrative Agent shall be provided by the new Administrative Agent to the Transferor and the Servicer.

                                    ARTICLE X

                                  MISCELLANEOUS

                SECTION 10.1 Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Aggregate Net Investment has been reduced to zero, and all accrued PARCO Discount, Fairway Discount, Servicing Fees, Successor Servicer Fees and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that
(i) the rights and remedies of the Administrative Agent, each Funding Agent, each Initial Purchaser and each APA Bank Purchaser with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of each Asset Purchase Agreement, (iii) the indemnification provisions in Section 6.6 and
Article VII hereof, and (iv) the agreements set forth in Section 10.8 and 10.9 hereof, shall be continuing and shall survive any termination of this Agreement.

                SECTION 10.2 Waivers; Amendments. No failure or delay on the part of the Administrative Agent, any Funding Agent, or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended, waived, supplemented or otherwise modified if, but only if, such amendment, waiver, supplement or other modification is in writing and is signed by the Transferor, the Servicer, each Funding Agent and the Required Participants and, if such amendment is material (as determined by any Funding Agent) the Rating Agencies, to the extent required by the terms and provisions of the commercial paper program of any Initial Purchaser, have provided in writing confirmation that such amendment will not result in a reduction or withdrawal of the rating of any such Initial Purchaser's Commercial Paper; provided that the consent of all of the Purchasers hereto shall be required for any amendment, waiver, modification or supplement relating to (i) the definitions of

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"Eligible Receivables," "Termination Date," "Required Participants," "Percentage
Factor," "Maximum Percentage Factor," and any defined terms incorporated herein,
(ii) the reduction or postponement of the time for payment of any fee or other amount payable to or on behalf of such Purchasers or (iii) this Section 10.2.

                SECTION 10.3 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10.3 and confirmation is received, (ii) if given by mail three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 10.3. However, anything in this Section 10.3 to the contrary notwithstanding, the Transferor hereby authorizes the Administrative Agent and each Funding Agent, as applicable, to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Administrative Agent or such Funding Agent in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Administrative Agent or such Funding Agent a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent or such Funding Agent, the records of the Administrative Agent or such Funding Agent shall govern absent manifest error.

                If to the Initial Purchasers:

                PARK AVENUE RECEIVABLES CORPORATION
                c/o Global Securitization Services, LLC
                114 West 47th Street, Suite 1715
                New York, New York 10036
                Attention: President
                Telephone: (212) 302-5151
                Telecopy: (212) 302-8767

                (with a copy to the PARCO Funding Agent)

                FAIRWAY FINANCE CORPORATION
                c/o Lord Securities Corporation
                Two Wall Street
                New York, New York 10005
                Attn:  Dwight Jenkins
                Telephone: (212) 346-9007
                Telecopy: (212) 346-9012

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                (with a copy to the Fairway Funding Agent)

                If to the Transferor:

                RTR FUNDING LLC
                11900 Biscayne Boulevard
                North Miami, FL  33181-9915
                Attention: Steve Lerch
                Telephone: (305) 892-3343
                Telecopy: (305) 892-4230

                Payment Information:

                The Chase Manhattan Bank
                ABA:  021000021
                Account: 323-884571
                Reference: Gregory Borges

                with a copy to:

                MORGAN, LEWIS & BOCKIUS, LLP
                101 Park Avenue
                New York NY 10178
                Attention: Steve Farrell, Esq.
                Telephone: (212) 309-6050
                Telecopy: (212) 309-6273

                If to TMN:

                TRANSMEDIA NETWORK INC.
                11900 Biscayne Boulevard
                North Miami, FL 33181-9915
                Attention: Steve Lerch
                Telephone: (305) 892-3306
                Telecopy: (305) 892-3342

                with a copy to:

                MORGAN, LEWIS & BOCKIUS, LLP
                101 Park Avenue
                New York, NY 10178
                Attention: Steve Farrell, Esq.
                Telephone: (212) 309-6050
                Telecopy: (212) 309-6273

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                If to the Back-up Servicer:

                FRANK FELIX ASSOCIATES, LTD.
                140 Sylvan Avenue
                Englewood Cliffs, New Jersey  07632
                Attention: President
                Telephone: (201) 947-0001
                Telecopy: (201) 947-5162

                If to the PARCO Funding Agent or the Successor Servicer:

                THE CHASE MANHATTAN BANK
                450 West 33rd Street
                15th Floor
                New York, NY 10001
                Attention: Lara Graff
                           Capital Markets Fiduciary Services
                           PARCO Administration
                Telephone: (212) 946-3748
                Telecopy: (212) 946-8098

                If to the Fairway Funding Agent:

                BMO Nesbitt Burns Corp.
                115 South LaSalle Street
                13 West
                Chicago, Illinois 60603
                Attn:  Scott Franklin
                Telephone: (312) 461-2929
                Telecopy: (312) 461-3189

                If to the Administrative Agent:

                The Chase Manhattan Bank
                450 West 33rd Street
                15th Floor
                New York, New York  10001
                Attn:  Craig Kantor
                Structural Finance Services
                Telephone: (212) 946-7861
                Telecopy: (212) 946-7776

        If to the PARCO APA Banks, at their respective addresses set forth in the PARCO Asset Purchase Agreement.

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        If to the Fairway APA Banks, to the Fairway Funding Agent or at such address otherwise notified to the parties hereto.

                SECTION 10.4 Governing Law; Submission to Jurisdiction; Integration.

                        (a) This Agreement shall be governed by, and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.4 shall affect the right of the Administrative Agent, the Funding Agents, the Successor Servicer, the Initial Purchasers or the APA Bank Purchasers to bring any action or proceeding against the Transferor, the Originator, any Seller, the Servicer, the Back-up Servicer or their respective properties in the courts of other jurisdictions.

                        (b) Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Agreement or the other Transaction Documents.

                        (c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                SECTION 10.5 Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                SECTION 10.6 Successors and Assigns.

                        (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor, TMN nor any Seller may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior

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        written consent of the Administrative Agent and each Funding Agent
        (which consent shall be obtained by the Administrative Agent). No provision of this Agreement shall in any manner restrict the ability of any Initial Purchaser or any APA Bank Purchaser to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest. Without limiting the foregoing, PARCO or Fairway may, in one or a series of transactions, transfer all or any portion of its portion of the Transferred Interest, and its rights and obligations under the Transaction Documents to any Conduit Assignee.

                        (b) Each APA Bank Purchaser may assign to one or more Persons (each an "Assignee APA Bank Purchaser"), reasonably acceptable to the Transferor, the Administrative Agent and the related Funding Agent a portion of the Commitment of each such APA Bank Purchaser pursuant to a supplement hereto, substantially in the form of Exhibit P with any changes as have been approved by the parties thereto (a "Transfer Supplement"), executed by each such Assignee APA Bank Purchaser, the assignor APA Bank Purchasers, and the Administrative Agent. Any such assignment by the APA Bank Purchasers pursuant to this paragraph cannot be for an amount less than the lesser of (i) $10,000,000 and (ii) such assignor APA Bank Purchaser's Commitment or Pro Rata Share of the applicable Net Investment. Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Transferor and the Administrative Agent, and (iii) solely to the extent such assignor APA Bank Purchaser has any Net Investment outstanding, payment by the Assignee APA Bank Purchaser to the assignor APA Bank Purchaser of the agreed purchase price, such assignor APA Bank Purchaser shall be released from their respective obligations hereunder to the extent of such assignment and such Assignee APA Bank Purchaser shall for all purposes herein be an APA Bank Purchaser party hereto and shall have all the rights and obligations of an APA Bank Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the assignor APA Bank Purchaser allocable to such Assignee APA Purchaser shall be equal to the amount of the portion of the Commitment of the assignor APA Bank Purchaser transferred, regardless of the purchase price paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Assignee APA Purchaser as an "APA Bank Purchaser" and any resulting adjustment of the assignor APA Bank Purchaser's Commitment.

                SECTION 10.7 Confidentiality.

                        (a) Each of the Transferor, TMN, the Back-up Servicer and each other Seller shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to the Administrative Agent, the Initial Purchasers, the Funding Agents, the APA Bank Purchasers and the Successor Servicer and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other

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        professional advisors to the Transferor, TMN, the Back-up Servicer, any other Seller and their Affiliates, (ii) as required by law, regulation, the requirements of the New York Stock Exchange or legal process or
        (iii) in connection with any legal or regulatory proceeding to which the Transferor, TMN, the Back-up Servicer, any other Seller or any of their Affiliates is subject. Each of the Transferor, TMN, the Back-up Servicer and each other Seller hereby consents to the disclosure of any non-public information with respect to it received by the Administrative Agent, any Initial Purchaser, any APA Bank Purchaser, any Funding Agent or the Successor Servicer to (i) the Administrative Agent, any Initial Purchaser, any APA Bank Purchaser, any Funding Agent or the Successor Servicer, (ii) legal counsel, accountants and other professional advisors to the Administrative Agent, any Initial Purchaser, any APA Bank Purchaser, any Funding Agent or the Successor Servicer, (iii) as required by law, regulation or legal process, (iv) in connection with any legal or regulatory proceeding to which the Administrative Agent, any Initial Purchaser, any APA Bank Purchaser, any Funding Agent or the Successor Servicer or any of their Affiliates is subject, (v) any nationally recognized rating agency providing a rating or proposing to provide a rating to an Initial Purchaser's Commercial Paper, (vi) any placement agent which proposes to offer and sell an Initial Purchaser's Commercial Paper, (vii) any provider of an Initial Purchaser's program-wide liquidity or credit support facilities, (viii) any potential APA Bank Purchaser or (ix) any Participant or potential Participant; provided, that the Administrative Agent, any Initial Purchaser, any APA Bank Purchaser, any Funding Agent or the Successor Servicer, as the case may be, shall advise any such recipient of information that the information they receive is non-public information and may not be disclosed or used for any other purposes other than that for which it is disclosed to such recipient without the prior written consent of TMN.

                        (b) Each of the Administrative Agent, the Funding Agents, the APA Bank Purchasers, the Initial Purchasers and the Successor Servicer shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to the Transferor, TMN, the Back-up Servicer, any other Seller and their Affiliates and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the Administrative Agent, any Initial Purchaser, any APA Bank Purchaser, any Funding Agent or the Successor Servicer or their Affiliates, (ii) as required by law, regulation or legal process, (iii) in connection with any legal or regulatory proceeding to which the Administrative Agent, any Initial Purchaser, any APA Bank Purchaser, any Funding Agent or the Successor Servicer or any of their Affiliates is subject, (iv) any nationally recognized rating agency providing a rating or proposing to provide a rating to any Initial Purchaser's Commercial Paper, (v) any placement agent which proposes to offer and sell any Initial Purchaser's Commercial Paper, (vi) any provider of any Initial Purchaser's program-wide liquidity or credit support facilities, (vii) any potential APA Bank Purchaser or (viii) any Participant or potential Participant.

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                SECTION 10.8 No Bankruptcy Petition Against the Initial
Purchasers. Each of the Transferor, TMN, the Back-up Servicer, the Successor Servicer and each other Seller hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of an Initial Purchaser, it will not institute against, or join any other Person in instituting against, such Initial Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any State of the United States.

                SECTION 10.9 Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of an Initial Purchaser under this Agreement are solely the corporate obligations of such Initial Purchaser and, in the case of obligations of such Initial Purchaser other than Commercial Paper, shall be payable at such time as funds are actually received by, or are available to, such Initial Purchaser in excess of funds necessary to pay in full all outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Initial Purchaser but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper.

                No recourse under any obligation, covenant or agreement of the Initial Purchasers contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of the Initial Purchasers, the Administrative Agent, the Funding Agents, the Manager or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Initial Purchasers, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the Initial Purchasers, the Administrative Agent, the Funding Agents, the Manager or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Initial Purchasers contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Initial Purchasers of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

                SECTION 10.10 Characterization of the Transactions Contemplated by the Agreement. It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Initial Purchasers, the APA Bank Purchasers and the Funding Agents, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should

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be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Administrative Agent, on behalf of the Initial Purchasers, the APA Bank Purchasers and the Funding Agents, and the Transferor hereby grants to the Administrative Agent, on behalf of the Initial Purchasers, the APA Bank Purchasers and the Funding Agents, to secure the Aggregate Unpaids a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under (i) the Receivables, together with Related Security, Collections and Proceeds with respect thereto, (ii) all monies from time to time on deposit in the Collection Account, RTR Funding Account and any Lock-Box Account, (iii) the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of any Seller or the Servicer with respect to the Receivables, and (iv) the patent, copyright, tradename, trademark or other intellectual property or other property rights or interests listed on Exhibit A to the Trademark License Agreement, Schedules I and II hereof and Schedule I to the Receivables Purchase Agreement, whether acquired by license, sublicense, lease, easement, assignment, purchase or otherwise, in and to any computer hardware, software and any other media in which any licensed or sublicensed items may be stored or recorded and to all computer and automatic machinery and programs used for the compilation or printout thereof, useful or necessary for the performance of the functions of servicing and collecting the Receivables and Related Security, and that this Agreement shall constitute a security agreement under applicable Law. The Transferor hereby assigns to the Administrative Agent, on behalf of the Initial Purchasers, the APA Bank Purchasers and the Funding Agents, all of its rights and remedies under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of any Seller with respect to the Receivables. The Transferor agrees that it shall not give any consent or waiver required or permitted to be given under the Receivables Purchase Agreement without the prior consent of the Administrative Agent and each Funding Agent.

                SECTION 10.11 Waiver of Setoff. Each of the Administrative Agent, the Funding Agents, the Transferor, the Servicer, the Back-up Servicer, the Successor Servicer and each Seller hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Initial Purchasers or their assets.

                SECTION 10.12 Agent Conflict Waiver. Each of the Administrative Agent and the Funding Agents, respectively, acts in various capacities with respect to the maintenance and administration of the commercial paper program of its related Initial Purchaser (including, acting as administration agent for such Initial Purchaser, issuing and paying agent for such Initial Purchaser's Commercial paper, provider of other backup facilities for such Initial Purchaser, and provider of other services or facilities from time to time, the "Agent Roles"). Each of the parties hereto hereby acknowledges and consents to any and all Agent Roles, waives any objections it may have to any actual or potential conflict of interest caused by any such Funding Agent acting as the Funding Agent for its related Initial Purchaser or as a related APA Bank Purchaser or as a liquidity or credit support provider under such Initial Purchaser's commercial paper program and acting as or maintaining any of the Agent Roles, and agrees that in connection with any Agent Role, such Funding Agent or Administrative Agent, as the case may be, may take, or refrain from taking, any action which it in its discretion deems appropriate.

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                SECTION 10.13 Liability of Funding Agents. Notwithstanding any
provision of this Agreement: (i) the Funding Agents shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of the Funding Agents shall be read into this Agreement; and (ii) in no event shall the Funding Agents be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Neither the Funding Agents nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Funding Agents (a) may consult with legal counsel (including counsel for the Initial Purchasers), independent public accountants and other experts selected by them and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to the Administrative Agent, the Initial Purchasers, the Transferor, any Seller, the Servicer, the Back-up Servicer or the Successor Servicer for any statements, warranties or representations made in or in connection with this Agreement or the other Transaction Documents, (c) shall not be responsible to the Administrative Agent, the Initial Purchasers, the Transferor, any Seller, the Servicer, the Back-up Servicer or the Successor Servicer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents, (d) shall incur no liability under or in respect of any of the Commercial Paper or other obligations of the Initial Purchasers under this Agreement or the other Transaction Documents and (e) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by them to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the other Transaction Documents, it is agreed that where the Funding Agents may be required under this Agreement or the other Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Funding Agents agree to give such notice or take such action only to the extent that they have actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.

                SECTION 10.14 Tax Treatment. The Transferor has entered into this Agreement with the intention that, for Federal, State and local income, single business and franchise tax purposes, the Incremental Transfers will qualify as indebtedness of the Transferor secured by the Receivables, Related Security, Collections and Proceeds with respect thereto. Each of the parties hereto agree to treat the Incremental Transfers for Federal, State and local income, single business and franchise tax purposes as indebtedness of the Transferor.

                IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amended and Restated Receivables Transfer Agreement as of the date first written above.

                                PARK AVENUE RECEIVABLES
                                CORPORATION, as an Initial Purchaser

                                By:
                                       -----------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                       -----------------------------------------


                                FAIRWAY FINANCE CORPORATION,
                                as an Initial Purchaser,

                                By:
                                       -----------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                       -----------------------------------------


                                RTR FUNDING LLC, as Transferor

                                By:
                                       -----------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                       -----------------------------------------


                                TRANSMEDIA NETWORK INC., individually
                                and as Servicer

                                By:
                                       -----------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                       -----------------------------------------


                                FRANK FELIX ASSOCIATES, LTD., as Back-
                                up Servicer

                                By:
                                       -----------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                       -----------------------------------------

                                BMO NESBITT BURNS CORP., as Fairway
                                Funding Agent

                                By:
                                       -----------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                       -----------------------------------------

                                By:
                                       -----------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                       -----------------------------------------


                                THE CHASE MANHATTAN BANK, as
                                PARCO Funding Agent

                                By:
                                       -----------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                       -----------------------------------------


                                THE CHASE MANHATTAN BANK, as a
                                PARCO APA Bank

                                By:
                                       -----------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                       -----------------------------------------


                                THE CHASE MANHATTAN BANK, as
                                Successor Servicer

                                By:
                                       -----------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                       -----------------------------------------


                                BANK OF MONTREAL,
                                as a Fairway APA Bank

                                By:
                                       -----------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                       -----------------------------------------

                                THE CHASE MANHATTAN BANK, as
                                Administrative Agent

                                By:
                                         ---------------------------------------
                                Name:
                                         ---------------------------------------
                                Title:
                                         ---------------------------------------

                                  SCHEDULE III

        LIST OF INITIAL PURCHASERS, APA BANK PURCHASERS, FUNDING AGENTS,
                 FACILITY LIMIT, PURCHASE LIMITS AND COMMITMENTS

                                   APA Bank                                                               Purchase
    Initial Purchaser             Purchaser                 Funding Agent            Limit               Commitment
    -----------------             ---------                 -------------            -----               ----------
Park Avenue Receivables         The Chase               The Chase                $  40,000,000        $  40,000,000
Corporation                     Manhattan Bank          Manhattan Bank                                   Chase's
                                                                                                         Commitment

Fairway Finance                 Bank of Montreal        BMO Nesbitt Burns Corp.  $  40,000,000        $  40,000,000
Corporation                                                                                              Bank of
                                                                                                         Montreal's
                                                                                                         Commitment

Facility Limit = $80,000,000

                                     SIII-1

                                     ANNEX X

          "Active Purchasers" shall mean any of (i) prior to an occurrence of a PARCO Termination Event, PARCO, (ii) following an occurrence of a PARCO Termination Event or in the event PARCO elects not to accept a sale, conveyance, transfer and assignment from the Transferor pursuant to the Receivables Transfer Agreement, the PARCO APA Banks, (iii) prior to a Fairway Termination Event, Fairway, and (iv) following an occurrence of a Fairway Termination Event or in the event Fairway elects not to accept a sale, conveyance and assignment from the Transferor pursuant to the Receivables Transfer Agreement, the Fairway APA Banks.

          "Adjusted Liquidity Price" shall have the meaning given such term in the PARCO Asset Purchase Agreement.

          "Administrative Agent" shall mean Chase, as administrative agent on behalf of the Initial Purchasers, the PARCO APA Banks, the Fairway APA Banks and the Funding Agents, and its permitted successors and assigns in such capacity.

          "Advance Rate" shall mean, on any day, a percentage calculated as set forth on Schedule I attached hereto.

          "Advance Ratio" shall mean an amount equal to the quotient of (a) the product of (i) Average Weekly Net Sales, times (ii) 52, times (iii) 90%, divided by (b) Net Receivables Balance.

          "Adverse Claim" shall mean a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties), other than a Permitted Encumbrance.

          "Affected APA Bank" shall have the meaning specified in Section 5.5(c) of the PARCO Asset Purchase Agreement.

          "Affected Party" shall mean each of the following persons: each Initial Purchaser, each Funding Agent, the Administrative Agent, each PARCO APA Bank, each Fairway APA Bank and each Affiliate of the foregoing persons.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

          "Agent Roles" shall have the meaning specified in Section 10.12 of the Receivables Transfer Agreement.

          "Aggregate Commitment" shall mean, at any time, the sum of the Commitments then in effect, as set forth in Schedule III to the Receivables Transfer Agreement.

          "Aggregate Net Investment" shall mean an amount equal to the sum of the PARCO Facility Net Investment and the Fairway Net Investment.

          "Aggregate Unpaids" shall mean, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid PARCO Discount with respect to all Tranche Periods at such time, (ii) the aggregate accrued and unpaid Fairway Discount at such time, (iii) the Aggregate Net Investment at such time, (iv) any Indemnified Amounts and (v) all other amounts owed (whether due or accrued) hereunder by the Transferor or TMN to each Initial Purchaser and the APA Bank Purchasers at such time.

          "Amendment Effective Date" shall mean May 17, 2001.

          "APA Bank Purchasers" shall mean the PARCO APA Banks and the Fairway APA Banks.

          "Arrear Sales" shall mean all cash collections and other cash proceeds received in connection with the Registered Card Program or the Private Label Program, as applicable from a Restaurant that has no outstanding Receivables under the Registered Card Program or the Private Label Program, as applicable.

          "Asset Purchase Agreement" shall mean (i) the PARCO Asset Purchase Agreement or (ii) the Fairway Asset Purchase Agreement, as applicable.

          "Assigned Rights" shall have the meaning specified in Section 9.5(a) of the Receivables Purchase Agreement.

          "Average Weekly Net Sales" shall mean an amount equal to the quotient of (a) the sum of Weekly Net Sales for the most recent 26 successive Weekly Settlement Periods, inclusive of the most recently completed Weekly Settlement Period, divided by (b) 26.

          "Back-up Servicer" shall mean Frank Felix & Associates, Ltd., and its permitted successors and assigns in such capacity.

          "Back-up Servicer Fee" shall have the meaning specified in Section 6.9 of the Receivables Transfer Agreement.

          "Bankruptcy Code" shall mean United States Code (Bankruptcy).

          "Base Rate" or "BR" shall mean the PARCO Base Rate or Fairway Base Rate, as applicable.

          "Benefit Plan" shall mean any employee benefit plan as defined in
Section 3(3) of ERISA in respect of which the Transferor, a Seller or any ERISA Affiliate of the Transferor or a

Seller is, or at any time during the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "BR Tranche" shall mean a PARCO BR Tranche or a Fairway BR Tranche, as applicable.

          "BR Tranche Period" shall mean a PARCO BR Tranche Period or a Fairway BR Tranche Period, as applicable.

          "Business Day" shall mean (i) with respect to any matters relating to the Eurodollar Rate, a day on which banks are open for business in The City of New York and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in the State of New York generally or The City of New York or Miami, Florida are authorized or obligated by law, executive order or governmental decree to be closed.

          "Capitalized Lease" of a Person shall mean any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

          "Change of Control" shall mean that at any time following the Amendment Effective Date:

               (i) more than fifty percent (50%) of the members of the Board of Directors of TMN who were members on the Amendment Effective Date, shall have resigned or been removed or replaced, (a) other than as a result of death, disability or change in personal circumstances, and (b) treating any such members who are replaced by members designated by Samstock or other Zell Affiliates as having not resigned or been removed or replaced for this purpose; or

               (ii) any Person or "Group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), but excluding (a) Zell Affiliates, (b) any employee benefit or stock ownership plans of TMN and (c) members of the Board of Directors (or their successors having been designated by Samstock or other Zell Affiliates) and executive officers of TMN as of the Amendment Effective Date, members of the immediate families of such members and executive officers, and family trusts and partnerships established by or for the benefit of any of the foregoing individuals, shall have acquired more than fifty percent (50%) of the Combined Voting Power of all Company Voting Securities, after taking such acquisition into account; provided, that TMN's purchase after the Amendment Effective Date, of any Company Voting Securities outstanding on the Amendment Effective Date, which results in one or more of TMN's shareholders of record as of the Amendment Effective Date, having "beneficial ownership" (as defined in Regulation 13D-G under the Exchange
     Act) of more than fifty percent (50%) of the Combined Voting Power of all Company Voting Securities shall not constitute an acquisition under the Transaction Documents;

               (iii) Zell Affiliates collectively shall not have beneficial ownership of at least twenty percent (20%) of the Combined Voting Power of all Company Voting Securities, other than as a result of the Company's issuance of Company Voting Securities either in a rights offering to all Company shareholders, to third parties for strategic business purposes or pursuant to another form of capital financing; or

               (iv) any Seller shall transfer any portion of its membership interest in the Transferor to a Person who is not a Seller.

          Capitalized terms used and not otherwise defined in this definition of "Change of Control" shall have the meanings ascribed to such terms in that certain Second Amended and Restated Investment Agreement, dated June 30, 1999, among TMN, Samstock, L.L.C. and certain other parties, as such agreement existed on the Amendment Effective Date (the "Investment Agreement"). The phrase "designated by Samstock" used herein, in addition to its ordinary meaning, shall have the meaning ascribed to it in Section 4.3 of the Investment Agreement.

          "Chase" shall mean The Chase Manhattan Bank, in its individual capacity, and its successors and assigns.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Collection Account" shall mean the account, established by the Administrative Agent, for the benefit of PARCO, Fairway and the APA Bank Purchasers, pursuant to Section 2.12(a) of the Receivables Transfer Agreement.

          "Collection Account Agreement" shall mean the Collection Account Agreement, dated as of the Amendment Effective Date, by and among the Transferor, the Servicer, the Collection Account Bank, the Administrative Agent, the PARCO Funding Agent and the Fairway Funding Agent.

          "Collection Account Bank" shall mean The Chase Manhattan Bank as the holder of the Collection Account, or any successor bank that enters into a collection account agreement satisfactory to each of the Funding Agents.

          "Collections" shall mean, collectively, (i) with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, cash proceeds of Related Security with respect to such Receivable, Dilution Adjustments and Deemed Collections, (ii) Arrear Sales and (iii) Membership Fees.

          "Commercial Paper" shall mean the short-term promissory notes of the Initial Purchasers issued by the Initial Purchasers in the United States commercial paper market.

          "Commitment Expiry Date" shall mean the Fairway Commitment Expiry Date and/or the PARCO Commitment Expiry Date, as applicable.

          "Commitments" shall mean each of the PARCO APA Bank Commitments and the Fairway APA Bank Commitments.

          "Conduit Assignee" shall mean any special purpose vehicle issuing indebtedness in the commercial paper market that is administered by (i) Chase, with respect to PARCO's Purchaser Group and (ii) BMO Nesbitt Burns Corp., with respect to Fairway's Purchaser Group.

          "Consent to Assignment" shall mean the Consent to Assignment, dated as of June 30, 1999, signed on behalf of the Originator.

          "Contract" shall mean, with respect to a Restaurant, an agreement governing the purchase of Meals and Credits under the Registered Card Program or Private Label Program between a Seller or any Affiliate of a Seller and such Restaurant and any agreement with any other Person guaranteeing such agreement.

          "Contributed Receivables" shall have the meaning specified in Section 3.2(a) of the Receivables Purchase Agreement.

          "Conversion/Continuation Notice" shall have the meaning specified in
Section 2.16 of the Receivables Transfer Agreement.

          "CP Rate" shall mean the PARCO CP Rate or the Fairway CP Rate, as applicable.

          "CP Tranche" shall mean a PARCO CP Tranche or a Fairway CP Tranche, as applicable.

          "CP Tranche Period" shall mean a PARCO CP Tranche Period or Fairway CP Tranche Period, as applicable.

          "Credit Card Processors" shall mean any Person who has entered into an agreement with TMN, the Transferor or any Affiliate of TMN or the Transferor to acquire, process and settle credit card transactions against Members' Credit Card Accounts in connection with the purchase of Meals by a Member under the Registered Card Program or the Private Label Program.

          "Credits" shall mean any Meal credits under the Registered Card Program or Private Label Program purchased by a Seller or any Affiliate of a Seller pursuant to a Contract with a Restaurant.

          "Daily Report" shall mean a report, in substantially the form attached to the Receivables Transfer Agreement as Exhibit G or in such other form as is mutually agreed to by the Transferor, the Administrative Agent and the Funding Agents pursuant to
Section 2.11 of the Receivables Transfer Agreement.

          "DALC" shall mean the Dining a la Card trade name and service mark.

          "DALC Purchase" shall mean the purchase by TMN of certain Receivables and related assets from the Originator pursuant to the Originator Receivables Purchase Agreement prior to the Original Closing Date.

          "Deemed Collections" shall mean any Collections on any Receivable deemed to have been received pursuant to subsection 2.9(a) of the Receivables Transfer Agreement.

          "Defaulted Receivable" shall mean a Receivable: (i) as to which no Credits have been used within the immediately preceding fourteen (14) weeks; provided, however, that if a Receivable relates to an initial advance made to a Start-up Restaurant, such Receivable shall not be characterized as a "Defaulted Receivable" prior to the fourteenth week of such Restaurant's operations; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Restaurant which is the obligor with respect thereto; (iii) which has been identified by the Transferor, a Seller or the Servicer as uncollectible; or
(iv) which, in accordance with the Restaurant Guidelines, has been or should be written off as uncollectible.

          "Defaulting PARCO APA Bank" shall have the meaning assigned to "Defaulting APA Bank" in subsection 2.2(b) of the PARCO Asset Purchase Agreement.

          "Designated Restaurant" shall mean, at any time, each Restaurant; provided, however, that any Restaurant shall cease to be a Designated Restaurant upon notice to the Transferor from the Administrative Agent (with the consent or at the direction of the Funding Agents), delivered at any time.

          "Dilution Adjustment" shall have the meaning specified in Section 2.9(b) of the Receivables Transfer Agreement.

          "Dollars" or "$" shall mean the lawful currency of the United States.

          "Early Collection Fee" shall mean, for any Tranche Period during which the portion of the PARCO Facility Net Investment and/or Fairway Net Investment that was allocated to such Tranche Period is reduced for any reason whatsoever, the excess, if any, of (i) the additional PARCO Discount and/or Fairway Discount, as the case may be, that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

          "Eligible Receivable" shall mean, at any time, any Receivable owing by an Eligible Restaurant:

     (i) which has been (a) originated by a Seller, (b) if originated by the Originator, sold by such Originator to TMN pursuant to the Originator Receivables Purchase Agreement prior to the Original Closing Date, (c) if owned by TNI, sold by TNI to TMN pursuant to the Receivables Sale Agreement prior to the Original Closing Date and (d) subsequently sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement, and to which the Transferor has good title thereto, free and clear of all Adverse Claims;

     (ii) which (together with the Collections and Related Security related thereto) has been the subject of either (A) a valid transfer and assignment from the Transferor to the Administrative Agent, on behalf of the Initial Purchasers and the APA Bank Purchasers, of all of the Transferor's right, title and interest therein or (B) the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto), in each case effective until the termination of the Receivables Transfer Agreement;

     (iii) which is not a Defaulted Receivable at the time of the initial creation of an interest of the Administrative Agent on behalf of the Initial Purchasers and the APA Bank Purchasers therein;

     (iv) which is an "account" or "general intangible" within the meaning of
          Article 9 of the Relevant UCC;

     (v) which is denominated and required to be settled only in Dollars in the United States;

     (vi) which, arises under a Contract that, together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Restaurant, enforceable against such Restaurant in accordance with its terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting creditors' rights generally and (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, regardless of whether considered in a proceeding at equity or at law;

     (vii) which, together with the Contract related thereto, does not contravene in any material respect any Laws applicable thereto (including, without limitation, Laws relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such Law in any material respect;

     (viii) which (A) satisfies in all material respects all applicable requirements of the Restaurant Guidelines and (B) is assignable without the consent of, or notice to, the Restaurant thereunder;

     (ix) which was either acquired prior to the Original Closing Date or generated in the ordinary course of a Seller's business;

     (x) the Restaurant of which has been directed to cause all payments to be made to a Lock-Box Account with respect to which there shall be a Lock-Box Agreement in effect;

     (xi) as to which the Administrative Agent (with the consent or at the direction of the Funding Agents) has not notified the Transferor that such Receivable or class of Receivables is not acceptable for purchase hereunder because of the nature of the business of the Restaurant or because of a potential conflict of interest between the interests of the Transferor or a Seller, on the one hand, and any Initial Purchaser, any APA Bank Purchaser or any of their Affiliates, on the other hand; provided, that any such Receivable or class of Receivables identified by the Administrative Agent (with the consent or at the direction of the Funding Agents) will remain an "Eligible Receivable" for a period of fifteen (15) days following the receipt of such notice from the Administrative Agent;

     (xii) the assignment of which under the Originator Receivables Purchase Agreement by the Originator to TMN, if applicable, under the Receivables Sale Agreement by TNI to TMN, if applicable, and the subsequent assignment of which under the Receivables Purchase Agreement by a Seller to the Transferor and the assignment of which under the Receivables Transfer Agreement by the Transferor to the Administrative Agent on behalf of the Initial Purchasers and the APA Bank Purchasers does not violate, conflict or contravene any applicable Laws or any contractual or other restriction, limitation or encumbrance;

     (xiii) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits) other than in accordance with the Restaurant Guidelines;

     (xiv) which is not subjected to any litigation, dispute, right of offset, counterclaim or other defense, the effect of which would materially adversely affect the Administrative Agent's, an Initial Purchaser's or an APA Bank Purchaser's rights under the Transaction Documents with respect to such Receivable;

     (xv) which, if the Restaurant of such Receivable is a Start-up Restaurant, the majority owner of such Restaurant must be affiliated with at least one other Eligible Restaurant participating in the Registered Card Program or Private Label Program;

     (xvi) to the extent that the Outstanding Balance thereof, together with the Outstanding Balance of all other Receivables with the same Eligible Restaurant (or an affiliated Eligible Restaurant) as such Receivable, does not exceed 1.75% (or, if the Restaurant related to such Receivable is a Special Restaurant, the Special Restaurant Concentration Factor) of the aggregate Outstanding Balance of all Eligible Receivables; and

     (xvii) if the Restaurant of such Receivable is a Start-up Restaurant, to the extent that the Outstanding Balance thereof, together with the Outstanding Balance of all other Receivables with Start-up Restaurants as obligors, does not exceed 5.0% of the aggregate Outstanding Balance of all Eligible Receivables.

          "Eligible Restaurant" will include but is not limited to, each Restaurant in respect of a Receivable that satisfies the following eligibility criteria:

     (i) the Restaurant is not an Affiliate of the Sellers, the Transferor, the Originator or TNI;

     (ii) the Restaurant is located in the United States or a U.S. territory;

     (iii) the Restaurant is not a government or governmental subdivision or agency;

     (iv) the Restaurant is not the subject of any proceedings under the Bankruptcy Code, any insolvency law or any other law for the relief of debtors; and

     (v) the Restaurant has had activity/usage in the prior twelve weeks (provided, that such limitation shall not apply to a Start-up Restaurant prior to the 91st day of such Start-up Restaurant's operations).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified and in effect from time to time, and the rules and regulations promulgated thereunder.

          "ERISA Affiliate" shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the "Code")) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

          "Eurodollar Rate" shall mean the PARCO Eurodollar Rate or the Fairway Eurodollar Rate, as applicable.

          "Eurodollar Tranche" means a PARCO Eurodollar Tranche or a Fairway Eurodollar Tranche, as applicable.

          "Eurodollar Tranche Period" shall mean a PARCO Eurodollar Tranche Period or a Fairway Eurodollar Tranche Period, as applicable.

          "Event of Bankruptcy" shall mean, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or
(b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of a proceeding instituted by a party other than such Person, such proceeding shall continue undismissed, unstayed and in effect for a period of sixty (60) consecutive days or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

          "Facility" shall mean the purchase by the Initial Purchasers or the APA Bank Purchasers of Transferred Interests from the Transferor pursuant to the Receivables Transfer Agreement in exchange for the Transfer Price.

          "Facility Limit" shall mean $80,000,000; provided that such amount may not at any time exceed the result of the Aggregate Commitment at any time in effect; provided, further, that from and after the Termination Date, the Facility Limit shall at all times equal the Aggregate Net Investment.

          "Fairway" shall mean Fairway Finance Corporation, a Delaware corporation, and its successors and assigns.

          "Fairway APA Banks" shall mean the persons listed as such on the signature pages to the Receivables Transfer Agreement and the Persons which from time to time may become a party to the Receivables Transfer Agreement as Fairway APA Banks, in accordance with the terms thereof.

          "Fairway APA Bank Commitment" shall mean, with respect to any or all Fairway APA Banks, the amount set forth on Schedule I attached to the Receivables Transfer Agreement equal at all times to 100% of the Fairway APA Banks' Pro Rata Share of the Facility Limit, as the same may be reduced from time to time in accordance with the Receivables Transfer Agreement; provided that at all times the Fairway APA Bank Commitment shall equal the PARCO APA Bank Commitment.

          "Fairway Asset Purchase Agreement" shall mean that certain Liquidity
Asset Purchase Agreement, dated as of May     , 2001, by and among the Fairway
                                          ----
Funding Agent,
the Fairway APA Banks and Fairway, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

          "Fairway Base Rate" shall mean, with respect to the Fairway Purchaser Group, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of: (x) the rate of interest most recently announced by Bank of Montreal at its branch in Chicago, Illinois as its prime commercial rate for United States loans made in the United States and (y) 1.50% per annum above the latest Federal Funds Rate.

          "Fairway BR Tranche" shall mean a Tranche as to which Fairway Discount is calculated at the Fairway Base Rate.

          "Fairway BR Tranche Period" shall mean, with respect to a Fairway BR Tranche after a Fairway Termination Event or in the event Fairway elects not to accept a sale, conveyance, transfer and assignment from the Transferor pursuant to the Receivables Transfer Agreement or after any other Fairway Purchase, a period of one (1) day. If such Fairway BR Tranche Period would end on a day which is not a Business Day, such Fairway BR Tranche Period shall end on the next succeeding Business Day.

          "Fairway CP Rate" shall mean for any Tranche Period, with respect to any CP Tranche funded or maintained by Fairway, to the extent Fairway funds such Tranche for such Tranche Period by issuing Commercial Paper, a rate per annum equal to the sum of (i) the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper issued to fund such Tranche may be sold by any placement agent or commercial paper dealer selected by the Fairway Funding Agent; provided, that if the rate (or rates) as agreed between any such agent or dealer and the Fairway Funding Agent with regard to any Tranche Period for such portion of Net Investment is a discount rate (or rates), then such rate shall be the rate (or if more that one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum, plus (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate per annum. Notwithstanding anything in the Receivables Transfer Agreement to the contrary, the Transferor agrees that any amounts payable to Fairway in respect of Fairway Discount for any Settlement Period or Tranche Period, as the case may be, with respect to any Tranche funded by Fairway at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Commercial Paper issued to fund or maintain such Tranche that corresponds to the portion of the proceeds of such Commercial Paper that was used to pay the interest component of maturing Commercial Paper issued to fund or maintain such Tranche, to the extent that Fairway had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Commercial Paper. For purposes of the foregoing sentence, the "interest component" of Commercial Paper equals the excess of the face amount thereof over the net proceeds received by Fairway from the issuance of Commercial Paper, except that if such Commercial Paper is issued on an interest-bearing basis its "interest-component" will equal the amount of interest accruing on such Commercial Paper through its maturity.

          "Fairway CP Tranche" shall mean a Tranche as to which Fairway Discount is calculated at the Fairway CP Rate.

          "Fairway CP Tranche Period" shall mean, with respect to each portion of the Aggregate Net Investment funded or maintained by Fairway through the issuance of Commercial Paper:

          (a) initially the period commencing on the date of any purchase or transfer pursuant to Section 2.2 and ending such number of days as the Fairway Funding Agent shall select, up to 90 days after such date; and

          (b) thereafter each period commencing on the last day of the immediately preceding Fairway CP Tranche Period for any Fairway CP Tranche and ending such number of days (not to exceed 90 days) as the Fairway Funding Agent shall select; provided, that

               (i) any Fairway CP Tranche Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;

               (ii) in the case of any Fairway CP Tranche Period of one day, (A) if such Fairway CP Tranche Period is the initial Fairway CP Tranche Period for a purchase or transfer pursuant to Section 2.2, such Fairway CP Tranche Period shall be the day of such purchase or transfer; (B) any subsequently occurring Fairway CP Tranche Period which is one day shall, if the immediately preceding Fairway CP Tranche Period is more than one day, be the last day of such immediately preceding Fairway CP Tranche Period, and, if the immediately preceding Fairway CP Tranche Period is one day, be the day next following such immediately preceding Fairway CP Tranche Period; and (C) if such Fairway CP Tranche Period occurs on a day immediately preceding a day which is not a Business Day, such Fairway CP Tranche Period shall be extended to the next succeeding Business Day; and

               (iii) in the case of any Fairway CP Tranche Period of any Fairway CP Tranche which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Fairway CP Tranche Period shall end on such Termination Date and the duration of each Fairway CP Tranche Period which commences on or after the Termination Date shall be of such duration as shall be selected by the Fairway Funding Agent.

          "Fairway Commitment Expiry Date" shall mean the earliest to occur of
(i) the date on which all amounts due and owing to Fairway and the Fairway APA Banks under the Receivables Transfer Agreement and the other Transaction Documents have been indefeasibly paid in full (as certified by the Fairway Funding Agent), (ii) a Termination Date (not including pursuant to clause (iii) of the definition of Termination
Date), and (iii) May 16, 2002 (as may be extended for an additional 364 days from time to time in writing by Fairway, the Fairway Funding Agent and the Fairway APA Banks).

          "Fairway Discount" shall mean, with respect to any Tranche Period pertaining to Fairway or the Fairway APA Banks:

                                 (TR x TNI x AD)
                                 ---------------
                                       YD

Where:

          TR   =  the Fairway Tranche Rate applicable to such Tranche Period;

          TNI = the portion of the Fairway Facility Net Investment allocated to such Tranche Period and such Fairway Tranche Rate;

          AD   =  the actual number of days during such Tranche Period; and

          YD   =  either (i) if the Fairway Tranche Rate is the Fairway CP Rate
                  or the Fairway Eurodollar Rate, 360 or (ii) if the Fairway
                  Tranche Rate is the Fairway Base Rate, 365 or 366, as applicable;

          provided, however, that no provision of the Receivables Transfer Agreement shall require the payment or permit the collection of Fairway Discount in excess of the maximum amount permitted by applicable law; and provided, further, that Fairway Discount shall not be considered paid by any distribution if, at any time, such distribution is rescinded or must be returned for any reason.

          "Fairway Eurodollar Rate" shall mean, with respect to any Eurodollar Tranche funded or maintained by any APA Bank Purchaser in Fairway's Purchaser Group (or any liquidity or credit support provider of Fairway), 1.25% plus a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (i) the rate obtained by dividing (A) the applicable LIBOR Rate by (B) a percentage equal to 100% minus the reserve percentage used for determining the maximum requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Fairway Funding Agent (or the Fairway APA Banks or other liquidity and/or credit support providers) during the related Settlement Period or Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Settlement Period or Tranche Period during which any such percentage shall be applicable) plus (ii) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Fairway Funding Agent for determining the current annual assessment payable by the

Fairway Funding Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

          "Fairway Eurodollar Tranche" shall mean a Tranche as to which Fairway Discount is calculated at the Fairway Eurodollar Rate.

          "Fairway Eurodollar Tranche Period" shall mean, with respect to a Fairway Eurodollar Tranche, following a Fairway Termination Event or in the event Fairway elects not to accept a sale, conveyance, transfer and assignment from the Transferor pursuant to the Receivables Transfer Agreement, or after any other Fairway Purchase but prior to the Termination Date, a period of up to three (3) months requested by the Transferor and agreed to by the Fairway Funding Agent commencing on a Business Day requested by the Transferor and agreed to by the Fairway Funding Agent; provided, however, that if such Fairway Eurodollar Tranche Period would expire on a day which is not a Business Day, such Fairway Eurodollar Trance Period shall expire on the next succeeding Business Day; provided, further, that if such Fairway Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Fairway Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Fairway Eurodollar Tranche Period shall expire on the last Business Day of such month.

          "Fairway Funding Account" means that certain segregated deposit account established by the Fairway Funding Agent established for the purpose of depositing all funds paid by the Transferor or the Servicer to the Fairway Funding Agent on behalf of (a) Fairway and/or (b) the Fairway APA Banks.

          "Fairway Funding Agent" means BMO Nesbitt Burns Corp., in its capacity as funding agent for the benefit of Fairway and the Fairway APA Banks, and any of their respective successors and assigns under the Receivables Transfer Agreement and the Transaction Documents.

          "Fairway Interest" means on any day, the portion of the beneficial interest of Fairway in the Receivables and Related Security, Collections and Proceeds with respect thereto, which beneficial interest shall equal the product of (i) the Percentage Factor on such day multiplied by (ii) the quotient of (A) the Fairway Net Investment on such day divided by (B) the Aggregate Net Investment on such day multiplied by (iii) the Outstanding Balance of all Receivables.

          "Fairway LIBOR" shall mean, with respect to any Eurodollar Tranche funded or maintained by any Purchaser in Fairway's Purchaser Group (or any liquidity or credit support provider of Fairway), the rate at which deposits in dollars are offered to the Fairway Funding Agent (or the Fairway APA Banks or other liquidity and/or credit support providers) in the London interbank market at approximately 11:00 A.M. (London time) two (2) Business Days before the first day of the related Settlement Period or Tranche Period, as the case may be, in an amount approximately equal to the Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Settlement Period or Tranche Period.

          "Fairway Net Investment" shall mean an amount equal to the result of:
(i) the sum of cash amounts paid to the Transferor by Fairway and the Fairway APA Banks for each Incremental Transfer minus (ii) the aggregate amount of Collections received and applied by the Fairway Funding Agent to reduce such Fairway Net Investment pursuant to Section 2.5, 2.6 or 2.9 of the Receivables Transfer Agreement; provided that the Fairway Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if, at any time, the distribution of such Collections is rescinded or must otherwise be returned for any reason.

          "Fairway Purchase" shall mean any assignment by Fairway to the Fairway APA Banks of all or a portion of its right, title and interest in and to the Transferred Assets pursuant to the Fairway Asset Purchase Agreement.

          "Fairway Purchase Limit" means, at any time, the lesser of (i) the amount set forth on Schedule III attached to the Receivables Transfer Agreement and (ii) the aggregate of Commitments of all then existing Fairway APA Bank Purchasers with respect to the Receivables Transfer Agreement (after giving effect to any such Fairway APA Banks whose Commitment expires and is not renewed on any Fairway Commitment Expiry Date); provided, however, that at all times on and after the Termination Date, the "Fairway Purchase Limit" means the aggregate outstanding Fairway Net Investment.

          "Fairway Termination Event" means the providers of Fairway's program liquidity and/or letter of credit facilities shall have given notice that a commercial paper "stop issuance" event, if any, has occurred under their respective agreements with Fairway.

          "Fairway Tranche Rate" means (i) for any Fairway CP Tranche and any Fairway CP Tranche Period prior to the occurrence of a Fairway Termination Event, the Fairway CP Rate, (ii) for any Fairway Eurodollar Tranche and any Fairway Eurodollar Tranche Period following the occurrence of a Fairway Termination Event or any other Fairway Purchase but prior to Termination Date, the Fairway Eurodollar Rate and (iii) for any Fairway BR Tranche and any Fairway BR Tranche Period, the Fairway Base Rate. Notwithstanding anything in the immediately preceding sentence to the contrary the "Fairway Tranche Rate" for any Tranche funded or maintained by any Purchasers in the Fairway Purchaser Group on and after the occurrence of any Termination Event or the Termination Date shall be the Fairway Base Rate plus 2.00%.

          "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 A.M. (New York time) on such day on such transactions received by the applicable Funding Agent from three (3) Federal funds brokers of recognized standing selected by the applicable Funding Agent in its sole discretion.

          "Fee Letter" shall mean each letter agreement, between TMN, the Transferor, the Administrative Agent and each applicable Funding Agent, respectively, for the benefit of the Initial Purchasers and the APA Bank Purchasers within such Funding Agent's Purchaser Group with respect to the fees to be paid by the Transferor under the Transaction Documents in each case, as amended, supplemented or otherwise modified and in effect from time to time.

          "Finance Charges" shall mean, with respect to a Contract, any finance, interest, late or similar charges owing by an Eligible Restaurant pursuant to such Contract.

          "Funding Account" shall have the meaning set forth in Section 2.10 of the Receivables Transfer Agreement.

          "Funding Agent" shall mean each of the PARCO Funding Agent and the Fairway Funding Agent. Except where the context otherwise requires, any reference to the "Funding Agents" shall be deemed a reference to each Funding Agent.

          "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of the Receivables Transfer Agreement.

          "Incremental Transfer" shall have the meaning specified in subsection 2.2(a) of the Receivables Transfer Agreement.

          "iDine" shall mean iDine Restaurant Group Inc., and its successors and permitted assigns.

          "Indebtedness" shall mean, with respect to any Person, such Person's
(i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a guaranty.

          "Indemnified Amounts" shall have the meaning specified in Section 7.1 of the Receivables Transfer Agreement.

          "Indemnified Parties" shall have the meaning specified in Section 7.1 of the Receivables Transfer Agreement.

          "Initial Purchaser Termination Event" shall mean a Fairway Termination Event or a PARCO Termination Event, as applicable.

          "Initial Purchasers" shall mean PARCO and Fairway.

          "Insurance Proceeds" shall mean any amounts paid pursuant to any insurance policies covering any Restaurant with respect to its Contract other than proceeds of such insurance policies used to purchase replacement property in accordance with the Restaurant Guidelines.

          "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

          "LIBOR Rate" shall mean the Fairway LIBOR and/or the PARCO LIBOR Rate, as applicable.

          "License" shall mean the licenses granted to the Administrative Agent (for the benefit of the Purchasers), the Back-up Servicer and the Successor Servicer pursuant to Section 6.10 of the Receivables Transfer Agreement and the Trademark License Agreement.

          "Lock-Box Account" shall mean an account maintained by the Transferor at a Lock-Box Bank for the purpose of receiving Collections from Receivables.

          "Lock-Box Agreement" shall mean an agreement between the Transferor and a Lock-Box Bank in substantially the form of Exhibit D to the Receivables Transfer Agreement.

          "Lock-Box Bank" shall mean each of the banks set forth in Exhibit C to the Receivables Transfer Agreement, and such banks as may be added thereto or deleted therefrom pursuant to Section 2.8 of the Receivables Transfer Agreement.

          "Manager" shall mean Global Securitization Services, LLC, a Delaware limited liability company.

          "Mark" shall mean those trademarks and tradenames identified in Exhibit A to the Trademark License Agreement.

          "Master License Agreement" shall mean the Master License Agreement, dated as of December 30, 1999, by and among the Transferor, TMN, iDine and Service Company.

          "Master License Termination Agreement" shall mean the Termination Agreement, dated as of December 30, 1999, by and among TNI Funding, TMN, iDine and Service Company.

          "Material Adverse Effect" shall mean any event or condition which would have a material adverse effect on (i) the collectibility of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Transferor, TMN or any other Seller, (iii) the ability of the Transferor, TMN or any other Seller to perform its respective obligations under the Transaction Documents to which it is a party and (iv) the interests of the Administrative Agent, any Funding Agent, any Initial Purchaser or any APA Bank Purchaser under the Transaction Documents.

          "Maximum Percentage Factor" shall mean 100%.

          "Meals" shall mean food and beverages.

          "Member Agreements" shall mean all of the agreements executed by Members in connection with the Registered Card Program or Private Label Program, as applicable, in which Members either register or use their Members' Credit Card Accounts with a Restaurant and the Originator, a Seller or any of its Affiliates and receive Rebates in connection with the food and beverages purchased by such Members at Restaurants.

          "Members" shall mean Persons who are parties to the Member Agreements.

          "Members' Credit Card Accounts" shall mean the Members' Visa, MasterCard, Novus Enterprises and American Express Card accounts which have been specified by the Members as the accounts to be charged when the Members purchase food and beverages at Restaurants utilizing the Registered Card Program or the Private Label Program.

          "Membership Fees" shall mean all membership fees paid by Members pursuant to the Member Agreements in connection with the Registered Card Program or Private Label Program.

          "Memorandum of Confirmation" shall mean the Memorandum of Confirmation, dated as of May 17, 2001, made by the Transferor to the Administrative Agent for the benefit of the Initial Purchasers and the APA Bank Purchasers.

          "Moody's" shall mean Moody's Investors Service, Inc., and its successors and assigns.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, TMN, any other Seller or any ERISA Affiliate of the Transferor, TMN or any other Seller on behalf of its employees.

          "Net Investment" shall mean either of the PARCO Facility Net Investment or the Fairway Net Investment.

          "Net Receivables Balance" shall mean, at any time, the Outstanding Balance of the Eligible Receivables at such time, as reduced by the aggregate Outstanding Balance of all Eligible Receivables which are Defaulted Receivables; provided that Arrear Sales and Membership Fees shall not be included for the purposes of calculating the Net Receivables Balance.

          "Non-Defaulting PARCO APA Bank" shall have the meaning assigned to "Non-Defaulting APA Bank" in subsection 2.2(b) of the Asset Purchase Agreement.

          "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Original Closing Date" shall mean December 30, 1999.

          "Originator" shall mean Signature Card, Inc., an Indiana corporation.

          "Originator Receivables Purchase Agreement" shall mean that certain Asset Purchase Agreement, dated as of March 17, 1999, by and among the Originator, as a seller thereunder, and TMN, as purchaser thereunder, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

          "Other Transferor" shall mean any Person, other than the Transferor, that has entered into a receivables purchase agreement, receivables transfer agreement, loan agreement or funding agreement with PARCO or Fairway, as the case may be.

          "Outstanding Balance" shall mean, with respect to any Receivable at any time, the then outstanding principal amount thereof representing Dollars advanced by the Originator, a Seller or its Affiliates to a Restaurant, excluding any accrued and outstanding Finance Charges related thereto.

          "PARCO" shall mean the Park Avenue Receivables Corporation, a Delaware corporation, and its successors and assigns.

          "PARCO Administrative Agent" shall mean The Chase Manhattan Bank, as administrative agent on behalf of PARCO, and its permitted successors and assigns in such capacity.

          "PARCO APA Bank Commitment" shall mean, with respect to any or all PARCO APA Banks, the amount set forth on Schedule III attached to the Receivables Transfer Agreement equal at all times to 100% of the PARCO APA Banks' Pro Rata Share of the Facility Limit, as the same may be reduced from time to time in accordance with Section 2.5 or subsection 5.5(c) of the PARCO Asset Purchase Agreement; provided that at all times the PARCO APA Bank Commitment shall equal the Fairway APA Bank Commitment.

          "PARCO APA Bank Interest" shall have the meaning assigned to "APA Bank Interest" in the PARCO Asset Purchase Agreement.

          "PARCO APA Bank Purchase Percentage" shall have the meaning assigned to "APA Bank Purchaser Percentage" in the PARCO Asset Purchase Agreement.

          "PARCO APA Banks" shall mean the Persons listed on Annex I to the PARCO Asset Purchase Agreement (including, without limitation, Chase), and the Persons which from time to time may become a party to the PARCO Asset Purchase Agreement in accordance with Section 5.5(c) thereof.

          "PARCO Asset Purchase Agreement" shall mean that certain Amended and Restated Asset Purchase Agreement, dated as of May 17, 2001, by and among the PARCO Funding Agent, the PARCO APA Banks and PARCO, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

          "PARCO Base Rate" shall mean, a rate per annum equal to the greater of
(i) the prime rate of interest announced by the PARCO Funding Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the PARCO Funding Agent) and (ii) the sum of (A) 1.50% and (B) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the PARCO Funding Agent from three (3) Federal funds brokers of recognized standing selected by it.

          "PARCO BR Tranche" shall mean a Tranche as to which PARCO Discount is calculated at the PARCO Base Rate.

          "PARCO BR Tranche Period" shall mean, with respect to a PARCO BR Tranche after a PARCO Termination Event or in the event PARCO elects not to accept a sale, conveyance, transfer and assignment from the Transferor pursuant to the Receivables Transfer Agreement or after any other PARCO Purchase, a period of one (1) day. If such PARCO BR Tranche Period would end on a day which is not a Business Day, such PARCO BR Tranche Period shall end on the next succeeding Business Day.

          "PARCO Commitment Expiry Date" shall mean the earliest to occur of (i) the date on which all amounts due and owing to PARCO and the PARCO APA Banks under the Receivables Transfer Agreement and the other Transaction Documents have been indefeasibly paid in full (as certified by the PARCO Funding Agent) and the PARCO APA Bank Commitments have been reduced to zero pursuant to Section
2.5 of the PARCO Asset Purchase Agreement and (ii) May 16, 2002 (as may be extended for an additional 364 days from time to time in writing by PARCO, the PARCO Funding Agent and the PARCO APA Banks).

          "PARCO CP Rate" shall mean, with respect to any PARCO CP Tranche Period, the rate equivalent to the weighted average of (i) the weighted average of the discount rates on all of PARCO's Commercial Paper issued at a discount and outstanding during the related PARCO CP Tranche Period, converted to an annual yield-equivalent rate on the basis of a 360-day year, which rates shall include dealer fees and commissions and (ii) the weighted average of the annual interest rates payable on all interest-bearing PARCO Commercial Paper outstanding during the related PARCO CP Tranche Period, on the basis of a 360-day year, which rates shall include dealer fees and commissions; provided, that to the extent that the Facility is funded by a specific issuance of PARCO's Commercial Paper, the "PARCO CP Rate" shall equal the rate or weighted average of the rates applicable to such issuance.

          "PARCO CP Tranche" shall mean a Tranche as to which PARCO Discount is calculated at the PARCO CP Rate.

          "PARCO CP Tranche Period" shall mean, with respect to a PARCO CP Tranche, a Settlement Period.

          "PARCO Discount" means, with respect to any Tranche Period pertaining to PARCO or the PARCO APA Banks:

                                 (TR x TNI x AD)
                                 ---------------
                                       YD

Where:

          TR  = the PARCO Tranche Rate applicable to such Tranche Period;

          TNI = the portion of the PARCO Facility Net Investment allocated to such Tranche Period;

          AD  = the actual number of days during such Tranche Period; and

          YD  = either (i) if the PARCO Tranche Rate is the PARCO CP Rate or the
                PARCO Eurodollar Rate, 360 or (ii) if the PARCO Tranche Rate is the PARCO Base Rate, 365 or 366, as applicable;

provided, however, that no provision of the Receivables Transfer Agreement shall require the payment or permit the collection of PARCO Discount in excess of the maximum amount permitted by applicable law; and provided, further, that PARCO Discount shall not be considered paid by any distribution if, at any time, such distribution is rescinded or must be returned for any reason.

          "PARCO Eurodollar Rate" shall mean, with respect to any PARCO Eurodollar Tranche Period, a rate which is 1.25% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (i) the rate obtained by dividing (A) the applicable PARCO LIBOR Rate by (B) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the PARCO Funding Agent during such PARCO Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such PARCO Eurodollar Tranche Period during which any such percentage shall be applicable) plus (ii) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the PARCO Funding Agent for determining the current annual assessment payable by the PARCO Funding Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

          "PARCO Eurodollar Tranche" shall mean a Tranche as to which PARCO Discount is calculated at the PARCO Eurodollar Rate.

          "PARCO Eurodollar Tranche Period" shall mean, with respect to a PARCO Eurodollar Tranche, following a PARCO Termination Event or in the event PARCO elects not to accept a sale, conveyance, transfer and assignment from the Transferor pursuant to the Receivables Transfer Agreement, or after any other PARCO Purchase but prior to the Termination Date, a period of up to three (3) months requested by the Transferor and agreed to by the PARCO Funding Agent commencing on a Business Day requested by the Transferor and agreed to by the PARCO Funding Agent; provided, however, that if such PARCO Eurodollar Tranche Period would expire on a day which is not a Business Day, such PARCO Eurodollar Tranche Period shall expire on the next succeeding Business Day; provided, further, that if such PARCO Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such PARCO Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such PARCO Eurodollar Tranche Period shall expire on the last Business Day of such month.

          "PARCO Facility Interest" shall mean, on any day, the portion of the beneficial interest of PARCO and/or the PARCO APA Banks in the Receivables and Related Security, Collections and Proceeds with respect thereto, which beneficial interest shall equal the product of (i) the Percentage Factor on such day multiplied by (ii) the quotient of (A) the PARCO Facility Net Investment on such day divided by (B) the Aggregate Net Investment on such day multiplied by
(iii) the Outstanding Balance of all Receivables.

          "PARCO Facility Net Investment" shall mean an amount equal to the result of: (i) the sum of cash amounts paid to the Transferor by PARCO and/or the PARCO APA Banks for each Incremental Transfer minus (ii) the aggregate amount of Collections received and applied by the PARCO Funding Agent to reduce such PARCO Facility Net Investment pursuant to Section 2.5, 2.6 or 2.9 of the Receivables Transfer Agreement; provided that the PARCO Facility Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if, at any time, the distribution of such Collections is rescinded or must otherwise be returned for any reason.

          "PARCO Funding Agent" shall mean Chase, in its capacity as funding agent for the benefit of PARCO and the PARCO APA Banks, and any successor and assigns thereto.

          "PARCO Insolvency Event" shall mean the occurrence of any one or more of the following: (i) any proceeding shall have been instituted by PARCO seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (ii) any proceeding of the type described in the foregoing clause (i) shall be instituted against PARCO and shall have remained undismissed for a period of sixty (60) consecutive days, or an order granting relief requested in any such proceeding shall be entered.

          "PARCO Interest" shall have the meaning specified in the PARCO Asset Purchase Agreement.

          "PARCO LIBOR Rate" shall mean, with respect to any PARCO Eurodollar Tranche Period, the rate at which deposits in dollars are offered to the PARCO Funding Agent, in the London interbank market at approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such PARCO Eurodollar Tranche Period in an amount approximately equal to the PARCO Eurodollar Tranche to which the PARCO Eurodollar Rate is to apply and for a period of time approximately equal to the applicable PARCO Eurodollar Tranche Period.

          "PARCO Net Investment" shall have the meaning specified in the PARCO Asset Purchase Agreement.

          "PARCO Purchase" shall mean any assignment by PARCO to the PARCO APA Banks of all or a portion of its right, title and interest in and to the Transferred Assets pursuant to Section 2.1 of the PARCO Asset Purchase Agreement.

          "PARCO Purchase Amount" shall have the meaning assigned to "Purchase Amount" in the PARCO Asset Purchase Agreement.

          "PARCO Purchase Date" shall have the meaning assigned to "Purchase Date" in the PARCO Asset Purchase Agreement.

          "PARCO Purchase Limit" means, at any time, the amount set forth on
Schedule III attached to the Receivables Transfer Agreement; provided, however, that at all times on and after the Termination Date, the "PARCO Purchase Limit" means the aggregate outstanding PARCO Facility Net Investment, as reduced pursuant to the terms of the PARCO Asset Purchase Agreement.

          "PARCO Purchase Percentage" shall have the meaning assigned to "Purchase Percentage" in the PARCO Asset Purchase Agreement.

          "PARCO Purchase Price" shall have the meaning assigned to "Purchase Price" in the PARCO Asset Purchase Agreement.

          "PARCO Purchase Price Deficit" shall have the meaning specified in subsection 2.2(b) of the PARCO Asset Purchase Agreement.

          "PARCO Sale Notice" shall have the meaning assigned to the term "Sale Notice" in the PARCO Asset Purchase Agreement.

          "PARCO Termination Event" means the providers of PARCO's program liquidity and/or letter of credit facilities shall have given notice that an event of default has occurred and is continuing under their respective agreements with PARCO.

          "PARCO Tranche Rate" means (i) for any PARCO CP Tranche and any PARCO CP Tranche Period prior to the occurrence of a PARCO Termination Event, the PARCO CP Rate, (ii) for any PARCO Eurodollar Tranche and any PARCO Eurodollar Tranche Period following the occurrence of a PARCO Termination Event or any other PARCO Purchase but prior to a Termination Date, the PARCO Eurodollar Rate and (iii) for any PARCO BR Tranche and any PARCO BR Tranche Period following a Termination Date, the occurrence of a PARCO Termination Event or any other PARCO Purchase, the PARCO Base Rate. Notwithstanding anything in the immediately preceding sentence to the contrary the "PARCO Tranche Rate" for any Tranche funded or maintained by any Purchasers in the PARCO Purchaser Group on and after the occurrence of any Termination Event or the Termination Date shall be the PARCO Base Rate plus 2.00%.

          "PARCO Transfer Supplement" shall have the meaning specified in subsection 5.5(c) of the PARCO Asset Purchase Agreement.

          "Participant" shall have the meaning specified in subsection 5.5(b) of the PARCO Asset Purchase Agreement.

          "Pay-Off Letters" shall mean, collectively, (i) that certain Pay-Off Letter, dated December 30, 1999, between TMN and Chase, evidencing the termination of the Credit Agreement and the payment in full of all of TMN's obligations thereunder, and (ii) that certain Termination Agreement, dated as of December 30, 1999, by and among TMN, iDine, Service Company, TNI Funding, TNI, Chase, as trustee and collateral agent and each of the noteholders under the TNI Securitization Facility, evidencing the termination of the TNI Securitization Facility and the payment in full of all of TNI's obligations thereunder.

          "Percentage Factor" shall mean the fraction (expressed as a percentage) computed on any date of determination as follows: (i) the result of
(a)(1) the Aggregate Net Investment minus (2) all amounts deposited into the Funding Accounts by the Transferor or the Servicer pursuant to the first sentence of Section 2.6 of the Receivables Transfer Agreement that have not been applied by the applicable Purchasers in reduction of the Aggregate Net Investment, divided by (b) the Advance Rate, divided by
(ii) the sum of (a) the Net Receivables Balance on such date plus (b) the amount on deposit in the RTR Funding Account.

          The Percentage Factor shall be calculated by the Servicer on the day of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Servicer shall recompute the Percentage Factor at the time of each Incremental Purchase pursuant to Section 2.2(a) of the Receivables Transfer Agreement and as of the close of business on each Business Day and report such recomputations to the Administrative Agent and each Funding Agent in the Weekly Report, Settlement Report and as otherwise requested by the Administrative Agent or any Funding Agent. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising, any Incremental Transfer made pursuant to such subsection 2.2(a) or any reinvestment Transfer made pursuant to subsection 2.2(b) and 2.5 of the Receivables Transfer Agreement during any period between computations of the Percentage Factor. The Percentage Factor shall remain constant at 100% at all times on and after the Termination Date until such time as the applicable Funding Agent, on behalf of each Initial Purchaser and each APA Bank Purchaser, shall have received the Aggregate Unpaids, in cash, at which time the Percentage Factor shall be recomputed in accordance with Section 2.6 of the Receivables Transfer Agreement.

          "Permitted Encumbrance" means any of the following:

     (i) liens, charges or other encumbrances for taxes and assessments which are not yet due and payable;

     (ii) liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Transferor and/or a Seller shall at any time in good faith be prosecuting an appeal or proceeding for a review and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

     (iii) liens, charges or other encumbrances or priority claims incidental to the conduct of business or the ownership of properties and assets (including mechanics', carriers', repairers', warehousemen's and statutory landlords' liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith by appropriate actions or proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

     (iv) liens, charges or encumbrances in favor of the Administrative Agent, any Initial Purchaser, any APA Bank Purchaser or any Funding Agent in each case arising in connection with the transactions contemplated by the Receivables Transfer Agreement; and

     (v) imperfections in title not material in amount and which, individually or in the aggregate, do not materially interfere with the rights hereunder of the Administrative Agent, any Initial Purchaser, any APA Bank Purchaser or any Funding Agent in the Receivables.

          "Permitted Investments" shall mean any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least P-1 and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least P-1 and "A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by Moody's and S&P (b) demand or time deposits in any depositary institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least P-1 and "A-1", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least P-1 and "A-1", respectively; (e) repurchase agreements involving any of the Permitted Investments described in clauses (a)(i), (a)(iii) and (d) of this definition so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least P-1 and "A-1", respectively; and (f) any other investment permitted by each of the Funding Agent, Moody's and S&P.

          "Person" shall mean any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

          "Placement Agent" shall mean Chase Securities Inc.

          "Potential Termination Event" shall mean an event which but for the lapse of time or the giving of notice, or both, would unavoidably constitute a Termination Event.

          "Private Label Program" shall mean a program operated by TMN or any other Seller pursuant to which Members receive Rebates in connection with food and beverage purchases at Restaurants by using their Transmedia Card in accordance with the terms of the related Member Agreements.

          "Proceeds" shall mean "proceeds" as defined in Section 9-306(1) of the Relevant UCC.

          "Processing Fee" shall mean the amount charged by Credit Card Processors to which a receipt related to the purchase of food and beverages at Restaurants by Members is sent for processing.

          "Program Fee" shall have the meaning specified in the applicable Fee Letter.

          "Pro Rata Share" shall mean, on any date of determination with respect to any APA Bank Purchaser, the ratio (expressed as a percentage) of such APA Bank Purchaser's Commitment to the Aggregate Commitment; provided, that on any date after the Termination Date the Pro Rata Share of any APA Bank Purchaser shall be such APA Bank Purchaser's Pro Rata Share on the Termination Date.

          "Purchase Discount" shall mean, on any Business Day on which Receivables are sold by a Seller to the Transferor pursuant to the Receivables Purchase Agreement, an amount, calculated in good faith by the Transferor, equal to 0.015.

          "Purchase Limit" shall mean each of the PARCO Purchase Limit and the Fairway Purchase Limit.

          "Purchase Price" shall (i) with respect to the Receivables Purchase Agreement, have the meaning set forth in Section 3.1 of the Receivables Purchase Agreement, and (ii) with respect to the PARCO Asset Purchase Agreement, have the meaning given such term therein.

          "Purchase Price Deficit" shall have the meaning specified in subsection 2.2(b) of the PARCO Asset Purchase Agreement.

          "Purchase Termination Date" shall have the meaning specified in
Section 8.1 of the Receivables Purchase Agreement.

          "Purchased Receivables" shall have the meaning specified in subsection 3.2(a) of the Receivables Purchase Agreement.

          "Purchaser" shall mean any Initial Purchaser and/or APA Bank Purchaser, as applicable.

          "Purchaser Group" means for each Initial Purchaser, such Initial Purchaser, its related APA Bank Purchasers and its Funding Agent.

          "Rating Agency" shall mean Moody's, S&P and any other nationally recognized statistical rating organization from which a rating for the Commercial Paper was requested by PARCO and is currently in effect.

          "Rating Confirmation" shall mean, with respect to any action, that each Rating Agency shall have notified the Transferor, the Servicer and the applicable Funding Agent in writing that such action will not result in a reduction, qualification or withdrawal of the rating of the Facility or the then current rating of the Commercial Paper or any other debt securities, rated at the request of the Initial Purchasers, by each such Rating Agency.

          "Rebate" shall mean the cash rebate or mileage or other credits to which Members are entitled under the Member Agreements.

          "Receivable" shall mean (a) all outstanding rights to receive and indebtedness (including, but not limited to, Arrear Sales) owed to a Seller by a Restaurant under a Contract which was sold by the Originator to TMN pursuant to the Originator Receivables Purchase Agreement, sold by TNI to TMN pursuant to the Receivables Sale Agreement, or originated or acquired by a Seller or its Affiliates under the Registered Card Program or Private Label Program, and, in either case, subsequently sold by a Seller to the Transferor pursuant to the Receivables Purchase Agreement, whether constituting an account, chattel paper, instruments, investment property or general intangible, including, without limitation, all (i) rights to receive Meals or Credits in respect thereof under the Registered Card Program or Private Label Program purchased by the Originator, TNI, a Seller or any Affiliate thereof from any Restaurant pursuant to any Contract, (ii) rights of the Originator, TNI, a Seller or any Affiliate thereof to, in and under any Contract with a Restaurant, and (iii) rights of the Originator, TNI, a Seller or any Affiliate thereof whether now existing or hereafter arising, to recover payments from a Restaurant's account in connection with the purchase of Meals by any Member at such Restaurant and (b) all Membership Fees owed by a Member to a Seller and sold by a Seller to the Transferor pursuant to the Receivables Purchase Agreement.

          Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.9 of the Receivables Transfer Agreement (and the Funding Agent on behalf of each Purchaser in such Funding Agent's Purchaser Group, has received such amounts relating to such deemed collection), it shall no longer constitute a Receivable under the Receivables Transfer Agreement.

          "Receivables Purchase Agreement" shall mean the First Amended and Restated Receivables Purchase Agreement, dated as of May 17, 2001, by and among TMN, iDine and Service Company, each as sellers, and the Transferor, as purchaser, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

          "Receivables Sale Agreement" shall mean the Receivables Sale Agreement, dated as of December 30, 1999, by and among TNI, as a seller, and TMN, as purchaser, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

          "Receivables Transfer Agreement" shall mean the First Amended and Restated Receivables Transfer Agreement, dated as of May 17, 2001, by and among the Transferor, TMN, individually and as servicer, the Back-up Servicer, the Successor Servicer, PARCO, the PARCO APA Banks, the PARCO Funding Agent, Fairway, the Fairway Funding Agent, and the Fairway APA Banks, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

          "Recipient" shall have the meaning specified in Section 2.14 of the Receivables Transfer Agreement.

          "Records" shall mean all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Restaurants.

          "Registered Card Program" shall mean a program operated by TMN or any other Seller pursuant to which Members receive Rebates in connection with food and beverage purchases at Restaurants by registering or using their Members' Credit Card Accounts in accordance with terms of the Member Agreements.

          "Related Security" shall mean, with respect to any Receivable, all of a Seller's and Transferor's right, title and interest in, to and under:

          (a) all other accounts, contract rights, chattel paper, instruments, Records, general intangibles and other obligations of any Restaurant with respect to any Receivable or related Contract, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and the right to payment of any Receivables, Credits or other obligations of a Restaurant, Member or from any Members' Credit Card Accounts with respect to any of the foregoing;

          (b) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by a Restaurant describing any collateral securing such Receivable;

          (c) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

          (d) (i) in the case of the Transferor, all rights and remedies of TMN under the Originator Receivables Purchase Agreement with respect to the Receivables, together with all financing statements filed by TMN against the Originator in connection therewith and (ii) in the case of the Administrative Agent for the benefit of the Initial Purchasers and the APA Bank Purchasers, all rights and remedies of the Transferor under the Receivables Purchase Agreement, together with all financing statements filed by the Transferor against the Seller in connection therewith; and

          (e)  all Proceeds of any of the foregoing.

          "Relevant UCC" shall mean, with respect to any State, the Uniform Commercial Code as from time to time in effect in such State.

          "Required Participants" shall mean PARCO, the PARCO APA Banks, Fairway and the Fairway APA Banks having Pro Rata Shares in the aggregate equal to 100% or, if the Commitments have been terminated, having a Net Investment equal to 100% of the Aggregate Net Investment; provided that the Commitment of any Defaulting PARCO APA Bank or any Defaulting Fairway APA Bank that has not paid all amounts due and owing by it in respect of Purchases it was obligated to make shall not be included in the Commitments for purposes of this definition.

          "Requirements of Law" shall mean, as to any Person, the organizational documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Official Body, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" shall mean, with respect to any Person, the Chairman, the President, the Controller, any Vice President, the Secretary, the Treasurer, or any other officer of such Person customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Restaurant" shall mean, with respect to any Contract, the Person or Persons obligated to provide Credits or make payments with respect to such Contract, including any guarantor thereof.

          "Restaurant Guidelines" shall mean the Sellers' and the Servicer's policies and procedures relating to the operation of its business, including, without limitation, the policies and procedures for determining charge-offs, the purchase of Credits from Restaurants and the terms relating to the maintenance of Restaurant accounts and collection of Receivables, as set forth on Exhibit B attached to the Receivables Transfer Agreement and as in effect on the Original Closing Date.

          "RTR Funding Account" shall mean the account, established by the Administrative Agent, for the benefit of the Initial Purchasers and the APA Bank Purchasers pursuant to subsection 2.12(b) of the Receivables Transfer Agreement.

          "Scheduled Commitment Termination Date" shall mean May 16, 2002 (as may be extended for an additional 364 days from time to time in writing by the Administrative Agent, the Initial Purchasers, and the APA Banks).

          "Section 7.2 Costs" shall have the meaning specified in subsection 7.2(c) of the Receivables Transfer Agreement.

          "Sellers" shall mean TMN, iDine and Service Company, and each of their successors and permitted assigns.

          "Service Company" shall mean Transmedia Service Company Inc., and its successors and permitted assigns.

          "Servicer" shall mean, at any time, the Person then authorized pursuant to Section 6.1 of the Receivables Transfer Agreement to service, administer and collect Receivables.

          "Servicer Default" shall have the meaning specified in Section 6.4 of the Receivables Transfer Agreement.

          "Servicing Fee" shall mean the fees payable by the Transferor to the Servicer in an amount equal to the Servicing Fee Percentage multiplied by the amount of the aggregate Outstanding Balance of the Receivables. Such fee shall accrue from the date of the initial purchase of an interest by the Initial Purchasers and APA Bank Purchasers, as applicable, in the Receivables to the later of the Termination Date or the date on which the Percentage Factor is reduced to zero. On or prior to the Termination Date, and provided that no Potential Termination Event shall have occurred and be continuing, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5 of the Receivables Transfer Agreement. After the Termination Date or during the continuation of a Potential Termination Event, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.6 of the Receivables Transfer Agreement.

          "Servicing Fee Percentage" shall mean 7.5% per annum.

          "Settlement Date" shall mean the tenth day of each calendar month (beginning in July 2001) immediately succeeding a Settlement Period or, if such day is not a Business Day, the next succeeding Business Day.

          "Settlement Period" shall mean (i) with respect to the initial Settlement Period, the period of days from and including the Amendment Effective Date to and including June 30, 2001 and (ii) with respect to each Settlement Period thereafter, the period of days from and including the first day of a calendar month to and including the last day of such calendar month.

          "Settlement Report" shall mean a report, in substantially the form attached to the Receivables Transfer Agreement as Exhibit E or in such other form as is mutually agreed to by the Transferor, the Administrative Agent and each Funding Agent, delivered by the Servicer to the Administrative Agent and each Funding Agent pursuant to Section 2.11 of the Receivables Transfer Agreement.

          "Settlement Report Date" shall mean the Business Day of each calendar month that is two Business Days prior to the Settlement Date of such calendar month.

          "Special Restaurant" shall mean, at any time, each Designated Restaurant specified by the Administrative Agent (with the consent or at the direction of each Funding Agent) as a Special Restaurant; provided, however, that any Special Restaurant shall cease to be a Special Restaurant upon written notice to TMN, the Transferor, the Initial Purchasers, the APA Bank Purchasers, the Funding Agents and the Rating Agencies from the Administrative Agent (with the consent or at the direction of each Funding Agent), delivered at any time.

          "Special Restaurant Concentration Factor" shall mean, on any day, a percentage specified by the Administrative Agent (with the consent or at the direction of each Funding Agent) in a written notice to TMN, the Transferor, the Initial Purchasers, the APA Bank Purchasers and the Rating Agencies.

          "Standard & Poor's" or "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

          "Start-up Restaurant" shall mean any newly opened Restaurant which has operated for less than six months.

          "Structuring Fee" shall have the meaning specified in the applicable Fee Letter.

          "Subsidiary" of a Person shall mean any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

          "Successor Servicer" shall mean Chase, and its permitted successors and assigns in such capacity.

          "Successor Servicer Fee" shall mean initially with respect to any Settlement Period, $1,000.00 or the pro rata portion thereof if such Settlement Period is less than a full calendar month, or such amount as may be agreed upon from time to time by TMN and the Successor Servicer with the consent of the Funding Agents.

          "Successor Servicer's Account" shall mean an account designated by the Successor Servicer to the Servicer into which the Successor Servicer Fee shall be deposited.

          "Taxes" shall have the meaning specified in subsection 7.3(a) of the Receivables Transfer Agreement.

          "Termination Date" shall mean the earliest of (i) the Business Day designated by the Transferor to the Initial Purchasers as the Termination Date at any time following the later of (A) repayment in full of the Aggregate Net Investment then outstanding or (B) thirty (30) days' written notice by the Transferor to the Initial Purchasers, (ii) the day upon which a Termination Date is declared or automatically occurs relating to a Termination Event or Potential Termination Event pursuant to subsection 8.2(a) of the Receivables Transfer Agreement, (iii) two (2) Business Days prior to the PARCO Commitment Expiry Date or the Fairway Commitment Expiry Date, or (iv) the Purchase Termination Date.

          "Termination Event" shall mean an event described in Section 8.1 of the Receivables Transfer Agreement.

          "TMN" shall mean Transmedia Network Inc., a Delaware corporation, and its successors and permitted assigns.

          "TMNI" shall mean TMNI International Incorporated, a Delaware corporation.

          "TNI" shall mean TNI Funding Company I, LLC, a Delaware limited liability company.

          "TNI Funding" shall mean TNI Funding I, Inc., a Delaware corporation.

          "Trademark Assignments" shall mean collectively (i) the Trademark Assignment, dated as of December 30, 1999, by TMN in favor of the Transferor,
(ii) the Trademark Assignment, dated as of December 30, 1999, by TNI Funding in favor of Service Company and (iii) the Trademark Assignment, dated as of December 30, 1999, by Service Company in favor of the Transferor.

          "Trademark License Agreement" shall mean the Amended and Restated Trademark License Agreement, dated as of May 17, 2001, by and among the Transferor, the Administrative Agent, the Successor Servicer and the Back-up Servicer, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

          "Trademark Security Interest Release" shall mean the Security Interest Release, dated as of December 30, 1999, by TNI and Chase in favor of TNI Funding.

          "Tranche" shall mean with respect to any Purchaser and/or Purchaser Group a portion of the Aggregate Net Investment allocated to a Tranche Period pursuant to Section 2.3 of the Receivables Transfer Agreement.

          "Tranche Period" shall mean a CP Tranche Period, a BR Tranche Period or a Eurodollar Tranche Period.

          "Tranche Rate" shall mean the applicable PARCO Tranche Rate and/or the Fairway Tranche Rate, as applicable; provided that after a Termination Event the Tranche Rate shall equal the applicable Base Rate plus 2%.

          "Transaction Costs" shall have the meaning specified in subsection 7.4(a) of the Receivables Transfer Agreement.

          "Transaction Documents" shall mean, collectively, the Receivables Sale Agreement, the Receivables Transfer Agreement, the Receivables Purchase Agreement, the Originator Receivables Purchase Agreement, the PARCO Asset Purchase Agreement, the Fee Letters, the Lock-Box Agreements and all of the other instruments, documents, certificates and other agreements executed and delivered by a Seller, TNI, the Transferor or the Originator in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Transfer" shall mean a conveyance, transfer and assignment by the Transferor to the Administrative Agent on behalf of the Initial Purchasers, the PARCO APA Banks or the Fairway APA Banks of an undivided percentage ownership interest in Receivables, together with Related Security, Collections and Proceeds with respect thereto, pursuant to, and in accordance with, the Receivables Transfer Agreement (including, without limitation, as a result of any reinvestment of Collections in Transferred Interests pursuant to subsection 2.2(b) and 2.5 of the Receivables Transfer Agreement).

          "Transfer Certificate" shall have the meaning specified in subsection 2.2(a) of the Receivables Transfer Agreement.

          "Transfer Date" shall mean, with respect to each Transfer, the Business Day on which such Transfer is made.

          "Transfer Price" shall mean, with respect to any Incremental Transfer, the amount paid to the Transferor by each Initial Purchaser, the PARCO APA Banks or the Fairway APA Banks, as applicable, as described in the applicable Transfer Certificate. The Transfer Price for any Transfer shall be equal to the product of (i) the Net Receivables Balance of Receivables transferred in any Incremental Transfer, times (ii) the Advance Rate.

          "Transferor" shall mean RTR Funding LLC, a Delaware limited liability company, and its successors and permitted assigns.

          "Transferor Subordinated Obligation" shall mean any payment obligation or other liability designated as such in the Receivables Transfer Agreement, each of which payment obligations and other liabilities shall (i) be subordinated and subject to the prior payment in full of all Transferor Unsubordinated Obligations then due, (ii) be made solely from funds available to the Transferor that are not required to be applied to Transferor Unsubordinated Obligations then due and (iii) not constitute a general recourse claim against the Transferor, but only a claim against the Transferor to the extent of funds available to the Transferor after satisfying all Transferor Unsubordinated Obligations then due.

          "Transferor Unsubordinated Obligations" shall mean all payment obligations and other liabilities of the Transferor under the Receivables Transfer Agreement that are not designated as Transferor Subordinated Obligations.

          "Transferred Interest" shall mean, on any date of determination, an undivided percentage ownership interest of the Initial Purchasers and/or the APA Bank Purchasers, as applicable, in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable,
(iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Administrative Agent, on behalf of the Initial Purchasers and/or the APA Bank Purchasers, as applicable, shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that, in each case, the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

          "Transferred Receivables" shall have the meaning specified in subsection 3.2(a) of the Receivables Purchase Agreement.

          "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code as the same may be enacted and in effect in such jurisdiction from time to time.

          "Unaccrued PARCO Discount" shall have the meaning given to the term "Unaccrued Discount" in the PARCO Asset Purchase Agreement.

          "U.S." or "United States" means the United States of America and its territories.

          "Weekly Net Sales" shall mean an amount equal to (a) the total gross sales for a Weekly Settlement Period, exclusive of Arrear Sales, minus (b) the aggregate amount of Rebates for such Weekly Settlement Period.

          "Weekly Report" shall mean a report, in substantially the form attached to the Receivables Transfer Agreement as Exhibit F or in such other form as is mutually agreed to by the Transferor, the Administrative Agent and each Funding Agent, delivered by the Servicer to the Administrative Agent pursuant to Section 2.11 of the Receivables Transfer Agreement.

          "Weekly Settlement Period" shall mean the period of days from and including the Sunday of any calendar week to and including the Saturday of the same calendar week.

          "Weekly Settlement Report Date" shall mean each Tuesday of each calendar week or, if such day is not a Business Day, the next succeeding Business Day.

                                                                      Schedule I

                                  Advance Rate

Advance Rate                                                       Advance Ratio
------------                                                       -------------

     62%                                                                1.06

     64%                                                                1.10

     66%                                                                1.15

     68%                                                                1.19

     70%                                                                1.24

     72%                                                                1.29

     74%                                                                1.33

     76%                                                                1.38

     78%                                                                1.44

     80%                                                                1.49

     82%                                                                1.54

     84%                                                                1.67

     86%                                                                1.83

     88%                                                                2.04

     90%                                                                2.11

The percentage constituting the "Advance Rate" is to be calculated as follows:

(i)  Calculate the "Advance Ratio" (as defined in Annex X hereto).

(ii) Identify between which of the two figures listed in the second column of the grid set forth above the Advance Ratio calculated in (i) falls. For the purposes of the formula set forth in (iii) below, (a) the higher of the two figures will be "X" and the lower of the two figures will be "Y" and (b) the Advance Rate percentage in the first column of the grid corresponding to "X" will be "A" and the Advance Rate percentage in the first column of the grid corresponding to "Y" will be "B".

(iii)(a) Subtract the Advance Ratio in (i) from X ("R")
     (b) Subtract Y from X ("S")
     (c) Divide R by S ("T")
     (d) Multiply T by 0.02 ("U")
     (e) Subtract U from A
     (f) The difference between U and A equals the applicable "Advance Rate"

                                      SI-1